SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             -------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------

                         CARCO AUTO LOAN MASTER TRUST
           (In which the Certificates evidence undivided interests)
                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                  (Depositor into the Trust described herein)
            (Exact name of registrant as specified in its charter)

         DELAWARE                 6146                       38-3523542
          (State of       (Primary Standard Industrial      (I.R.S. Employer
       Incorporation)      Classification Code Number)     Identification No.)

                              27777 Franklin Road
                          Southfield, Michigan 48034
                                (248) 948-3031
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                        CHRISTOPHER A. TARAVELLA, ESQ.
                       Chrysler Financial Company L.L.C.
                              27777 Franklin Road
                          Southfield, Michigan 48034
                                (248) 948-3060
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             -------------------

                                  Copies to:
                            RENWICK D. MARTIN, ESQ.
                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048
                                (212) 839-5300

       Approximate date of commencement of proposed sale to the public:
              From time to time after this Registration Statement
             becomes effective as determined by market conditions.
                             -------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. | |

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                              CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                         Proposed Maximum      Proposed Maximum       Amount of
            Title of each class of                    Amount to be     Offering Price Per      Aggregate Offering     Registration
         securities to be registered                   registered           Unit(1)                Price (1)             Fee
Asset Backed Certificates.......................      $1,000,000             100%              $501,000,000(2)             (3)
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Includes $500,000,000 of unissued Asset Backed Certificates registered under Registration Statement No. 333-38873 (on which U.S. Auto Receivables Company is the registrant).

(3) Includes the filing fee of $151,515 paid in connection with the $500,000,000 of Asset Backed Certificates referred to in footnote (2). $278 is being paid herewith in respect of $1,000,000 of Asset Backed Certificates.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included herein is a combined Prospectus which also relates to $500,000,000 of unissued Asset Backed Certificates registered under Registration Statement No. 333-38873 and this Registration Statement constitutes Post-Effective Amendment No. 1 to such Registration Statement.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration becomes effective. This prospectus and the accompanying prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




                   Subject to completion dated May 25, 2000

                                                                [Single class]

DAIMLERCHRYSLER

                                                         Prospectus Supplement
                                                         ---------------------
                                          To Prospectus dated          , 200[ ]

                                     $[ ]
                         CARCO AUTO LOAN MASTER TRUST
   [Floating Rate][ %] Auto Loan Asset Backed Certificates, Series [200_-_],
                                  due , 200 .

               DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, Seller

                 CHRYSLER FINANCIAL COMPANY, L.L.C., Servicer




Before you decide to invest in the Series [200_-_] certificates, please read this prospectus supplement and the prospectus, especially the risk on factors beginning on page [ ] this prospectus supplement and page [ ] of the prospectus.

The Series [200_-_] certificates are interests in the trust only and do not represent interests in or obligations of DaimlerChrysler AG, DaimlerChrysler Wholesale receivables LLC, Chrysler Financial Company L.L.C. or any of their affiliates.

General:

o The trust assets include wholesale receivables generated from time to time in a portfolio of revolving financing arrangements with automobile dealers to finance their automobile and light duty truck inventory. The trust's main source of funds for making payments on the Series [200_-_] certificates is collections on the receivables.

o [Interest on the series [200_-_] certificates will accrue at the rate of [ ]% per annum.] [Interest on the Series [200_-_] certificates will accrue at the rate of [ ]% per annum [above] [below] [times] [ ] [subject to certain limitations.] Interest will be payable on the [ ] of each [month] [quarter] [other], unless the [ ] is not a business day, in which case the payment will be made on the following business day. The first payment will be on [ ], 200[ ].

o Principal of the Series [200_-_] certificates is expected to be paid on [ ], 200[ ].

o The seller's interest in the trust will be subordinated to the rights of the holders of the Series [200_-_] certificates to the limited extent described in this prospectus supplement. [Describe other Enhancement, if any, and any additional subordination of the seller's interest, if applicable.]

     [The underwriters will purchase the Series [200_-_] certificates. The underwriter will offer the Series [200_-_] certificates from time to time to the public at varying prices. The underwriter will pay to the seller [ ]% of the principal amount of the Series [200_-_] certificates, plus accrued interest from [ ], 200[ ]. The seller's expenses of the offering are estimated to be $[ ].]

                                                                                                                   Proceeds to the
                            Original Principal Amount      Price to Public(1)          Underwriting Discount        Seller(1)(2)
Per Certificate...........  $                                       %                            %                        $
Total.....................  $                          $                            $                            $


(1)  Plus accrued interest, if any, at the Certificate Rate from [    ], 200[ ].
(2)  Before deducting expenses, estimated to be $[    ].


     We expect that delivery of the Series [200_-_] certificates will be made in book-entry form only through the facilities of The Depository Trust Company[, Clearstream Banking, societe anonyme or the Euroclear System] on or about [ ], 200[ ].

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series [200_-_] certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        --------------------------------------------------------------
                               [Underwriter(s)]
        --------------------------------------------------------------

             The date of this prospectus supplement is    , 200 .

-------------------------------------------------------------------------------
               READING THE PROSPECTUS AND PROSPECTUS SUPPLEMENT
-------------------------------------------------------------------------------


     We provide information on the offered securities in two documents that offer varying levels of detail:

     1. Prospectus - provides general information, some of which may not apply to the offered securities.

     2. Prospectus Supplement - provides a summary of the specific terms of the offered securities.

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date at the bottom of the front page of this document.

     We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [ ] in this document and on page [ ] in the prospectus to locate the referenced sections.

     The Index of Principal Terms on page S-[ ] in this prospectus supplement lists the pages where capitalized terms used in this prospectus supplement are defined. The Index of Principal Terms on page [ ] in the prospectus lists the pages where capitalized terms used in the prospectus are defined.

LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

        (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

        (B) if the person making such offer or solicitation is not qualified to do so; or

        (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

                 Section                     Page

  READING THE PROSPECTUS AND PROSPECTUS
    SUPPLEMENT                                  S-3
  SUMMARY OF SERIES TERMS                       S-6
  o        PARTIES                              S-6
  o        TITLE OF SECURITIES                  S-6
  o        INVESTED AMOUNT                      S-6
  o        SERIES ISSUANCE DATE                 S-6
  o        SERIES CUT-OFF DATE                  S-6
  o        TERMS OF THE CERTIFICATES            S-6
  o        LEGAL FINAL                          S-7
  o        REVOLVING PERIOD                     S-7
  o        ACCUMULATION PERIOD                  S-7
  o        CONTROLLED AMORTIZATION PERIOD       S-7
  o        REINVESTMENT PERIOD                  S-7
  o        EXCLUDED SERIES; PREFUNDED PERIOD    S-7
  o        EARLY AMORTIZATION PERIOD            S-8
  o        CREDIT ENHANCEMENT                   S-8
  o        YIELD SUPPLEMENT ACCOUNT             S-8
  o        EXCESS PRINCIPAL COLLECTIONS         S-9
  o        EXCESS SERVICING                     S-9
  o        SERVICING FEE RATE                   S-9
  o        OPTIONAL REPURCHASE                  S-9
  o        OTHER SERIES OF CERTIFICATES         S-9
  o        ERISA CONSIDERATIONS                 S-9
  o        TAX STATUS                           S-9
  o        CERTIFICATE RATINGS                 S-10
  RISK FACTORS                                 S-11
  o        THE TIMING OF PRINCIPAL PAYMENTS
           MAY NOT BE AS EXPECTED              S-11
  o        INTEREST RATES ON THE SERIES
           [2000_-_] CERTIFICATES MAY BE
           LOWER THAN EXPECTED                 S-12
  o        CREDIT ENHANCEMENT IS LIMITED
           AND MAY BE REDUCED                  S-13
  o        THE TRUST IS DEPENDENT ON CFC
           AND DAIMLERCHRYSLER                 S-13
  USE OF PROCEEDS                              S-13
  THE DEALER FLOORPLAN FINANCING BUSINESS      S-14
  THE ACCOUNTS                                 S-15
  CFC'S PERFORMANCE HISTORY                    S-16
  o        LOSS EXPERIENCE                     S-16
  o        AGING EXPERIENCE                    S-17
  o        GEOGRAPHIC DISTRIBUTION             S-18
  MATURITY AND PRINCIPAL PAYMENT
    CONSIDERATIONS                             S-18
  SERIES PROVISIONS                            S-21
  o        GENERAL                             S-21
  o        INTEREST                            S-21
  o        PRINCIPAL                           S-23
  o        EXCESS FUNDING ACCOUNT              S-25
  o        ALLOCATION PERCENTAGES              S-26
  o        PRINCIPAL COLLECTIONS FOR ALL
           SERIES                              S-28
  o        ALLOCATION OF COLLECTIONS;
           LIMITED SUBORDINATION OF SELLER'S
           INTEREST                            S-29
  o        DEFICIENCY AMOUNT                   S-30
  o        AVAILABLE SUBORDINATED AMOUNT       S-31
  o        DISTRIBUTIONS FROM THE
           COLLECTION ACCOUNT[; RESERVE FUND];
           [YIELD SUPPLEMENT ACCOUNT]; [OTHER
           ENHANCEMENT]                        S-34
  o        PRINCIPAL COLLECTIONS               S-38
  o        REQUIRED PARTICIPATION PERCENTAGE   S-40
  o        [PRINCIPAL FUNDING ACCOUNT]         S-40
  o        [PREFUNDING ACCOUNT]                S-41
  o        [OTHER ENHANCEMENT]                 S-41
  o        DISTRIBUTIONS                       S-41
  o        OPTIONAL REPURCHASE                 S-43
  o        INVESTOR CHARGE-OFFS                S-43
  o        [REINVESTMENT EVENTS]               S-43
  o        EARLY AMORTIZATION EVENTS           S-45
  o        TERMINATION                         S-48
  o        REPORTS                             S-48
  UNDERWRITING                                 S-50
  LEGAL MATTERS                                S-50
  INDEX OF PRINCIPAL TERMS                     S-51
  OTHER SERIES OF INVESTOR CERTIFICATES         A-1

-------------------------------------------------------------------------------
                            SUMMARY OF SERIES TERMS
-------------------------------------------------------------------------------

     This summary highlights selected information from this prospectus supplement and may not contain all the information that you need to consider in making an investment decision. It provides general, simplified descriptions of matters that are highly complex. You should carefully read this document and the accompanying prospectus. You will find a detailed description of the terms of the Series [200_-_] certificates following this summary and in the prospectus.

                                    PARTIES

         Party                 Description
   Issuer            o    CARCO Auto Loan
                          Master Trust (the "trust")

   Seller            o    DaimlerChrysler Wholesale
                          Receivables LLC ("DCWR"), an
                          indirectly owned subsidiary of
                          Chrysler Financial Company
                          L.L.C. ("CFC").

                     o    DCWR's executive offices are
                          located at 27777 Franklin Road,
                          Southfield, Michigan 48034-8286,
                          and its telephone number is
                          (248) 948-3031.

   Servicer          o    CFC, a wholly owned subsidiary of
                          DaimlerChrysler Corporation
                          ("DaimlerChrysler").

   Trustee           o    The Bank of New York.


                              TITLE OF SECURITIES

     [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [200_-_] (the "Series [200_-_] certificates").

                                INVESTED AMOUNT

     The total principal amount of the Series [200_-_] certificates invested in receivables on the date they are issued is expected to be $[ ]. This invested amount is subject to decreases and increases as described in this prospectus supplement under the caption "Series Provisions -- Allocation Percentages".

                             SERIES ISSUANCE DATE

     [      ], 200[ ].

                              SERIES CUT-OFF DATE

     [      ], 200[ ].

                           TERMS OF THE CERTIFICATES

Interest Payment Dates

     o Interest will be payable on the [ ] of each [month] [quarter] [other], unless the [ ] is not a business day, in which case the payment will be made on the following business day (each, a ["distribution date"] ["interest payment date"]). The first payment will be on [ ], 200[ ].

Per Annum Interest [Rate] [Rates]

     o [ ]. [[ ]] [above] [below] [times[ ] or, if lower, the assets receivables rate described herein.] [Interest will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.] [Interest will be calculated on the basis of a 360-day year of twelve 30-day months.]

Interest Periods

     o Each period from and including a [distribution date] [interest payment date] to but excluding the day prior to the following [distribution date][interest payment date], except that the first interest period will be [ ] days.]

Principal Payments

     o We expect to pay the principal of the Series [200_-_] certificates in full on [ ], 200[ ], (the "Series [200_-_] Expected Payment Date").

     o However, under some circumstances we may pay principal earlier or later or in reduced amounts. See "Maturity and Principal Payment Considerations" in this prospectus supplement.

                                  LEGAL FINAL

     We will be obligated to pay the outstanding principal amount of the Series [200_-_] certificates, to the extent not previously paid, by [ ], 200[ ].

                               REVOLVING PERIOD

     During the revolving period, we will not pay principal on the Series [2000_-_] certificates or accumulate principal for that purpose. The revolving period will begin at the close of business on the Series Cut-Off Date and end when the [accumulation period] [controlled amortization period] begins. The revolving period will also end if an early amortization period that is not terminated begins.

                             [ACCUMULATION PERIOD

     We will accumulate principal for the Series [200_-_] certificates during an accumulation period of between one and _____ months long unless an Early Amortization Period that is not terminated begins before the start of the Accumulation Period. See "Series Provisions -- Principal" in this prospectus supplement.]

                        [CONTROLLED AMORTIZATION PERIOD

     The Series [200_-_] certificates will have a controlled amortization period of between one and ____ months long unless an early termination period that is not terminated begins before the start of the controlled amortization period. We expect to make payments of principal on the Series [200_-_] certificates on each distribution date during that period. See "Series Provisions -- Principal" in this prospectus supplement.].

     [Reinvestment Period]

      If a reinvestment event occurs, the Series [200_-_] certificates will have a reinvestment period. Under some circumstances, the revolving period may recommence if the seller takes certain actions. See "Series Provisions -- Reinvestment Events".]

                      [EXCLUDED SERIES; PREFUNDED PERIOD

     During the prefunded period, the Series [200_-_] certificates will be an Excluded Series and its initial invested amount will be kept in a prefunding account. The prefunded period will not go beyond _________. As funds are accumulated in an account for the related Paired Series, we will release an equal amount of funds to the seller. Until the Paired Series is paid in full, no collections on the receivables will be paid on the Series [200_-_] certificates. During the prefunded period, interest on the Series [200_-_] certificates will be paid out of net investment earnings from funds in the prefunded account [and funds in a yield supplement account]. We will not pay principal on the Series [200_-_] certificates until the Paired Series has been paid in full. See "Series Provisions -- Excluded Series; Prefunded Period" in this prospectus supplement.]

                           EARLY AMORTIZATION PERIOD

     If an early amortization event occurs and is not cured, you will begin to receive payments of principal. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" in the prospectus and "Series Provisions -- Early Amortization Events" in this prospectus supplement for a description of the events that might cause an Early Amortization Period to start and, in certain cases, terminate.

                              CREDIT ENHANCEMENT

Subordination of the Seller's Interest

     o The seller's interest in the trust will be subordinated to the rights of the Series [200_-_] certificateholders to the extent described in this prospectus supplement. Collections on the receivables otherwise allocable to the seller may be used to pay interest on the Series [200_-_] certificates and certain other amounts, but only to the extent of the Available Subordinated Amount.

     o The "Available Subordinated Amount" will initially be $[ ] but is subject to reduction from time to time. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest" in this prospectus supplement for more information about the Available Subordinated Amount.

[Reserve Fund

     o On the Series Issuance Date, the seller will deposit $[ ] into the reserve fund for the Series [200_-_] Certificates. The reserve fund required amount for any distribution date will equal [ ]% of the outstanding principal balance of the Series [200_-_] certificates for such distribution date (after giving effect to any change therein on such distribution date). Amounts on deposit in the reserve fund will be available to pay monthly interest, the monthly servicing fee and investor default amounts and, on the final payment date, carry-over amounts.]

[Other Enhancement]

     o The trust will have the benefit of a [letter of credit] [interest rate swap] [currency swap] [cash collateral account] [guaranty] [surety bond] [insurance policy] [spread account] [other enhancement] [issued by [ ]] for the benefit of the Series [200_-_] certificateholders as described herein. [Describe subordination of another series, if applicable.] See "Series Provisions -- Distributions from the Collection Account; Reserve Fund; [Yield Supplement Account]; Other Enhancement" herein].

                           [YIELD SUPPLEMENT ACCOUNT

     On the Series Issuance Date, the seller will deposit $[ ] in the yield supplement account for the Series [200_-_] certificates. The yield supplement account required amount for any distribution date will equal [ ]% of the outstanding principal balance of the Series [200_-_] certificates for such distribution date (after giving effect to any change therein on such distribution date).

     Amounts on deposit in the yield supplement account will be available to pay carry-over amounts.]

                         EXCESS PRINCIPAL COLLECTIONS

     Principal collections allocable to other series, to the extent not needed to make payments in respect of such other series, will be applied to make principal payments in respect of the Series [200_-_] certificates and of other series of certificates entitled thereto.

                               [EXCESS SERVICING

     All interest collections otherwise allocable to any series with respect to any distribution date, to the extent such collections are not needed to make payments to or deposits for the benefit of certificateholders of such series or to restore the credit enhancement for such series, will be applied to cover shortfalls with respect to interest payments and certain other amounts due to or for the benefit of the holders of the Series 1999-1 certificates, the Series 1999-4 certificates, the Series [200_-_] certificates, the Series [ ] certificates and each Series of certificates issued after the Series [200_-_] certificates that is designated by the seller to share such collections.]

                              SERVICING FEE RATE

     [ ]% [per month] [per annum] [(on a [ ] day basis)], or less if the servicer waives any portion of the monthly servicing fee on any date.

                              OPTIONAL REPURCHASE

     The Series [200_-_] certificateholders' interest in the trust is subject to optional repurchase by the servicer on any distribution date after the invested amount for the Series [200_- ] certificates is reduced to $[ ] or less.

                         OTHER SERIES OF CERTIFICATES

     The trust has previously issued and may issue additional series of certificates. A summary of series currently outstanding is contained in "Annex I -- Other Series of Investor Certificates" at the end of this prospectus supplement.

                             ERISA CONSIDERATIONS

     [It is expected that the Series [200_-_] certificates will be eligible for purchase by employee benefit plans. However, plans contemplating the purchase of Series [200_-_] certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the prospectus.] [Other.]

                                  TAX STATUS

     In the opinion of Tax Counsel, the Series [200_-_] certificates will properly be characterized as indebtedness of the seller that is secured by the receivables and any other trust assets allocable to the Series [200_-_] certificates. Each Series [200_-_] certificateholder, by the acceptance of a certificate, will agree to treat the Series [200_-_] certificates as indebtedness of the seller for federal, state and local income and franchise tax purposes and Michigan single business tax purposes.

                              CERTIFICATE RATINGS

     The trust will issue the Series [200_-_] certificates only if they are rated at the time of issuance in the highest long-term rating category by at least one nationally recognized rating agency.

------------------------------------------------------------------------------
                                 RISK FACTORS
------------------------------------------------------------------------------

     The Timing of Principal Payments May Not be as Expected. Several factors will have an effect on the amount and timing of principal payments on the Series [200_-_] certificates. Some of those factors are described below.

Dependence on Other Series'         o   [The shorter the accumulation period
Allocated Principal                     the greater the chance that payment in
Collections May Result in               full of the Series [200_-_]
Late Payment of Series                  certificates by the Series [200_-_]
[200_-_] Certificate                    Expected Payment Date will depend on
Principal:                              principal collections from other
                                        series.] A series from which principal
                                        collections are expected to be
                                        available to make payments on the
                                        Series [200_-_] certificates may enter
                                        an early amortization period [or
                                        reinvestment period] after [ ] [the [
                                        ] distribution date] [the accumulation
                                        period commencement date]. Principal
                                        collections from such series generally
                                        will not be available to pay principal
                                        of the Series [200_-_] certificates.
                                        As a result, [the final payment of
                                        principal of your Series [200_-_]
                                        certificates may be later than the
                                        Series [200_-_] Expected Payment Date]
                                        [the amount distributed in respect of
                                        principal of the Series [200_-_]
                                        certificates on any distribution date
                                        during the controlled amortization
                                        period may be less than the amount we
                                        expect to pay]. [Also, no amounts will
                                        be paid in respect of principal of the
                                        Series [200_-_] certificates until the
                                        invested amount of the Paired Series
                                        has been paid in full.] On written
                                        request, the seller will give Series
                                        [200_-_] certificateholders disclosure
                                        documents relating to the other
                                        outstanding series. Those documents
                                        describe the events which could result
                                        in the start of an early amortization
                                        period for those series.]

Early Amortization of Series        o   A significant decline in the amount of
[200_-_] May Result in                  receivables enerated could cause an
Early, Late and/or Reduced              early amortization of your
Payment of Series [200_-_]              certificates. Such a reduction would
Certificate Principal:                  initially be covered by deposits of
                                        collections to the excess funding
                                        account. If the balance of the
                                        receivables is not maintained at a
                                        specified level, CFC must designate
                                        additional accounts, the receivables
                                        of which will be sold to the seller.
                                        The seller will be required to
                                        transfer those receivables to the
                                        trust. If additional accounts are not
                                        designated by CFC when required, an
                                        early amortization period will begin
                                        and you will begin to receive
                                        principal payments. In certain cases,
                                        however, the resulting early
                                        amortization period may end and you
                                        will stop receiving principal
                                        payments.

Certain bankruptcy events of        o   If a bankruptcy event relating to CFC,
CFC, the seller or                      the seller or DaimlerChrysler occurred,
DaimlerChrysler may result              an early amortization event would
in late payment of Principal:           occur. In that case additional
                                        receivables would not be transferred
                                        to the trust and principal payments on
                                        the Series [200_-_] certificates would
                                        not be limited to the scheduled
                                        amount.

See "The Dealer Floorplan Financing Business" in the prospectus and "Maturity and Principal Payment Considerations" and "Series Provisions -- Early Amortization Events" in this prospectus supplement for more information about the timing of payments on the Series [200_-_] certificates.

     [Interest Rates on the Series [200_-_] Certificates May be Lower than Expected. The receivables generally bear interest at the prime rates of certain banks plus a margin, while the certificate rate is based on [_____]. Several factors will have an effect on the interest rates of the Series [200_-_] certificates. Some of those factors are described below.

The certificate rate is             o   The "Assets Receivables Rate" is based
limited by the Assets                   on the interest rates on the
Receivables Rate:                       receivables and investment earnings on
                                        amounts on deposit in certain trust
                                        bank accounts. If (a) the certificate
                                        rate based on [_____] exceeds (b) the
                                        Assets Receivables Rate, the
                                        certificate rate will be the Assets
                                        Receivables Rate.

The trust may not be able to        o   The certificate rate based on [     ]
make up a deficiency in                 may exceed the Assets Receivables
interest payments if the                Rate as a result of (i) [     ]
certificate rate is higher              exceeding the interest rate on the
than the Assets Receivables             investment earnings on amounts, if any,
Rate:                                   on trust accounts in which principal
                                        collections are held. Any deficiency
                                        in interest payments resulting from
                                        the Assets Receivables Rate being
                                        lower than the Certificate rate based
                                        on [ ] and interest on such deficiency
                                        (a "Carry-over Amount") will be paid
                                        with:

                                        o  any amounts in the yield supplement
                                           account;

                                        o  any funds remaining after all
                                           required distributions and deposits
                                           for the Series [200_-_]
                                           certificates have been made; and

                                        o  on the last distribution date for
                                           Series [200_-_], certain amounts in
                                           the [reserve fund and] Available
                                           Seller's Collections.

We cannot assure that those amounts, if any, will be sufficient to pay Carry-over Amounts. If any Carry-over Amount is outstanding for six distribution dates in a row, an [early amortization event] [reinvestment event] will occur.]

     Credit Enhancement is Limited and May be Reduced. Credit enhancement of the Series [200_-_] certificates will be provided by the subordination of the seller's interest to the extent of the Available Subordinated Amount as described in this prospectus supplement [and by amounts in the reserve fund]. [Describe other subordination of the seller's interest, if applicable.] [Describe any applicable credit enhancements.] The amount of such credit enhancement is limited and will be reduced from time to time. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest" for more information about credit enhancement for the Series [200_-_] certificates.

     The Trust is Dependent on CFC and DaimlerChrysler. The trust is completely dependent upon CFC for the generation of new receivables. The ability of CFC to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by DaimlerChrysler. Several factors will have an effect on such dependence.

------------------------------------------------------------------------------
                                USE OF PROCEEDS
------------------------------------------------------------------------------

     [After making the deposits to the [Reserve Fund] [the Yield Supplement Account] [the Excess Funding Account] described herein, the] [The] net proceeds from the sale of the Series [200_-_] certificates will be [paid to DCWR] [deposited in the Prefunding Account and released to DCWR from time to time as described herein]. DCWR will use such proceeds (together with the subordinated loan from CFC described under "DaimlerChrysler Wholesale Receivables LLC and the trust -- DaimlerChrysler Wholesale Receivables LLC" in the prospectus) to purchase receivables from CFC or to repay certain amounts previously borrowed to purchase receivables. CFC will use the portion of the proceeds paid to it for [general corporate purposes] [other].

------------------------------------------------------------------------------
                    THE DEALER FLOORPLAN FINANCING BUSINESS
------------------------------------------------------------------------------

     Information regarding the dealer floorplan financing business is set forth under "The Dealer Floorplan Financing Business" in the prospectus. Also, the receivables sold to the trust by the seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances made by DaimlerChrysler, directly or as successor to Chrysler, and CFC, directly or as successor to CFC Corp. or CCC, to approximately [ ] domestic motor vehicle dealers.

     o CFC financed [ ]% of the total number of all DaimlerChrysler-franchised dealers as of [ ], 200[ ].

     o CFC has extended credit lines to [ ] DaimlerChrysler-franchised dealers that also operate non-DaimlerChrysler franchises (representing approximately [ ]% of the aggregate credit lines of dealers in the U.S. Wholesale Portfolio as of [ ], 200[ ]) and [ ] non-DaimlerChrysler dealers (representing approximately [ ]% of such aggregate credit lines).

     o As of [ ], 200[ ], the balance of Principal Receivables in the U.S. Wholesale Portfolio was approximately $[ ] billion.

     o CFC currently services the U.S. Wholesale Portfolio through its home office and through a network of [ ] zone offices located throughout the United States.

     o As of [ ], 200[ ], the average credit lines per dealer in the U.S. Wholesale Portfolio for new and used vehicles (which includes Auction Vehicles) were $[ ] million and $[ ] million, respectively, and the average balance of principal receivables per dealer was $[ ] million.

     o As of [ ], 200[ ], the aggregate total receivables balance as a percentage of the aggregate total credit lines was approximately [ ]%.

     The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio.


                                                    Portfolio Percentages by Year
                                                     of Credit Line Origination

                                                          As of [ ], 200[ ]
                                                                                                  Prior to
     200[ ]        1999         1998         1997          1996         1995          1994          1994
      [ ]%         [ ]%         [ ]%         [ ]%          [ ]%         [ ]%          [ ]%          [ ]%


     As of [ ], 200[ ], the weighted average spread over the Prime Rate charged to dealers in the U.S. Wholesale Portfolio was approximately [ ]%.

     Used vehicles (which excludes Auction Vehicles) represented approximately [ ]% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of [ ], 200[ ]. As of [ ], 200[ ], Used vehicles represented approximately [ ]% of the aggregate principal amount of receivables in the trust (including Excluded Receivables).

     The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to finance hold as of the dates indicated. Finance Hold Experience As of December 31,


                                                       Finance Hold Experience

                             As of [ ]                                  As of December 31,

                             200[ ]           1999    1998     1997     1996     1995    1994     1993     1992     1991
     Percentage of
     Dealers                 [ ]%           0.04%    0.9%     2.1%     1.1%     1.8%    1.6%     3.2%     6.8%     9.4%


     The following table provides the number and percentage of dealers in Dealer Trouble Status in the U.S. Wholesale Portfolio as of the dates indicated.


                                                      Dealer Trouble Experience

                                    As of [ ]                                  As of December 31,

                                    200[ ]           1999    1998     1997     1996     1995    1994     1993     1992     1991

           Number of Dealers         [ ]              27      21       24       20       6       12       21       56      100

           Percentage of
           Dealers                   [ ]%            0.9%    0.7%     0.7%     0.6%     0.2%    0.3%     0.6%     1.8%     3.1%



-------------------------------------------------------------------------------
                                 THE ACCOUNTS
-------------------------------------------------------------------------------


     As of [ ], 200[ ], with respect to the Accounts in the trust:

     o there were approximately [ ] Accounts and the Principal Receivables balance was approximately $[ ] billion;

     o the average credit lines per Dealer for new and used vehicles (which include Auction Vehicles) were approximately $[ ]million and $[ ] million, respectively, and the average balance of Principal Receivables per Dealer was approximately $[ ] million; and

     o the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

Unless otherwise indicated, the statistics included in this paragraph, in the table below and under "The Accounts -- General" and " -- Geographic Distribution" with respect to the Accounts and the receivables in the trust gives effect to approximately $[ ] million of principal receivables balances with respect to certain Dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively), that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to certain limitations, are being voluntarily removed by the seller (or the servicer on its behalf) from the trust. A portion of such principal receivables was created after such Dealers entered into such status or were designated by the seller (or the servicer on its behalf) for removal from the trust and, as a result thereof, are owned by CFC and not the trust. Principal Receivables balances created prior to such Dealers entering into such status or being designated for removal from the trust are included in the Principal Receivables balance. See "Description of the Certificates -- Removal of Accounts" in the prospectus for a description of the manner in which an Account can be removed from the trust.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the trust.


                                                    Portfolio Percentages by Year
                                                     of Credit Line Origination

                               As of [ , 200[ ]
                                                                                                  Prior to
      200[ ]       1999          1998         1997         1996          1995         1994          1994

       [ ]%        [ ]%          [ ]%         [ ]%         [ ]%          [ ]%         [ ]%          [ ]%


     As of [ ], 200[ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

------------------------------------------------------------------------------
                           CFC'S PERFORMANCE HISTORY
------------------------------------------------------------------------------

                                LOSS EXPERIENCE

     The following tables set forth the average Principal Receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. We cannot assure you that the loss experience for the receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. Also, the historical experience set forth below reflects financial assistance provided by Chrysler or DaimlerChrysler to DaimlerChrysler-franchised dealers as described under "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler" in the prospectus. If DaimlerChrysler is not able to or elects not to provide such assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Trust's Relationship to DaimlerChrysler and CFC" in the prospectus and "Risk Factors -- The Trust is Dependent on DaimlerChrysler and CFC" in this prospectus supplement.


                                          Loss Experience for the U.S. Wholesale Portfolio
                                                            ($ Millions)
                                      [  ] months Ended
                                            [  ],                           Year Ended December 31,
                                       200[ ]    1999      1999     1998    1997     1996     1995     1994     1993

   Average Principal
      Receivables Balance(1)            $[  ]    $[  ]    $10,430   $9,236  $8,877   $8,825   $8,256   $6,754   $6,271

   Net Losses/(Net Recoveries)(2)       $[  ]    $[  ]   $     (0)  $   11  $    4   $   (0)  $   (1)  $   (1)  $   12

   Net Losses/(Net Recoveries) as
      a Percent of Liquidations          [  ]%    [  ]%    (0.001)%   0.020%  0.007%  (0.000)% (0.002)% (0.003)%  0.035%

   Net Losses/(Net Recoveries) as
      a Percent of Average Principal
      Receivables Balance(3)             [  ]%    [  ]%     (0.00)%    0.12%   0.04%   (0.00)%  (0.01)%  (0.01)%   0.19%


                                                                   Year Ended December 31,
                                           1992         1991          1990         1989          1988         1987

   Average Principal
      Receivables Balance(1)              $5,344        $4,826       $4,726        $4,933       $4,129        $3,787

   Net Losses/(Net Recoveries)(2)         $   26       $    36       $   23        $   13       $    3        $    2

   Net Losses/(Net Recoveries) as
      a Percent of Liquidations            0.098%        0.163%       0.117%        0.060%       0.015%        0.015%

   Net Losses/(Net Recoveries) as
      a Percent of Average Principal
      Receivables Balance(3)                0.49%         0.75%        0.49%         0.26%        0.07%         0.06%


 (1) Average Principal Receivables Balance is the average of the month-end principal balances for the [ ] months ending on the last day of the period, except for the [ ] months ended [ ], 200[ ] and [ ], [ ], which are based on a [ ]-month average.
 (2) Net losses in any period are gross losses less recoveries for such period.
 (3) Percentages for the [  ] months ended [         ], 200[ ] and [     ] are
     expressed on an annualized basis.


                               AGING EXPERIENCE

     The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.


                              Age Distribution for the U.S. Wholesale Portfolio
                 As of
                 [    ]                          As of December 31,
                 200[ ]     1999     1998      1997     1996     1995      1994     1993
   Days
   1-120......   [  ]%     81.7%     81.7%    80.1%     80.4%    82.2%    82.5%     82.4%
   121-180....   [  ]      12.1      11.0     10.8      10.0      9.3     10.1       9.6
   181-270....   [  ]       3.6       4.1      4.2       5.0      3.8      4.0       4.6
   over 270...   [  ]       2.6       3.2      4.9       4.6      4.7      3.4       3.4


                            GEOGRAPHIC DISTRIBUTION

     The following table provides the geographic distribution of the vehicle inventory for all dealers in the trust on the basis of receivables outstanding and the number of dealers generating such portfolio.


                                          Geographic Distribution of Accounts in the trust
                                                          As of [ ], 200[ ]

                                                     Percentage of                                    Percentage of
                               Receivables             Receivables           Total Number of            Number of
                              Outstanding(2)        Outstanding(2)(4)           Dealers(3)            Dealers(3)(4)
                            ----------------        -----------------       ----------------          -------------
   [Texas]..............    $                                     %                                              %
   [California].........
   [New York]...........
   [Florida]............
   [Illinois]...........
   [New Jersey].........
   [Michigan]...........
   [      ].............                                          %                                              %
   Other(1).............
                            ----------------        -----------------       ----------------          -------------
   Total................    $                                     %                                              %
                            ================        =================       ================          =============


 (1)  No other state includes more than 5% of the outstanding receivables.
 (2)  Includes Excluded Receivables.
 (3)  Includes Excluded Dealers.
 (4)  May not add to 100.00% due to rounding.



------------------------------------------------------------------------------
                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS
------------------------------------------------------------------------------

     You will begin receiving principal on your certificates if an Early Amortization Period that is not terminated has commenced. Full amortization of
the Series [200_-_] certificates by the [             ] distribution date (the
"Series [200_-_] Expected Payment Date") depends on, among other things, repayment by Dealers of the receivables and may not occur if Dealer payments are insufficient. Because the receivables generally are paid upon retail sale of the underlying vehicle, the timing of such payments is uncertain. In addition, there is no assurance that CFC will generate additional receivables under the Accounts or that any particular pattern of Dealer payments will occur. [In addition, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [200_-_] certificates in full by the Series [200_-_] Expected Payment Date will be dependent on the reallocation of Principal Collections which are initially allocated to other outstanding series.] If one or more other series from which Principal Collections are expected to be available to be reallocated to the payment of the Series [200_-_] certificates enters into an early amortization period [or reinvestment period] after [ ] [the [ ] distribution date] [the Accumulation Period Commencement Date], Principal Collections allocated to such series generally will not be available to be reallocated to make payments of principal of the Series [200_-_] certificates and [the final payment of principal of the Series [200_-_] certificates may be later than the Series [200_-_] Expected Payment Date] [the amount distributed in respect of principal of the Series [200_-_] certificates on any distribution date during the Controlled Amortization Period may be less than the Controlled Amortization Amount.] [In addition, no amounts will be paid in respect of principal of the Series [200_-_] certificates until the invested amount of the Paired Series has been reduced to zero.]

     Because an Early Amortization Event with respect to the Series [200_-_] certificates may occur and would initiate an Early Amortization Period, the final distribution of principal on the Series [200_-_] certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Series [200_-_] Expected Payment Date. [Several of the events which constitute Reinvestment Events with respect to the Series [200_-_] certificates may constitute early amortization events with respect to other Series. Should such an event occur, holders of certificates of such other series would receive monthly distribution of principal, which distributions would not be limited to any controlled amortization amount, while Certificateholder Principal Collections would be retained in the Principal Funding Account and would not be distributed to Series [200_-_] certificateholders until the Series [200_-_] Expected Payment Date or, if earlier, the first distribution date following the occurrence of an Early Amortization Event.

     The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of seasonal variations in vehicle sales and inventory levels, retail incentive programs provided by vehicle manufacturers and various economic factors affecting vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. As the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical monthly payment rates with respect to the Eligible Accounts may be different than those shown below.


-----------------------------------------------------------------------------------------------------------------------------------

                                      Monthly Payment Rates for the U.S. Wholesale Portfolio

                    [  ] Months Ended                                Year Ended December 31,
                    -----------------     -------------------------------------------------------------------------------------
                    |2000[ ] | [  ] |     |1999|    |1998|    |1997|    |1996|   |1995|    |1994|    |1993|    |1992|     |1991|
                    -----------------     -------------------------------------------------------------------------------------
Highest Month        [  ]%     [  ]%       60.5%    60.8%     57.7%     58.3%     59.1%     59.7%     54.7%     50.6%     49.0%
-------------------------------------------------------------------------------------------------------------------------------
Lowest Month         [  ]      [  ]        44.7%    42.5%     41.1%     43.2%     36.5%     34.2      35.9%     34.4%     30.2%
-------------------------------------------------------------------------------------------------------------------------------
Average of the
 Months
 in the Period       [  ]      [  ]        52.0     50.0      48.2      49.0      45.6      50.3      46.6      41.3      38.2
-------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------
                               SERIES PROVISIONS
----------------------------------------------------------------------------

                                    GENERAL

     The Series [200_-_] certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement relating to the Series [200_-_] certificates (the "Series Supplement"). Beneficial interests in Series [200_-_] certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount. The trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) on request. You should refer to the prospectus for additional information concerning the Series [200_-_] certificates and the Pooling and Servicing Agreement.

                                   INTEREST

     Interest on the principal balance of the Series [200_-_] certificates will accrue at the Certificate Rate and will be payable to the Series [200_-_] certificateholders on each [interest payment date] [distribution date], commencing [ ], 200[ ] [, provided that, during any Early Amortization Period, interest will be distributed to Series [200_-_] certificateholders on each distribution date, commencing on the first distribution date following the occurrence of an Early Amortization Event]. Interest payable on any [interest payment date] [distribution date] will accrue from and including the preceding [interest payment date] [distribution date] to but excluding such [interest payment date] [distribution date] (or, in the case of the first [interest payment date] [distribution date], from and including the Series Issuance Date to but excluding the [ ] [interest payment date] [distribution date]). Each such period is an "Interest Period." Interest will be calculated on a basis of [the actual number of days in each Interest Period divided by [360] [other]] [a 360-day year of twelve 30-day months]. Interest due for any [interest payment date or] distribution date but not paid on such [interest payment date or] distribution date will be due on the next [interest payment date or] distribution date, [as applicable,] together with interest on such amount at the Certificate Rate [calculated on the basis of [ ]], to the extent permitted by applicable law. Interest payments on the Series [200_-_] certificates will generally be derived from Series [200_-_] Certificateholder Interest Collections for a Collection Period, [any withdrawals from the Reserve Fund, [Excess Interest Collections, if any, allocated to Series [200_-_], ] and Investment Proceeds and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount [and any withdrawals from the Yield Supplement Account] [describe other sources.]

     The Certificate Rate for each [Interest Period] [other] will be determined on the [LIBOR Determination Date ] [Adjustment Date] preceding such Interest Period. The "Certificate Rate" will be [ %] [equal to [the lesser of
(a)] the index] [LIBOR] [plus] [minimum] [times] [ ]% [and (b) [except with respect to [the Prefunded Period [other]] the [Assets Receivables Rate for the Related distribution date].

     "Monthly Interest" for any distribution date means the amount of interest accrued in respect of the Series [200_-_] certificates as described above for such distribution date.

     ["LIBOR" with respect to any Interest Period will be established by the Calculation Agent and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such Interest Period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month. If, however, such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Period immediately preceding such Interest Period. The "Calculation Agent" will be the trustee.

     [Describe Index and define Adjustment Date.]

     [If the Certificate Rate for a distribution date [other than a distribution date [with respect to the Prefunded Period] [other]] calculated on the basis of [the Index] [LIBOR] as described above is greater than the Assets Receivable Rate, then the Certificate Rate for such distribution date will be the Assets Receivables Rate.]

     [The "Assets Receivables Rate" for any [Interest Period][period from one distribution date to the immediately succeeding distribution date] shall equal [the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Certificateholder Interest Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less the Monthly Servicing Fee with respect to such immediately preceding Collection Period] and [(B) the Investment Proceeds to be applied on the distribution date related to such period [and (C) Excess Interest Collections allocated to Series [2000_-_] with respect to such period] and (ii) the denominator of which is [the sum of (A)] the product of (I) the Floating Allocation Percentage, (II) the Series Allocation Percentage and (III) the average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, [(B) the principal balance on deposit in the Excess Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] and [(C) the principal balance on deposit in the Principal Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day)] [other].

     If the Certificate Rate for any distribution date is based on the Assets Receivables Rate, the excess of (a) the amount of interest on the Series [200_-_] certificates that would have accrued in respect of the related [Interest Period][period from one distribution date to the immediately succeeding distribution date] had interest been calculated based on [LIBOR][the Index], over (b) the amount of interest on the Series [200_-_] certificates actually accrued in respect of such Interest Period based on the Assets Receivables Rate (such excess, together with the unpaid portion of any such excess from prior distribution dates (and interest accrued thereon calculated on the basis of [LIBOR][the Index]), is referred to as the "Carry-over Amount"), will be paid on such distribution date from amounts on deposit in the Yield Supplement Account and, if such amounts are depleted, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series [200_-_] certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Monthly Interest, the Monthly Servicing Fee[, the Reserve Fund Deposit Amount] and the Investor Default Amount as described below under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account" [Other Enhancement]. In addition, any Carry-over Amount outstanding on the Final Payment Date, after making the distributions described in the preceding sentence, will be paid on the Final Payment Date from (i) certain amounts on deposit in the Reserve Fund (to the extent such amounts would otherwise be available to the seller) and (ii) Available Seller's Collections on deposit in the Collection Account (to the extent such amounts would otherwise be available to the seller) as described under "Distributions from the Collection Account; [Reserve Fund]; Yield Supplement Account][Other Enhancement]". The rating of the Series [200_-_] certificates does not address the likelihood of payment of any Carry-over Amount.]

                                   PRINCIPAL

     In general, no principal payments will be made to the Series [200_-_] certificateholders until the Series [200_-_] [Expected Payment Date] [Principal Commencement Date] or, upon the commencement of an Early Amortization Period that is not terminated as described herein, until the first Special Payment Date. Notwithstanding the occurrence of an Early Amortization Event, however, no principal payments will be made to the Series [200_-_] certificateholders during the Prefunded Period.] On each distribution date with respect to the Revolving Period, collections of Principal Receivables allocable to the interest of the Series [200_-_] certificateholders in the Trust Assets (the "Series [200_-_] Certificateholders' Interest") that are not required to be deposited to the Excess Funding Account, subject to certain limitations, will either be

     o allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any such Series or which provides for excess funding accounts or similar arrangements or

     o if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the seller to maintain the Series [200_-_] Certificateholders' Interest or held as Unallocated Principal Collections.

See "Allocation Percentages -- Principal Collections for all Series" and "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account][; Other Enhancement] -- Principal Collections".

     The "Revolving Period" will be the period beginning at the close of business on the Series Cut-Off Date and terminating on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (b) the close of business on the day an Early Amortization Period commences. The Revolving Period, however, may recommence in certain circumstances upon the termination of an Early Amortization Period. See "Early Amortization Events".

     [Unless an Early Amortization Period [or Reinvestment Period] that is not terminated as described herein shall have commenced, the Series [200_-_] certificates will have an Accumulation Period of one, two, three, four or five month(s) long as described in the following paragraph.

     On the [ ] distribution date and each distribution date thereafter that occurs prior to the Accumulation Period Commencement Date, the servicer shall calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each such date as the lesser of (i) the number of full Collection Periods between such distribution date and the Series [200_-_] Expected Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than five, of (a) one divided by the lowest Monthly Payment Rate on the receivables during the last [ ] months and (b) a fraction, the numerator of which is the sum of (x) the Invested Amount as of such distribution date (after giving effect to all changes therein on such date) and (y) the invested amounts of all other series [(excluding certain series)] currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the Series [200_-_] Expected Payment Date and the denominator of which is the sum of the Invested Amount and the invested amounts as of such distribution date (after giving effect to all changes therein on such date) of all other outstanding series [(excluding certain series)] which are expected to be outstanding on the Series [200_-_] Expected Payment Date.

     The Accumulation Period Commencement Date (which will be the first day of a Collection Period) will occur when the number of full Collection Periods remaining until the Series [200_-_] Expected Payment Date first equals the Accumulation Period Length as calculated above. If the Accumulation Period Length is one month, two months, three months, four months or five months in length, the "Accumulation Period Commencement Date" shall be the first day of the [ ] Collection Period, the [ ] Collection Period, the [ ] Collection Period, the [ ] Collection Period, or the [ ] Collection Period, respectively. In addition, if at any time after the [ ] distribution date, any other outstanding series [(excluding certain series)] shall have entered into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding series shall have entered into its early amortization period and (ii) the Accumulation Period Commencement Date as previously determined. See "Annex I -- Other Series of Investor Certificates".

     The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period.]

     Unless and until an Early Amortization Period [or Reinvestment Period] that is not terminated as described herein shall have occurred and until the outstanding principal balance of the Series [200_-_] certificates is paid in full, on each distribution date with respect to the [Accumulation Period][Controlled Amortization Period], collections of Principal Receivables allocable to the Series [200_-_] Certificateholders' Interest plus certain other amounts comprising Monthly Principal will no longer be paid for the benefit of another series or to the seller as described above but instead an amount thereof up to the [Controlled Deposit Amount][Controlled Distribution Amount] for each such distribution date will be [deposited in the Principal Funding Account][distributed to the Series [200_-_] certificateholders. [The funds deposited in the Principal Funding Account and any amounts in the Excess Funding Account will be used to pay the outstanding principal balance of the Series [200_-_] certificates on the Series [200_-_] Expected Payment Date. If on such date the sum of the Principal Funding Account Balance and any such amounts in the Excess Funding Account is less than the outstanding principal balance of the Series [200_-_] certificates, the Early Amortization Period will commence and on each Special Payment Date the Series [200_-_] certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Series [200_-_] certificates has been paid in full or the Termination Date has occurred. Even if the sum of the Principal Funding Account Balance and any such amounts in the Excess Funding Account on the Series [200_-_] Expected Payment Date is insufficient to pay the outstanding principal balance of the Series [200_-_] certificates in full, such balances will be distributed to the Series [200_-_] certificateholders at such time.] [Notwithstanding the foregoing, no payments of principal will be made in respect of the Series [200_-_] certificates during the Prefunded Period.]

     We expect that the final principal payment with respect to the Series [200_-_] certificates will be made on the Series [200_-_] Expected Payment Date. However, principal of the Series [200_-_] certificates may be paid earlier or, depending on the actual payment rate on the receivables, later, as described under "Risk Factors -- Early Amortization of Series [200_-_] May Result in Early, Late and/or Reduced Payment of Series [200_-_] Principal" herein and "Risk Factors -- The Timing of Payments on the Receivables Will Determine Whether Principal Will Be Paid on the Certificates When Intended" in the prospectus.

                            EXCESS FUNDING ACCOUNT

     Unless and until an Early Amortization Event [or Reinvestment Event] shall have occurred, the Excess Funded Amount will be maintained in the Excess Funding Account established with the trustee. The Excess Funded Amount will initially equal the excess of the initial principal balance of the Series [200_-_] certificates, if any, over the Initial Invested Amount. Funds on deposit in the Excess Funding Account will be invested by the trustee at the direction of the servicer generally in Eligible Investments. Such investments must mature on or prior to the next distribution date.

     Funds on deposit in the Excess Funding Account will be withdrawn and paid to the seller or allocated to one or more series which are in amortization, early amortization or accumulation periods to the extent of any increases in the Invested Amount as a result of the addition of receivables to the trust, a reduction in the Seller's Interest, or a reduction in the invested amount of any other series. Additional amounts will be deposited in the Excess Funding Account on a distribution date to the extent that the sum of (i) the Series [200_-_] Certificateholders' Interest in Principal Receivables (determined for this purpose by reducing such interest by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and (i) the amount on deposit in the Excess Funding Account prior to the deposit on such distribution date is less than the outstanding principal balance of the Series [200_-_] certificates, but only to the extent that funds are available therefor as described herein. If other series issued by the trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investment in the receivables, the allocation of additional receivables to increase the Invested Amount will generally be based on the proportion that the amount on deposit in the Excess Funding Account bears to the amounts on deposit in the excess funding accounts of all series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available. The deposit of amounts in the Excess Funding Account will be based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all series providing for excess funding accounts or such similar arrangements.

     On each distribution date, all investment income received on amounts in the Excess Funding Account during the related Collection Period will be withdrawn from the Excess Funding Account and applied as described herein.

     Any funds on deposit in the Excess Funding Account on the _____________ distribution date will be deposited in the Principal Funding Account on such date. No funds will be deposited in the Excess Funding Account during any Early Amortization Period. Additionally, no amounts will be deposited in the Excess Funding Account with respect to any Collection Period following the _____________ Collection Period.]

                            ALLOCATION PERCENTAGES

     Allocation between the Series [200_-_] Certificateholders and the Seller. The servicer will allocate amounts initially allocated to Series [200_-_] as described under "Description of the certificates -- Allocation Percentages -- Allocations among Series" in the prospectus between the Series [200_-_] Certificateholders' Interest and the Seller's Interest for each Collection Period as follows:

     o Series Allocable Interest Collections and the Series Allocable Defaulted Amount will be allocated to Series [200_-_] certificateholders based on the Floating Allocation Percentage[. During any Early Amortization Period, however, Series Allocable Interest Collections will be allocated to the Series [200_-_] certificateholders based on the Principal Allocation Percentage];

     o during any period that is not the Accumulation Period or an Early Amortization Period (a "Nonprincipal Period"), Series Allocable Principal Collections will be allocated to Series [200_-_] certificateholders based on the Floating Allocation Percentage;

     o during the [Accumulation Period][Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], Series Allocable Principal Collections will be allocated to Series [200_-_] certificateholders based on the [Principal Allocation
          Percentage][other]; and

     o Series Allocable Miscellaneous Payments will at all times be allocated to Series [200_-_] certificateholders.

     Amounts not allocated to the Series [200_-_] certificateholders as described above will be allocated to the seller.

     "Floating Allocation Percentage" for any Collection Period means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated. With respect to the first Collection Period, however, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount as of the Series Issuance Date and the denominator of which is the Series Allocation Percentage of the Pool Balance as of the Series Cut-Off Date][other].

     "Principal Allocation Percentage" for any Collection Period generally means [the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period, if such last day has occurred or, if such last day has not occurred, as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series Allocation Percentage for the Collection Period in respect of which the Principal Allocation Percentage is being calculated][other].

     "Invested Amount" means for any date [an amount equal to the Initial Invested Amount,

     o minus the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account) made to Series [200_-_] certificateholders or deposited to the Principal Funding Account in respect of the Series [200_-_] certificates prior to such date since the Series Issuance Date

     o minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all distribution dates preceding such date, over the aggregate amount of any reimbursements of Investor Charge-Offs for all distribution dates preceding such date][other].

     "Initial Invested Amount" means [[the portion of the initial principal amount of the Series [200_-_] certificates which is invested in Principal Receivables on the Series Issuance Date, which is expected to equal $[ ] (based on information as of the Series Cut-off Date)][during the Prefunded Period, zero and thereafter [ ]],

     o plus the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables since the Series Issuance Date,

     o minus the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the trust or an increase in the Subordination Factor since the Series Issuance Date.

     The Floating Allocation Percentage and the Principal Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional receivables added to the trust.

     "Available Series [200_-_] Certificateholder Principal Collections" for any distribution date means the sum of

     (a) the product of (i) the Floating Allocation Percentage, with respect to any Nonprincipal Period, or the Principal Allocation Percentage, with respect to the [Accumulation Period][Controlled Amortization Amount] or any Early Amortization Period [or Reinvestment Period], for the related Collection Period and (ii) Series Allocable Principal Collections deposited in the Collection Account for the related Collection Period,

     (b) the amount, if any, of Interest Collections, Investment Proceeds, [funds in the Reserve Fund,] Available Seller's Collections and Excess Servicing allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs,

     (c) Series Allocable Miscellaneous Payments on deposit in the Collection Account for such distribution date and

     (d) Excess Principal Collections, if any, from other Series allocated to Series [200_-_].

                     PRINCIPAL COLLECTIONS FOR ALL SERIES

     Principal Collections allocated to the Series [200_-_] Certificateholders' Interest for any Collection Period will first be allocated [to make required deposits to the Excess Funding Account during the Revolving Period], [to make required payments of principal [to the Principal Funding Account during the [Accumulation Period] [or Reinvestment Period] and] to the Series [200_-_] certificateholders during [the Controlled Amortization Period and] any Early Amortization Period] [describe other applications, if applicable]. See "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account; Other Enhancement -- Principal Collections". The servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments, if any, and the amount of any similar excess for any other series ("Excess Principal Collections"). The servicer will allocate Excess Principal Collections to cover any principal distributions to certificateholders for any series entitled thereto which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations". Excess Principal Collections will generally not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated [pro rata among the applicable series based on the relative amounts of Principal Shortfalls] [describe other method of applying, if applicable].

     ALLOCATION OF COLLECTIONS; LIMITED SUBORDINATION OF SELLER'S INTEREST

     [Except as otherwise described herein with respect to Interest Collections and Principal Collections allocated to the Available Negative Carry Subordinated Amount, [and [ ],] on] [On] any date on which collections are deposited in the Collection Account, the servicer will distribute directly to the seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Series Allocable Interest Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Series Allocable Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following such Determination
Date). Also, during any Nonprincipal Period, subject to certain limitations, the servicer will distribute directly to the seller on each such date of deposit an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following such Determination Date). [describe exceptions, if any]

     "Available Seller's Collections" for any date means the sum of (a) the Available Seller's Interest Collections for such date and (b) the Available Seller's Principal Collections for such date. The Available Seller's Collections, however, will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

     "Available Seller's Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Series Allocable Interest Collections for such date.

     "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Series Allocable Principal Collections for such date.

     "Seller's Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Interest Collections [(except during any Early Amortization Period)], Defaulted Receivables and Principal Collections during any Nonprincipal Period, and (b) the [Principal Allocation Percentage][other], when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period].

     "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Interest Collections [(except during any Early Amortization Period)] and Principal Collections during any Nonprincipal Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following such Determination Date), and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to [Interest Collections during any Early Amortization Period and] Principal Collections during [the Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], the sum of (i) the [Principal Allocation Percentage] [other] with respect to such Collection Period and (ii) the percentage described in clause (a)(ii) above for such Collection Period.

     "Seller's Participation Amount" for any date means an amount equal to the Pool Balance on such date minus the aggregate invested amounts for all outstanding series on such date.

                               DEFICIENCY AMOUNT

     [On each Determination Date [with respect to a distribution date that occurs on or prior to the Fully Reinvested Date [or any distribution date thereafter during the Revolving Period, if the Revolving Period has recommenced]], the servicer will determine for the Series [200_-_] certificates the amount (the "Deficiency Amount"), if any, by which (a) the sum of

     (i)  Monthly Interest for the following distribution date,

     (ii) Monthly Interest accrued but not paid with respect to prior distribution dates (and interest thereon),

     (iii) the Monthly Servicing Fee for such distribution date,

     (iv) the Investor Default Amount for such distribution date,

     (v) the amount of any Adjustment Payment allocated to the Series [200_-_] certificates for such distribution date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and

     (vi) if such distribution date is the Final Payment Date, any Carry-over Amount on such distribution date that will not be satisfied on such date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account; Other Enhancement -- Yield Supplement Account",

exceeds (b) the sum of

     [(i)] Certificateholder Interest Collections and Investment Proceeds for such distribution date,

     [(ii) Excess Interest collections allocated to Series [200_-_] with respect to such distribution date] [and

     (iii) the amount of funds in the Reserve Fund on such Determination Date available to fund any portion of the Deficiency Amount as described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections"].

The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Draw Amount".] [Include other sources of funds and applications of the Draw Amount, as appropriate.](1)

     "Final Payment Date" means the distribution date on which, after giving effect to all payments to be made on such distribution date, the outstanding principal balance of the [Series 200_-_] certificates will be paid in full.

                         AVAILABLE SUBORDINATED AMOUNT

     The "Required Subordinated Amount" means, as of any date of determination, [the sum of (i)] the product of the initial Subordinated Percentage[, as adjusted from time to time as described herein other than as a result of an increase therein at the option of the seller,] and the Invested Amount [and (ii) the Incremental Subordinated Amount.] Assuming that the Initial Invested Amount of the [Series 200_-_] certificates is equal to the initial principal amount of the [Series 200_-_] certificates, such amount would initially be $[ ].

     The "Available Subordinated Amount" for a Determination Date is equal to

     (a)  the lesser of

          (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date due to an increase in the Subordination Factor, plus the amount of Excess Servicing available to be paid to the seller as described under "Distributions from the Collection Account[; Reserve Fund;] [Yield Supplement Account][; Other Enhancement]-- Excess Servicing", and

---------------
1 Modify, as appropriate, if Interest Collections, Investment Proceeds and Available sellers' Collections from one Series will be available to cover interest or other shortfalls for a related Series.


          (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount,

     [minus (b) in the case of clause (a) (i) the Incremental Subordinated Amount for such preceding Determination Date,]

     [plus (c) the Incremental Subordinated Amount for the current Determination Date,]

     [plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding distribution date and paid to the seller or allocated to one or more series]

However, (x) from and after the commencement of the [Accumulation Period][Controlled Amortization Period] until the [Series 200_-_] certificates are paid in full and (y) from and after the commencement of any Early Amortization Period that is not terminated as described herein until the payment in full of the [Series 200_-_] certificates, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding the [Accumulation Period] [Controlled Amortization Period] or Early Amortization Period, as applicable. [Also, from and after the commencement of any Reinvestment Period that is not terminated as described herein until the earliest of (i) the commencement of any Early Amortization Period that is not terminated as described herein, (ii) the payment in full of the [Series 200_-_] certificates and (iii) the Fully Reinvested Date, the Available Subordinated Amount shall be calculated based on the Investment Amount as of the close of business on the day preceding such Reinvestment Period [less [describe permitted reductions e.g., based on payment rates or amounts on deposit in the Principal Funding Account]]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount.

     The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying

     (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Determination Date as described in clause (c) above), and the denominator of which is the Pool Balance on such last day by

     (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, receivables in Accounts containing Dealer Overconcentrations and receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the trust, unless certain insolvency events relating to the seller or CFC have occurred, as further described in the Pooling and Servicing Agreement.

     The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The "Subordination Factor" will [initially] be [ ]% [, but will be subject to increase [to [ ]% when the [Floating Rate] [ ]% Auto Loan Asset Backed certificates Series [ ] have been paid in full] [to [ ]% in the event that the rating of CFC's long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless the seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in such Rating Agency lowering or withdrawing its rating of the [Series 200_-_] certificates. The seller may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $[ ] or (ii) [ ]% of the Invested Amount. The seller is not under any obligation to increase the Available Subordinated Amount at any time, except as described herein. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment Event] [Early Amortization Event] would occur. The seller could elect to increase the Available Subordinated Amount at the time such [Reinvestment Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment Event] [Early Amortization Event] [Describe partial Reinvestment Periods resulting from a failure to meet the test described above, if applicable.].

     [Negative Carry Subordinated Amount. In the event of the occurrence of [a Reinvestment Event,] [an Early Amortization Event] [or the commencement of the Accumulation Period] [or the commencement of the Controlled Amortization Period], Interest Collections and Principal Collections otherwise distributed to the seller in respect of the Excess Seller's Percentage, in an amount not to exceed the Available Negative Carry Subordinated Amount, will be deposited to the Reserve Fund [and other] until the amounts on deposit therein equal the Negative Carry Required Amount [and [ ]].

     [The "Available Negative Carry Subordinated Amount" means, initially, the Required Negative Carry Subordinated Amount. On any subsequent date, the Available Negative Carry Subordinated Amount at the open of business on the immediately preceding date less the amount of Seller's Collections deposited on such immediately preceding date to the Reserve Fund [and other] in accordance with the preceding paragraph.]

     [The "Required Negative Carry Subordinated Amount" means [          ].]

     [The "Negative Carry Required Amount" means [           ].]

     [Describe other subordination of the Seller's Interest, if applicable.]

       DISTRIBUTIONS FROM THE COLLECTION ACCOUNT[; RESERVE FUND][; YIELD
                   SUPPLEMENT ACCOUNT][; OTHER ENHANCEMENT]

     Interest Collections. On each distribution date [with respect to a Collection Period that ends prior to the Fully Invested Date [and each Collection Period thereafter during the Revolving Period]], the servicer shall instruct the trustee to apply Series [200_-_] Certificateholder Interest Collections and Investment Proceeds, if any, [Excess Interest Collections allocated to Series [200_-_] [other amounts] in respect of the related Collection Period to make the following distributions in the following priority:

     [(i) first, an amount equal to Monthly Interest for such distribution date, plus the amount of any Monthly Interest previously due but not [deposited to the Interest Funding Account or] distributed on a prior distribution date (plus, but only to the extent permitted under applicable law, interest at the Certificate Rate on Monthly Interest previously due but not [deposited or] distributed), shall be [deposited to the Interest Funding Account] [distributed to the Series [200_-_] certificateholders];

     [(ii) second, [describe application, if any, to cover interest or other shortfalls with respect to related series;]

     (iii) third, an amount equal to the Monthly Servicing Fee for such distribution date shall be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account as described in the prospectus under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" or waived by the servicer);

     [(iv) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such distribution date shall be deposited in the Reserve Fund;]

     (v) fifth, an amount equal to the Investor Default Amount, if any, for such distribution date shall be treated as a portion of Available Series [200_-_] Certificateholder Principal Collections for such distribution date;

     [(vi) sixth, an amount equal to any outstanding Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account) shall be distributed to the Series [200_-_] certificateholders;]

     [(vii) seventh, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such distribution date shall be deposited in the Yield Supplement Account;]

    [(viii)  eighth, describe other applications, if any]; and

       (ix)  ninth, the balance shall constitute Excess Servicing].

     [Describe application of Interest Collections, Investment Proceeds and other amounts allocated to related series to cover distributions pursuant to clause (i), if applicable.]

     [If, during the Prefunded Period, such Investment Proceeds [describe other funds] are not sufficient to make the entire distributions required by clause [(i)] above, the trustee shall withdraw funds from the Yield Supplement Account and apply such funds to complete the distributions pursuant to such clause.]

     [If [Series 200_-_] Certificateholder Interest Collections and Investment Proceeds [Excess Interest Collections allocated to Series [200_-_] [describe other funds] are not sufficient to make the entire distributions required by clauses (i), (ii), (iii) and (v)] and, in the case of the Final Payment Date only, clause (vi), the trustee [after applying amounts on deposit in the Yield Supplement Account and [describe other funds]] shall withdraw funds from the Reserve Fund (in the case of clause (vi) only to the extent such amounts would otherwise be distributed to the seller) and apply such funds to complete the distributions pursuant to such clauses. During any Early Amortization Period [or Reinvestment Period], however, funds shall not be withdrawn from the Reserve Fund to make distributions required by clause (v) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $[ ].]

     If there is a Draw Amount for such distribution date and such distribution date is not the Final Payment Date, the trustee shall apply the amount of Available seller's Collections for the related Collection Period on deposit in the Collection Account on such distribution date, but only up to the Draw Amount, to make the distributions required by clauses (i), (ii),
(iii) and (v) above [that have not been made through the application of funds from the Reserve Fund [or the Yield Supplement Account] [or describe other funds] as described in the preceding paragraph.] If there is a Draw Amount for such distribution date and such distribution date is the Final Payment Date, the trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on such distribution date, but only up to the Draw Amount, to make the distributions required by clauses (i), (ii), (iii), (v) and (vi) above that have not been made through the application of funds from the Reserve Fund [or the Yield Supplement Account] [or described other funds] as described in the preceding paragraph.] Additionally, Available Seller's Collections will be applied to any unpaid Adjustment Payments. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied. If the Draw Amount exceeds such Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount and the portion of Adjustment Payments not paid by the seller, in order to maintain the Invested Amount, but not generally by more than the Investor Default Amount for such distribution date.

     "[Series 200_-_] Certificateholder Interest Collections" for any distribution date means the portion of Series Allocable Interest Collections for the related Collection Period allocated to the [Series 200_-_] Certificateholders' Interest as described under "Allocation Percentages -- Allocation Between the [Series 200_-_] Certificateholders and the Seller".

     "Investment Proceeds" for any distribution date means an amount equal to the sum of investment earnings for the preceding Collection Period from:

         [o     funds held in the Reserve Fund;]
         [o     the Series Allocation Percentage of funds held
                in the Collection Account;]
         [o     funds held in the Excess Funding Account;]
         [o     funds held in the Yield Supplement Account;]
         [o     funds held in the Principal Funding Account;]
         [o     funds held in the Prefunding Account;]
         [o     funds held in the Interest Funding Account;]
         [o     funds held in [other accounts].]

     [Investment Proceeds. On each distribution date with respect to a Collection Period that ends after the Fully Reinvested Date [other than any such Collection Period during the Revolving Period], the servicer shall instruct the trustee to apply Investment Proceeds [Excess Interest Collections allocated to Series [200_-_]] [describe other funds], in respect of the related Collection Period to make the following distributions in the following priority:

          (i) first, (x) an amount equal to Monthly Interest for such distribution date, plus, the amount of any Monthly Interest previously due but not [deposited in the Interest Funding Account or] distributed on a prior distribution date (plus, but only to the extent permitted under applicable law, interest at the Certificate Rate plus [ ]% on Monthly Interest previously due but not [deposited or] distributed), shall be [deposited to the Interest Funding Account] [distributed to Series [200_-_] certificateholders;

          [(ii) second, describe other applications, including, if applicable, to cover interest or other shortfalls with respect to related series; and]

          (iii) third, the balance shall be distributed to the seller.]

     [Describe application of Interest Collections, Investment Proceeds and other amounts allocated to related Series to cover distributions pursuant to clause (i), if applicable.]

     [If, on any distribution date, Investment Proceeds [Excess Interest Collections allocated to Series [200_-_]] [describe other funds] are not sufficient to make the entire distribution required in clause (i) above [after applying [describe other funds]], the trustee shall withdraw funds from the Reserve Fund and apply such funds to complete the distribution pursuant to such clause.]

     [Reserve Fund. The "Reserve Fund" will be an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the [Series 200_-_] certificateholders. On the Series Issuance Date, the seller will deposit $[ ] ([ ]% of the principal balance of the Series [200_-_] certificates) into the Reserve Fund. The "Reserve Fund Required Amount" for any distribution date will equal [ ]% of the outstanding principal balance of the [Series 200_-_] certificates for such distribution date (after giving effect to any change therein on such distribution date). [Describe any increases in the Reserve Fund Required Amount, e.g., as a result of the long-term rating of CFC falling below BBB- or to cover any negative carry during a principal accumulation period.] The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or prior to the next distribution date. On each Determination Date, the servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund as set forth under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] [Other Enhancement]". After the earlier of the payment in full of the outstanding principal balance of the [Series 200_-_] certificates and the Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the seller. [Describe other applications, if any.]

     If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next following distribution date, the trustee shall deposit any remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount.

     If, for any distribution date with respect to an Early Amortization Period [or Reinvestment Period], after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such distribution date, the trustee shall deposit the remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any such distribution date means an amount equal to the greater of (a) [ ]% of the initial principal balance of the [Series 200_-_] certificates and (b) the excess of

          (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such distribution date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the [Series 200_-_] certificates on such distribution date (after giving effect to any changes therein on such distribution date)

          over (ii) the excess of (x) the Series Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over (y) the Invested Amount on such distribution date (after giving effect to changes therein on such distribution date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount. [Describe adjustments, if applicable]

     [Yield Supplement Account. The Yield Supplement Account will be an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the Series [200_-_] certificateholders. On the Series Issuance Date, the seller will deposit $[ ] ([ ]% of the principal balance of the Series [200_-_] certificates) into the Yield Supplement Account. The "Yield Supplement Account Required Amount" for any distribution date [(i) that occurs during the Prefunded Period will equal [ ],] [(ii) that occurs [thereafter and] prior to the Fully Reinvested Date [or any distribution date thereafter during the Revolving Period]] will equal [ ]% of the outstanding principal balance of the Series [200_-_] certificates for such distribution date (after giving effect to any change therein on such distribution date) [and (iii) for any [other] distribution date that occurs on or after the Fully Reinvested Date, zero]. [On any distribution date with respect to the Prefunded Period on which Investment Proceeds [describe other funds] are insufficient to make the entire distributions required by clause [(i)] under "Interest Collections" above, the amount on deposit in the Yield Supplement Account on such distribution date shall be applied by the trustee up to the amount of such insufficiency to satisfy such insufficiency.] [On any distribution date on which there is a Carry-over Amount, the amount on deposit in the Yield Supplement Account on such distribution date shall be applied by the trustee up to the amount of such Carry-over Amount to satisfy such Carry-over Amount.] [Describe other applications, e.g., to pay Monthly Interest [other than during a Prefunded Period].] The "Yield Supplement Account Deposit Amount" is the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account. Funds in the Yield Supplement Account will be invested [in Eligible Investments that mature on or prior to the next distribution date] [at the direction of the servicer in any investments consisting of financial assets that by their terms convert to cash within a finite period of time]. On each Determination Date, the servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Yield Supplement Account as set forth under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account; Other Enhancement". After the earlier of the payment in full of the outstanding principal balance of the Series [200_-_] certificates and the Termination Date, any funds remaining on deposit in the Yield Supplement Account will be paid to the seller. [Describe other applications.]]

     Excess Servicing. On each distribution date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Revolving Period]], the servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such distribution date, in the following priority:

          (a) [first, an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such distribution date of Series Allocable Miscellaneous Payments with respect to such distribution date) will be allocated in the same manner as Available [Series 200_-_] Certificateholder Principal Collections for such distribution date;

          (b) second, an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "Description of the certificates -- Servicing Compensation and Payment of Expenses" in the prospectus will be distributed to the servicer;

          [(c) third, describe other applications; and]

          (d) fourth, the balance, if any, shall increase the Available Subordinated Amount as described in the definition thereof and be distributed to the seller.]

                             PRINCIPAL COLLECTIONS

     On each distribution date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any such Collection Period thereafter during the Revolving Period]], the servicer will allocate Available [Series 200_-_] Certificateholder Principal Collections as follows:

          (a) for each distribution date with respect to any Nonprincipal Period, all Available Series [200_-_] Certificateholder Principal Collections will be allocated

               (i) [first, to make a deposit to the Excess Funding Account if the sum of (i) the [Series 200_-_] Certificateholders' Interest in Principal Receivables (determined for this purpose by reducing such interest by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and (ii) the amount on deposit in the Excess Funding Account prior to the allocation on such distribution date is less than the outstanding principal balance of the [Series 200_-_] certificates and

               (ii) second] to Excess Principal Collections as described under "Allocation Percentages -- Principal Collections for all Series"; and

          (b) for each distribution date with respect to the [Accumulation Period][Controlled Amortization Period], all Available [Series 200_-_] Certificateholder Principal Collections will be allocated as follows:

               (i) first, an amount equal to Monthly Principal for such distribution date will be deposited to the Principal Funding Account; and

               (ii) second, the balance, if any, will be allocated to Excess Principal Collections; and

     (c) for each distribution date with respect to any Early Amortization Period, an amount equal to the Monthly Principal will be distributed to the [Series 200_-_] certificateholders.

     [If the Invested Amount is greater than zero on the Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections") will be treated as a portion of Available [Series 200_-_] Certificateholder Principal Collections for the distribution date occurring on the Termination Date.]

     "Monthly Principal" with respect to any distribution date relating to the [Accumulation Period][Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period] will equal Available [Series 200_-_] Certificateholder Principal Collections for such distribution date. For each distribution date, however, [with respect to the Controlled Amortization Period, Monthly Principal may not exceed the Controlled Deposit Amount]. Also, Monthly Principal will not exceed the Invested Amount.

     "Controlled Deposit Amount" for a distribution date means the excess, if any, of

     (a) [the sum of

          (i)] the product of the Controlled Accumulation Amount and the number of distribution dates from and including the first distribution date with respect to the Accumulation Period through and including such distribution date (but not in excess of the Accumulation Period Length) [and

          (ii) the amount on deposit in the Excess Funding Account as of the [ ] distribution date (after giving effect to any withdrawals from or deposits to such account on such date (other than the transfer to the Principal Funding Account of certain amounts on deposit therein on such date)) ]

     over (b) the sum of amounts on deposit in the [Excess Funding Account and] the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such distribution date.]

     ["Controlled Accumulation Amount" means an amount equal to the Invested Amount as of the [ ] distribution date (after giving effect to any changes therein on such date) divided by the [Accumulation Period Length].]

                       REQUIRED PARTICIPATION PERCENTAGE

     "Required Participation Percentage" for [Series 200_-_] is [ ]%. If, however, the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made is greater than [ ]% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, [ ]%. Furthermore, the seller may, upon ten days' prior notice to the trustee, the Rating Agencies and any Enhancement provider, reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agencies shall not have notified the seller or the servicer that any such reduction will result in a reduction or withdrawal of the rating of the [Series 200_-_] certificates or any other outstanding series or class of certificates.

                          [PRINCIPAL FUNDING ACCOUNT

     The servicer will establish and maintain in the name of the trustee, on behalf of the trust, an Eligible Deposit Account for the benefit of the Series [200_-_] certificateholders (the "Principal Funding Account"). On each distribution date with respect to the [Accumulation Period] [or any Reinvestment Period], Monthly Principal will be deposited in the Principal Funding Account as provided above under "Principal Collections". If an Early Amortization Period [that is not terminated as described herein] commences during the [Accumulation Period] [or any Reinvestment Period], the Principal Funding Account Balance shall be paid to the Series [200_-_] certificateholders on the first Special Payment Date.

     All amounts on deposit in the Principal Funding Account on any distribution date (after giving effect to distributions to be made on such distribution date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to on or prior to the Series [200_-_] Expected Payment Date by the trustee at the direction of the servicer in Eligible Investments that will mature on or prior to the following distribution date. The servicer may select an appropriate agent as representative of the servicer for the purpose of designating such investments. On each distribution date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account]; Other Enhancement]".]

                              [PREFUNDING ACCOUNT

     The servicer will establish and maintain in the name of the trustee, on behalf of the trust, an Eligible Deposit Account for the benefit of the Series [200_-_] certificateholders (the "Prefunding Account"). On the Series Issuance Date an amount equal to the initial principal amount of the Series [200_-_] certificates will be deposited in the Prefunding Account. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of certificates of such series, an equal amount of funds on deposit in the Prefunding Account will be released (which funds will be distributed to the seller).

     All amounts on deposit in the Prefunding Account on any distribution date (after giving effect to distributions to be made on such distribution date) (the "Prefunding Account Balance") will be invested from the date of their deposit by the trustee at the direction of the servicer in Eligible Investments that will mature on or prior to the following distribution date. The servicer may select an appropriate agent as representative of the servicer for the purpose of designating such investments. On each distribution date, the interest and other investment income on the Prefunding Account Balance will be applied as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account][; Other Enhancement]".]

     [Describe other Series [200_-_] accounts, if applicable.]

                              [OTHER ENHANCEMENT]

      [Describe any other Enhancement]

                                 DISTRIBUTIONS

     Payments to Series [200_-_] certificateholders will be made from the Collection Account, [the Reserve Fund,] [the Principal Funding Account,] [the Interest Funding Account,] [the Yield Supplement Account,] [other] and [the Excess Funding Account].

          (a) The servicer shall instruct the trustee to apply funds on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [the Yield Supplement Account,] [other] and shall instruct the trustee to make the following distributions at the following times:

          (i) on each [distribution date] [interest payment date or Special Payment Date] all amounts on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [the Yield Supplement Account] [other] as are payable to the Series [200_-_] certificateholders with respect to accrued interest will be distributed to the Series [200_-_] certificateholders.

          (b) The servicer shall instruct the trustee to apply the funds on deposit in the [Collection Account,] [the Principal Funding Account,] [other] and [the Excess Funding Account] and shall instruct the trustee to make, without duplication, the following distributions at the following times:

          [(i) on each distribution date during the Controlled Amortization Period all amounts on deposit in the Collection Account [and the Excess Funding Account] [other] as are payable to the Series [200_-_] certificateholders with respect to principal will be distributed to the Series [200_-_] certificateholders; and]

          [(ii) on the Series [200_-_] Expected Payment Date, the Principal Funding Account Balance, [the amount on deposit in the Excess Funding Account] [and all amounts on deposit in the Collection Account [other] as are payable to Series [200_-_] certificateholders with respect to principal shall be distributed to the Series [200_-_] certificateholders up to a maximum amount on any such date equal to the excess of the outstanding principal amount of the Series [200_-_] certificates over unreimbursed Investor Charge-Offs, each on such date].

          [(iii) on each Special Payment Date, the Principal Funding Account Balance, [the amount on deposit in the Excess Funding Account] [and all amounts on deposit in the Collection Account][other] as are payable to Series [200_-_] certificateholders with respect to principal shall be distributed to the Series [200_-_] certificateholders up to a maximum amount on such date equal to the excess of the outstanding principal amount of the Series [200_-_] certificates over unreimbursed Investor Charge-Offs, each on such date.]

          [(c) On each distribution date on which there is an unpaid Carry-over Amount, the servicer shall instruct the trustee to distribute to the Series [200_-_] certificateholders such Carry-over Amount to the extent funds are available therefor first from amounts on deposit in the Yield Supplement Account and second to the extent funds are available therefor after making all required distributions and deposits with respect to the Series [200_-_] certificates as provided above under "Distributions from the Collection Account [; Reserve Fund;] [Yield Supplement Account][; Other Enhancement] -- Interest Collections".];

          [(d) If, on the Final Payment Date, there is any Carry-over Amount (after giving effect to any distributions on such date pursuant to (a) through (c) above), the trustee shall distribute to the Series [2000-A] certificateholders (i) certain amounts on deposit in the Reserve Fund (to the extent such amounts would otherwise be distributed to the seller) and
     (ii) Available seller's Collections on deposit in the Collection Account (to the extent such amounts would otherwise be distributed to the seller) which are available to satisfy such Carry-over Amount on the Final Payment Date, as described above under "Distributions from the Collection Account; [Reserve Fund][; Yield Supplement Account][; Other Enhancement] -- Interest Collections".

     All distributions shall be made to the Series [200_-_] certificateholders of record at the close of business on the day immediately preceding the related distribution date (each such day a "Record Date"), except that the final distribution with respect to any Series [200_-_] Certificate will be made only upon surrender of such Series [2000-A] Certificate.

                              OPTIONAL REPURCHASE

     The Series [200_-_] Certificateholders' Interest will be subject to optional repurchase by the servicer on any distribution date after the Invested Amount is reduced to an amount less than or equal to $[ ] ([ ]% of the initial outstanding principal amount of the Series [200_-_] certificates). [Series [200_-_] certificates will also be subject to repurchase at the option of the seller or the Series [200_-_] certificateholders at any time on or after the [ ] distribution date.] The purchase price will equal the sum of (i) the Invested Amount of the Series [200_-_] certificates on the Determination Date preceding the distribution date on which the purchase is scheduled to be made, (ii) accrued and unpaid interest on the Series [200_-_] certificates at the Certificate Rate (together with interest on overdue interest) [and (iii) any outstanding Carry-Over Amount with respect to the Series [200_-_] certificates.]

                             INVESTOR CHARGE-OFFS

     If the Available Subordinated Amount is reduced to zero and on any distribution date the Deficiency Amount is greater than zero, the outstanding principal balance of the Series [200_-_] certificates will be reduced by the Deficiency Amount, but not by more than the Investor Default Amount for such distribution date (an "Investor Charge-Off"). Any reduction in the outstanding principal balance of the Series [200_-_] certificates will have the effect of slowing or reducing the return of principal to the holders of Series [200_-_] certificates. If the outstanding principal balance of the Series [200_-_] certificates has been reduced by any Investor Charge-Offs, it will thereafter be increased on any distribution date (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) by the sum of (a) Series Allocable Miscellaneous Payments for such distribution date and (b) the amount of Excess Servicing allocated and available for such purpose as described above.

                             [REINVESTMENT EVENTS

     The Reinvestment Events with respect to the Series [200_-_] certificates are the following:

          [1. failure on the part of DCWR, the servicer or CFC, as applicable,
     (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

          2. any representation or warranty made by the RPA seller in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected. A Reinvestment Event, however, shall not be deemed to occur thereunder if DCWR has repurchased the related receivables or all such receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of CFC or DaimlerChrysler;

          4. a failure by DCWR to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey such receivables pursuant to the Pooling and Servicing Agreement;

          5. on any Determination Date, the Available Subordinated Amount for the next distribution date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next distribution date;

          6. any Service Default with respect to the Series [200_-_] certificates occurs;

          7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

          8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than [ ]%;

          9. the delivery by the seller to the trustee, of a notice stating that the seller will no longer continue to sell receivables to the trust commencing on [ ] or any yearly anniversary thereof; provided, however, that the seller shall have delivered to the trustee an opinion of counsel to the effect that, following such discontinuation of sales of receivables, the trust shall not become an investment company within the meaning of the Investment Company Act of 1940, as amended;

          10. on any Determination Date, the quotient obtained by dividing (i) the sum of (x) the amount on deposit in the Yield Supplement Account on the next distribution date, after giving effect to the distribution to be made on such distribution date, and (y) the amount on deposit in the Yield Supplement Account on the immediately preceding distribution date, after giving effect to the distributions made on such distribution date, by (ii) the sum of (A) the outstanding principal balance of the Series [200_-_] certificates on the next distribution date, after giving effect to all distributions and payments to be made on such distribution date, and (B) the outstanding principal balance of the Series [200_-_] certificates on the immediately preceding distribution date, after giving effect to all distributions and payments made on such distribution date, is less than [ ]%;

          11. interest at the Certificate Rate is not paid on the Series [200_-_] Certificate on any interest payment date;

          12. any Carry-over Amount is outstanding on six consecutive distribution dates; and

          13. [other].](2)

     [In the case of any event described in clause [1, 2 or 6] above, a Reinvestment Event with respect to Series [200_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the trustee or Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates by written notice to the seller and the servicer (and the trustee, if given by certificateholders) declare that a Reinvestment Event has occurred as of the date of such notice. In the case of any event described in clause [3, 4, 5, 7, 8, 9, 10, 11, 12 or 13] above, a Reinvestment Event with respect to Series [200_-_] will be deemed to have occurred without any notice or other action on the part of the trustee or the Series [200_-_] certificateholders immediately upon the occurrence of such event.]

     [Under certain limited circumstances, a Reinvestment Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If a Reinvestment Period results from the failure by DCWR to convey receivables in Additional Accounts to the trust, as described in paragraph 4 above, during the Revolving Period and no other Reinvestment Period or Early Amortization Period [that has not been terminated as described herein] has commenced, the Reinvestment Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the seller would no longer be required to convey receivables to the trust. The seller may no longer be required to convey receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [200_-_] certificates and the certificates of other outstanding series during the Reinvestment Period or as a result of the subsequent addition of receivables to the trust. Notwithstanding the foregoing, if any Reinvestment Event occurs, the Revolving Period will recommence following the receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [200_-_] certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates to such recommencement, provided that no other Reinvestment Period or Early Amortization Period [that has not been terminated as described herein] has commenced and the scheduled termination of the Revolving Period has not occurred.]

     [Describe other cures of Reinvestment Events and partial Reinvestment Periods, if applicable.]

                           EARLY AMORTIZATION EVENTS

     [The Early Amortization Events with respect to the Series [200_-_] certificates will include each of the events so defined in the prospectus, plus the following:


-------------------
(2)  Delete or modify, as appropriate.


     1. failure on the part of DCWR, the servicer or CFC, as applicable,

     (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or

     (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); or

    (iii) to comply with its covenant not to create any lien on a Receivable;
          or

     (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

          2. any representation or warranty made by the RPA seller in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected. An Early Amortization Event, however, shall not be deemed to occur thereunder if DCWR has repurchased the related receivables or all such receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to CFC or DaimlerChrysler;

          4. a failure by DCWR to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey such receivables pursuant to the Pooling and Servicing Agreement;

          5. on any Determination Date, the Available Subordinated Amount for the next distribution date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next distribution date;

          6. any Service Default with respect to the Series [200_-_] certificates occurs;

          7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on such last day;

          8. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, is less than [ ]%;

          9. any Carry-over Amount is outstanding on six consecutive distribution dates; and

          10. the outstanding principal amount of the Series [200_-_] certificates is not repaid by the Series [200_-_] Expected Payment Date; and

          11. [Other].](3)

     [In the case of any event described in clause [1, 2 or 6] above, an Early Amortization Event with respect to Series [200_-_] will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the trustee or Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates by written notice to the seller and the servicer (and the trustee, if given by certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any Early Amortization Event described in the prospectus or any event described in clauses 3, 4, 5, 7, 8, 9, 10 or 11 above, an Early Amortization Event with respect to Series [200_-_] will be deemed to have occurred without any notice or other action on the part of the trustee or the Series [200_-_] certificateholders immediately upon the occurrence of such event.]

     [Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Period results from the failure by DCWR to convey receivables in Additional Accounts to the trust, as described in paragraph 4 above, during the Revolving Period and no [Reinvestment Event or] Early Amortization Event [that has not been cured or waived as described herein] has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the seller would no longer be required to convey receivables to the trust. The seller may no longer be required to convey receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [200_-_] certificates and the certificates of other outstanding series during the Early Amortization Period or as a result of the subsequent addition of receivables to the trust. Notwithstanding the foregoing, if any Early Amortization Event (other than an Early Amortization Event described in clause 3 above or in the prospectus) occurs, the Revolving Period will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series [200_-_] certificates will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates to such recommencement, provided that no other [Reinvestment Event or] Early Amortization Event] [that has not been cured or waived as described herein] has occurred and the scheduled termination of the Revolving Period has not occurred.]

------------
(3)  Delete or modify, as appropriate.

                                  TERMINATION

     The last payment of principal and interest on the Series [200_-_] certificates will be due and payable no later than the [ ] distribution date (the "Termination Date"). In the event that the aggregate Invested Amount is greater than zero on the Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date), the trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Series [200_-_] certificateholders) an interest in the receivables or certain receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of (a) 110% of the aggregate Invested Amount on such Termination Date (after giving effect to such deposits and distributions) and (b) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date following such Determination Date). In no event, however, shall such amount exceed the product of the Series Allocation Percentage (for the Collection Period in which such Termination Date occurs) of receivables on such Termination Date. The net proceeds of such sale and any collections on the receivables will be paid to Series [200_-_] certificateholders on the Termination Date as the final payment of the Series [200_-_] certificates.

                                    REPORTS

     On each distribution date (including each distribution date that corresponds to the Series [200_-_] Expected Payment Date or any Special Payment Date), commencing with the initial distribution date, the trustee will forward to each Series [200_-_] certificateholder of record a statement (the "Distribution Date Statement") prepared by the servicer setting forth the following information (which, in the case of the third, fourth and fifth clauses below, will be stated on the basis of an original principal amount of $1,000 per Series [200_-_] certificate if the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period][or Reinvestment Period] has commenced):

     o the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

     o the Series Allocation Percentage, the Floating Allocation Percentage, the Principal Allocation Percentage and the Series [200_-_] Certificate Principal Percentage for such Collection Period;

     o the total amount, if any, distributed on the Series [200_-_] certificates;

     o the amount of such distribution allocable to principal on the Series [200_-_] certificates;

     o the amount of such distribution allocable to interest on the Series [200_-_] certificates;

     o    the Investor Default Amount for such distribution date;

     o    the Draw Amount, if any, for such Collection Period;

     o the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for such Collection Period;

     o    the amount of the Monthly Servicing Fee for such Collection Period;

     o the [Controlled Distribution Amount][Controlled Deposit Amount] for the following distribution date;

     o the Invested Amount[, the Excess Funded Amount] and the outstanding principal balance of the Series [200_-_] certificates for such distribution date (after giving effect to all distributions which will occur on such distribution date);

     o the "pool factor" for the Series [200_-_] certificates as of the Determination Date with respect to such distribution date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in such Invested Amount which will occur on such distribution date) as a proportion of the Initial Invested Amount);

     o    the Available Subordinated Amount for such Determination Date;

     o    [the Reserve Fund balance for such date];

     o [the Principal Funding Account Balance,] [the Interest Funding Account Balance,] [the Prefunding Account Balance] and [the Yield Supplement Account balance] with respect to such date;

     o [during any Reinvestment Period, information with respect to the Eligible Investments in the accounts for the Series [200_-_] certificates;] and

     o    [other].

[However, after the Fully Reinvested Date, [unless the Revolving Period has recommenced,] such statement will not include the information in clauses [_________________________________ above].]

------------------------------------------------------------------------------
                                 UNDERWRITING
------------------------------------------------------------------------------


     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the seller has agreed to sell to the underwriters named below (the "underwriters"), and each of the underwriters has severally agreed to purchase from the seller, the principal amount of the Series [200_-_] certificates set forth opposite its name:

                                                              Series [200_-_]
                       Underwriters                             Certificates
[          ]............................................        $[      ]
[          ]............................................         [      ]
     Total..............................................        $[      ]

     [Distribution of the Series [200_-_] certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller will be [ ]% of the aggregate principal amount of the Series [200_-_] certificates plus accrued
interest from [       ], before deducting expenses estimated to be $[     ]. In
connection with the purchase and sale of the Series [200_-_] certificates, the underwriters may be deemed to have received compensation from the seller in the form of underwriting discounts.

     [In the ordinary course of their businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking transactions with the seller and its affiliates.]

     The underwriters intend to make a secondary market in the Series [200_-_] certificates, but have no obligation to do so. We cannot assure you that a secondary market for the Series [200_-_] certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Series [200_-_] certificates with a sufficient level of liquidity of, or trading markets for, the Series [200_-_] certificates.

------------------------------------------------------------------------------
                                 LEGAL MATTERS
------------------------------------------------------------------------------

     Certain legal matters relating to the Series [200_-_] certificates will be passed upon for DCWR by Brown & Wood LLP, New York, New York, and for the underwriters by Brown & Wood LLP. Certain Federal income tax and ERISA matters will be passed upon for DCWR and the trust by Brown & Wood LLP. In addition to representing the underwriters, Brown & Wood LLP from time to time represents Chrysler Financial Company L.L.C. and its affiliates on other matters. See "Legal Matters" in the prospectus.

-----------------------------------------------------------------------------
                           INDEX OF PRINCIPAL TERMS
-----------------------------------------------------------------------------

Term                                               Page

A

Accumulation Period Commencement Date............S-25
Accumulation Period Length.......................S-25
Assets Receivables Rate......................S-12, 23
Available Negative Carry Subordinated Amount.....S-34
Available Seller's Collections...................S-30
Available Seller's Interest Collections..........S-30
Available seller's Principal Collections.........S-30
Available Series [200_-_] Certificateholder
 Principal Collections ..........................S-29
Available Subordinated Amount.................S-8, 32

C

Calculation Agent................................S-23
Carry-over Amount............................S-13, 24
Certificate Rate.................................S-22
CFC...............................................S-6
Controlled Accumulation Amount...................S-41
Controlled Deposit Amount........................S-40

D

DaimlerChrysler...................................S-6
DCWR..............................................S-6
Deficiency Amount................................S-31
distribution date.................................S-6
Distribution Date Statement......................S-49
Draw Amount......................................S-32

E

Excess Principal Collections.....................S-30
Excess Reserve Fund Required Amount..............S-38
Excess Seller's Percentage.......................S-31
Excluded Dealers.................................S-16
Excluded receivables.............................S-16

F

Final Payment Date...............................S-32
Floating Allocation Percentage...................S-28

I

Incremental Subordinated Amount..................S-33
Initial Invested Amount..........................S-29
Interest Collections.........................S-38, 40
interest payment date.............................S-6
Interest Period..................................S-22
Invested Amount...............................S-6, 28
Investment Proceeds..............................S-36
Investor Charge-Off..............................S-44

L

LIBOR............................................S-23
LIBOR Business Day...............................S-23
LIBOR Determination Date.........................S-23

M

Monthly Interest.................................S-22
Monthly Principal................................S-40

N

Negative Carry Required Amount...................S-35
Nonprincipal Period..............................S-28

P

pool factor......................................S-50
Prefunding Account...............................S-42
Prefunding Account Balance.......................S-42
Principal Allocation Percentage..................S-28
Principal Funding Account........................S-41
Principal Funding Account Balance................S-41
Principal Shortfalls.............................S-30

R

Record Date......................................S-43
Required Negative Carry Subordinated Amount......S-34
Required Participation Percentage................S-41
Required Subordinated Amount.....................S-32
Reserve Fund.....................................S-37
Reserve Fund Deposit Amount......................S-37
Reserve Fund Required Amount.....................S-37
Revolving Period.................................S-25

S

Seller's Participation Amount....................S-31
Seller's Percentage..............................S-31
[Series 200_-_] Certificateholder
 Interest Collections ...........................S-36
Series [200_-_] Certificateholders' Interest.....S-24
Series [200_-_] certificates......................S-6
Series [200_-_] Expected Payment Date.........S-7, 19
Series Supplement................................S-22
Subordinated Percentage..........................S-34
Subordination Factor.............................S-34

T

Telerate Page 3750...............................S-23
Termination Date.................................S-49
trust.............................................S-6

U

underwriters.....................................S-51
Underwriting Agreement...........................S-51

Y

Yield Supplement Account Deposit Amount..........S-39
Yield Supplement Account Required Amount.........S-38

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX I




------------------------------------------------------------------------------
                     OTHER SERIES OF INVESTOR CERTIFICATES
------------------------------------------------------------------------------


     This Annex I sets forth the principal characteristics of (i) the Floating Rate Auto Loan Asset Backed Certificates, Series 1996-1, (ii) the Floating Rate Auto Loan Asset Backed Certificates, Series 1996-2, (iii) the 6.689% Auto Loan Asset Backed Certificates, Series 1997-1, (iv) the Floating Rate Auto Loan Asset Backed Certificates, Series 1998-1, (v) the Fixed Rate Auto Loan Asset Backed Certificates, Series 1999-1, (vi) the Floating Rate Auto Loan Asset Backed Certificates, Series 1999-2, (vii) the Floating Rate Auto Loan Asset Backed Certificates, Series 1999-3, (viii) the 6.43% Auto Loan Asset Backed Certificates, Series 1999-4 and (ix) the Floating Rate Auto Loan Asset Backed Certificates, Series 2000-A ("Series 1996-1", "Series 1996-2", "Series 1997-1", "Series 1998-1", "Series 1999-1", "Series 1999-2", "Series 1999-3",
"Series 1999-4" and "Series 2000-A", respectively). For more specific information with respect to any Series, any prospective investor should contact DCWR at (248) 948-3067. DCWR will provide, without charge, to any prospective purchaser, a copy of the disclosure document with respect to such series.


1. Series 1996-1
Initial Principal Amount...............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      October 31, 1996 to the earlier of the commencement
                                                                 of an Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      November 2003 Distribution Date
Termination Date.......................................      October 2005 Distribution Date

2. Series 1996-2
Initial Principal Amount...............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      November 30, 1996 to the earlier of the commencement
                                                                 of an Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      December 2001 Distribution Date
Termination Date.......................................      November 2003 Distribution Date

3. Series 1997-1
Initial Principal Amount...............................      $700,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $369,729,998.17
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      July 31, 1997 to the earlier of the commencement
                                                                 of an Accumulation Period, a Reinvestment Period
                                                                 or an Early Amortization Period
Expected Payment Date..................................      August 2004 Distribution Date
Termination Date.......................................      August 2006 Distribution Date

4. Series 1998-1
Initial Principal Amount...............................
    Class A-1 Certificates.............................      $500,000,000
    Class A-2 Certificates.............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month

Current Principal Amount
    Class A-1 Certificates.............................      $500,000,000
    Class A-2 Certificates.............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period
    Class A-1 Certificates.............................      July 1, 1998 to the earlier of the commencement
                                                                 of an Accumulation Period or an Early Amortization
                                                                 Period
    Class A-2 Certificates.............................      July 1, 1998 to the earlier of the commencement
                                                                 of an Accumulation Period or an Early Amortization
                                                                 Period
Expected Payment Date
    Class A-1 Certificates.............................      June 2001 Distribution Date
    Class A-2 Certificates.............................      June 2002 Distribution Date
Termination Date
    Class A-1 Certificates.............................      March 2003 Distribution Date
    Class A-2 Certificates.............................      March 2004 Distribution Date

5. Series 1999-1
Initial Principal Amount
    Class A-1 Certificates.............................      $400,000,000
    Class A-2 Certificates.............................      $600,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount
    Class A-1 Certificates.............................      $400,000,000
    Class A-2 Certificates.............................      $600,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.7% of the Invested Amount
Revolving Period
    Class A-1 Certificates.............................      March 1, 1999 to the earlier of October 1, 2000 (or
                                                                 later in certain circumstances) or an Early
                                                                 Amortization Event
    Class A-2 Certificates.............................      March 1, 1999 to the earlier of October 1, 2001 (or
                                                                 later in certain circumstances) or an Early
                                                                 Amortization Event
Expected Payment Date
    Class A-1 Certificates.............................      March 2001 Distribution Date
    Class A-2 Certificates.............................      March 2002 Distribution Date
Termination Date
    Class A-1 Certificates.............................      March 2003 Distribution Date
    Class A-2 Certificates.............................      March 2004 Distribution Date

6. Series 1999-2
Initial Principal Amount
    Class A-1 Certificates.............................      $750,000,000
    Class A-2 Certificates.............................      $600,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount
    Class A-1 Certificates.............................      $750,000,000
    Class A-2 Certificates.............................      $600,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period
    Class A-1 Certificates.............................      May 1, 1999 to the earlier of the commencement
                                                                 of an Accumulation Period or an Early Amortization
                                                                 Period
    Class A-2 Certificates.............................      May 1, 1999 to the earlier of the commencement
                                                                 of an Accumulation Period or an Early Amortization
                                                                 Period
Expected Payment Date
    Class A-1 Certificates.............................      May 2002 Distribution Date
    Class A-2 Certificates.............................      May 2004 Distribution Date
Termination Date
    Class A-1 Certificates.............................      May 2004 Distribution Date
    Class A-2 Certificates.............................      May 2006 Distribution Date

7. Series 1999-3
Initial Principal Amount...............................      $1,000,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $1,000,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      June 30, 1999 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      July 15, 2002
Termination Date.......................................      July 15, 2004

8. Series 1999-4
Initial Principal Amount...............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 12% of the Invested Amount
Revolving Period.......................................      October 31, 1999 to the earlier of the commencement of
                                                                 an Accumulation Period or an Early Amortization
                                                                 Period
Expected Payment Date..................................      November 15, 2002
Termination Date.......................................      November 15, 2004

9. 2000-A
Initial Principal Amount...............................      $750,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $750,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      March 31, 2000 to earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      March 17, 2003
Termination Date.......................................      March 15, 2005

                     [THIS PAGE INTENTIONALLY LEFT BLANK]



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration becomes effective. This prospectus and the accompanying prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                   Subject to Completion Dated May 25, 2000

PROSPECTUS

                               DaimlerChrysler

                         CARCO AUTO LOAN MASTER TRUST
                      Auto Loan Asset Backed Certificates

               DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, Seller

                  CHRYSLER FINANCIAL COMPANY L.L.C., Servicer

     The trust--

         o may periodically issue asset backed certificates in one or more series with one or more classes; and

         o   will own

                     --    receivables arising from a selected portfolio of
                           automobile dealer revolving floorplan financing
                           agreements;
                     --    payments due on those receivables; and
                     --    other property described in this prospectus and in
                           the prospectus supplement.

     The certificates--

         o   will represent interests in the trust;

         o   will be paid only from the assets of the trust;

         o will represent the right to payments in the amounts and at the times described in the prospectus supplement for those certificates;

         o offered by this prospectus will be rated in the highest long-term rating category (unless otherwise specified) at the time of issuance by at least one nationally recognized rating agency; and

         o   may benefit from one or more forms of credit enhancement.

        Before you decide to invest in any of the certificates, please read this prospectus and the related prospectus supplement, especially the risk factors beginning on page of the prospectus. The certificates will be interests in the trust only and neither the certificates nor the assets of the trust will represent interests in or obligations of DaimlerChrysler Wholesale Receivables LLC, DaimlerChrysler AG, DaimlerChrysler Corporation, Chrysler Financial Company L.L.C. or any of their affiliates. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.


                    The date of this prospectus is , 2000.

                        READING THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information on your certificates in two separate documents that offer varying levels of detail:

         o this prospectus provides general information, some of which may not apply to a particular series of certificates, including your certificates, and

         o the accompanying prospectus supplement is a summary of the specific terms of your certificates.

      If the terms of the certificates described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

      The Index of Principal Terms on page   in this prospectus lists the pages
where capitalized terms used in this prospectus are defined.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                      WHERE YOU CAN FIND MORE INFORMATION

      The seller has filed a Registration Statement (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the certificates offered pursuant to this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto.

      The Registration Statement may be inspected and copied at:

         o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

         o at the SEC's regional office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and

         o at the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Chrysler Financial Company L.L.C., that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Commission allows information filed with it to be incorporated by reference into this prospectus. The following documents filed with the Commission by the servicer, on behalf of the trust, are incorporated in this prospectus by reference: the trust's Annual Report on Form 10-K for the year ended December 31, 1999 and the trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. All reports and other documents filed by the seller, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference in this prospectus.

      For purposes of this prospectus, any statement in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded. Such statements may be modified or superseded by any other statement in this prospectus, an incorporated document or a document incorporated by reference. The statement may only be modified or superseded to a limited extent. The original form of any such statement will no longer be a part of this prospectus. Only the modified form of any such statement will constitute a part of this prospectus.

Copies of the Documents

      You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

         o   you received this prospectus and

         o you requested such copies from Assistant Secretary, Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034-8286 (Telephone: 248-948-3067)

This offer only includes the exhibits to such documents, if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the Commission in Washington D.C., referred to previously.

                               TABLE OF CONTENTS

                   Section                     Page




  AVAILABLE INFORMATION                           2

  REPORTS TO CERTIFICATEHOLDERS                   2

  INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE                                       2

  SUMMARY                                         6

  RISK FACTORS                                   10

  o    LIMITED ABILITY TO RESELL
       CERTIFICATES                              10
  o    CERTAIN LEGAL ASPECTS                     10
  o    PAYMENTS                                  12
  o    SOCIAL, ECONOMIC AND OTHER FACTORS        12
  o    TRUST'S RELATIONSHIP TO
       DAIMLERCHRYSLER AND CFC                   12
  o    CREDIT ENHANCEMENT                        13
  o    CONTROL                                   14
  o    ADDITIONAL SERIES                         14
  o    RATINGS OF THE CERTIFICATES               14
  o    BOOK-ENTRY REGISTRATION                   15

  DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
  AND THE TRUST                                  15

  o    DAIMLERCHRYSLER WHOLESALE
       RECEIVABLES LLC                           15
  o    THE TRUST                                 17

  USE OF PROCEEDS                                18

  THE DEALER FLOORPLAN FINANCING BUSINESS        18

  o    GENERAL                                   18
  o    CREATION OF RECEIVABLES                   19
  o    CREDIT UNDERWRITING PROCESS               19
  o    BILLING, COLLECTION PROCEDURES AND
       PAYMENT TERMS                             20
  o    REVENUE EXPERIENCE                        21
  o    RELATIONSHIP WITH DAIMLERCHRYSLER         22
  o    DEALER MONITORING                         22
  o    "DEALER TROUBLE" STATUS AND CFC'S
       WRITE-OFF POLICY                          22
  o    ADDITIONAL INFORMATION                    23

  THE ACCOUNTS                                   24

  o    GENERAL                                   24

  CHRYSLER FINANCIAL COMPANY L.L.C.,
  CHRYSLER FINANCIAL CORPORATION AND
  CHRYSLER CREDIT CORPORATION                    25

  DESCRIPTION OF THE CERTIFICATES                26

  o    GENERAL                                   26
  o    INTEREST                                  26
  o    PRINCIPAL                                 27
  o    BOOK-ENTRY REGISTRATION                   30
  o    DEFINITIVE CERTIFICATES                   33
  o    THE SELLER'S CERTIFICATE                  34
  o    NEW ISSUANCES                             36
  o    CONVEYANCE OF RECEIVABLES AND
       COLLATERAL SECURITY                       37
  o    REPRESENTATIONS AND WARRANTIES            38
  o    ELIGIBLE ACCOUNTS AND ELIGIBLE
       RECEIVABLES                               40
  o    INELIGIBLE RECEIVABLES, THE
       INSTALLMENT BALANCE AMOUNT AND THE
       OVERCONCENTRATION AMOUNT                  43
  o    ADDITION OF ACCOUNTS                      42
  o    REMOVAL OF ACCOUNTS                       44
  o    EXCLUDED SERIES                           48
  o    COLLECTION ACCOUNT                        48
  o    EXCESS FUNDING ACCOUNT                    49
  o    ALLOCATION PERCENTAGES                    51
  o    ALLOCATION OF COLLECTIONS; DEPOSITS
       IN COLLECTION ACCOUNT                     52
  o    LIMITED SUBORDINATION OF SELLER'S
       INTEREST; ENHANCEMENTS                    54
  o    DISTRIBUTIONS                             56
  o    DEFAULTED RECEIVABLES AND RECOVERIES      56
  o    OPTIONAL REPURCHASE                       57
  o    REINVESTMENT EVENTS AND EARLY
       AMORTIZATION EVENTS                       57
  o    TERMINATION; FULLY REINVESTED DATE        59
  o    INDEMNIFICATION                           60
  o    COLLECTION AND OTHER SERVICING
       PROCEDURES                                61
  o    SERVICER COVENANTS                        61
  o    SERVICING COMPENSATION AND PAYMENT
       OF EXPENSES                               62
  o    CERTAIN MATTERS REGARDING THE SERVICER    63
  o    SERVICE DEFAULT                           63
  o    REPORTS                                   64
  o    EVIDENCE AS TO COMPLIANCE                 65
  o    AMENDMENTS                                65
  o    LIST OF CERTIFICATEHOLDERS                67
  o    THE TRUSTEE                               67

  DESCRIPTION OF THE RECEIVABLES PURCHASE
  AGREEMENT                                      67

  o    SALE OR TRANSFER OF RECEIVABLES           68
  o    REPRESENTATIONS AND WARRANTIES            68
  o    CERTAIN COVENANTS                         69
  o    TERMINATION                               69

  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES       70

  o    TRANSFER OF RECEIVABLES                   70
  o    CERTAIN MATTERS RELATING TO
       BANKRUPTCY                                71

  CERTAIN TAX MATTERS                            73

  o    FEDERAL INCOME TAX CONSEQUENCES           73
  o    STATE AND LOCAL TAX CONSEQUENCES          77

  ERISA CONSIDERATIONS                           78

  o    GENERAL                                   78

  EXPERTS                                        80

  PLAN OF DISTRIBUTION                           81

  LEGAL MATTERS                                  83

  INDEX OF PRINCIPAL TERMS                       84

  GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES                      A-1

                                    SUMMARY

      The following summary is a short, concise description of the main structural features that a series or class of certificates may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a certificate. You will find a detailed description of the possible terms of a certificate following this summary. Refer to the Index of Principal Terms for the location of the definitions of each capitalized term used in this summary and elsewhere in this prospectus.

                    PARTIES
         Party                 Description


   Issuer            o  CARCO Auto Loan Master
                        Trust (the "trust").
   --------------------------------------------------

   Seller            o  DaimlerChrysler Wholesale
                        Receivables LLC  ("DCWR"),
                        a special-purpose indirectly
                        owned subsidiary of
                        Chrysler Financial Company
                        L.L.C. ("CFC").
   --------------------------------------------------

   Servicer          o  CFC, a wholly owned
                        subsidiary of
                        DaimlerChrysler Corporation
                        ("DaimlerChrysler"), the
                        successor to Chrysler
                        Corporation.
   --------------------------------------------------

   Trustee           o  The Bank of New York.
   --------------------------------------------------

                             TITLE OF SECURITIES

      Auto Loan Asset Backed Certificates (the "certificates").

                                  THE TRUST

      The trust will be governed by a Pooling and Servicing Agreement dated as of May 31, 1991, among DCWR (as an assignee), as seller, CFC (as a successor by merger), as servicer, and The Bank of New York, as a successor trustee. The assets of the trust include

     o certain receivables existing under the accounts at the close of business on May 31, 1991 (the "initial cut-off date"), certain receivables generated under the accounts from time to time thereafter during the term of the trust as well as certain receivables generated under any accounts added to the trust from time to time,

     o   all funds collected or to be collected in respect of such receivables,

     o   all funds on deposit in certain accounts of the trust,

     o any other enhancement issued with respect to any particular series or class and

     o a security interest in certain motor vehicles and certain parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or a personal guarantee (collectively, the "collateral security") securing the receivables.

                                 THE ACCOUNTS

      The accounts pursuant to which the receivables have been or will be generated are revolving credit agreements entered into with CFC, directly or as successor to an affiliate, by dealers to finance the purchase of their automobile and light duty truck inventory. Under certain circumstances accounts may be added to, or removed from, the trust. See "The Accounts", "Description of the Certificates -- Eligible Accounts and Eligible Receivables", " -- Addition of Accounts" and " -- Removal of Accounts".

                               THE RECEIVABLES

      The receivables consist of advances made by CFC to domestic motor vehicle dealers to purchase the vehicles. The vehicles consist primarily of new automobiles, light duty trucks and certain other vehicles. Generally, the principal amount of an advance in respect of a vehicle is equal to the wholesale purchase price of the vehicle plus destination charges and, subject to certain exceptions, is due upon the retail sale of the vehicle. See "The Dealer Floorplan Financing Business -- Creation of Receivables" and " -- Payment Terms." The receivables bear interest at a floating rate. See "The Dealer Floorplan Financing Business -- Revenue Experience".

                               THE CERTIFICATES

      The certificates will be issued in series, each of which will consist of one or more classes. The prospectus supplement will set forth the specific terms of a series of certificates.

      The trust's assets will be allocated in part to the certificateholders of each series, with the remainder allocated to the seller. A portion of the seller's interest will be subordinated to the certificateholders' interest of each series. The certificates of each series will evidence an undivided beneficial interest in the trust and will generally represent the right to receive from such assets funds required to make payments of interest on and principal of such series.

      The principal amount of the seller's interest may fluctuate as the aggregate amount of the receivables balance changes from time to time, as new series are issued and as outstanding series amortize.

                    FORM AND DENOMINATION OF CERTIFICATES

      You may purchase certificates in book-entry form only and in $1,000 increments.

                                   INTEREST

      The trust will pay interest on the certificates in a series with the frequency specified in the prospectus supplement. Each series or class of certificates will have its own interest rate, which may be fixed, variable, contingent, or adjustable or have any combination of these characteristics and will be specified in the prospectus supplement. Generally, the trust's sources of funds for the payment of interest on a series of certificates will include:

     o   interest collections on the receivables allocable to that series

     o   any available credit enhancement for that series

                                  PRINCIPAL

      Generally, principal payments on a series of certificates will be made on one or more dates specified in the prospectus supplement. The sources of funds the trust will use to pay principal will be specified in the prospectus supplement. Typically, these sources will include:

     o all or a portion of the principal collections on the receivables allocable to that series

     o all or a portion of the interest collections allocable to that series remaining after interest payments have been made on that series

     o   any available credit enhancement for that series.

      The manner in which the trust will accumulate or apply available funds toward principal payments on a series of certificates will be set forth in the prospectus supplement for that series.

      Each series of certificates will have a revolving period during which no principal payments are made. Among the possible ways principal payments may be structured for a class of certificate are the following:

     o a single expected final payment date, on which all principal is repaid at once

     o an amortization period, during which principal is repaid on each specified distribution date until all principal is repaid

      If a series has more than one class of certificates, the manner for paying principal may be different for the various classes.

      However, it is possible that principal payments on a class or series of certificates will begin earlier than the date specified in the prospectus supplement. Upon the occurrence of an early amortization event for a series of certificates, the trust will apply all principal collections allocated to that series to the repayment of the outstanding principal of certificates in that series, unless the prospectus supplement provides that those funds will be set aside for payment on a later date. An early amortization event will likely result in the commencement of the repayment of principal on the certificates occurring earlier than the expected date specified in the prospectus supplement for that series. Also, an early amortization event may result in delays or reductions in the payments on your certificates.

      Also, the servicer or other designated person may have the option to purchase the outstanding certificates of a series when its invested amount is reduced to a specified level.

                           LIMITED SUBORDINATION OF
                            THE SELLER'S INTEREST;
                                 ENHANCEMENTS

        The seller's interest will be subordinated to the rights of the certificateholders of each series to the extent described in the related prospectus supplement. Also, other enhancements may be provided. See "Limited Subordination of Seller's Interest; Enhancements".

                                 TAX MATTERS

      In the opinion of special tax counsel for the seller and the trust, the certificates of each series will be characterized as debt of the seller for federal income tax purposes and, in the opinion of Michigan counsel for the seller and the trust, the certificates will be characterized as debt of the seller for Michigan income and single business tax purposes. Each certificateholder, by the acceptance of a certificate, will agree to treat such certificates as indebtedness of the seller for federal, state and local income and single business tax purposes. The certificates might be issued with original issue discount. See "Certain Tax Matters" for additional information concerning the application of federal and Michigan tax laws.

                             ERISA CONSIDERATIONS

      If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus and consult counsel before investing in the certificates.

                             CERTIFICATE RATINGS

      Unless otherwise specified in the related prospectus supplement, the certificates of a series will only be issued if they are rated in the highest long-term rating category by at least one nationally recognized rating agency. See "Risk Factors -- Ratings of the certificates".

                                 RISK FACTORS

                    LIMITED ABILITY TO RESELL CERTIFICATES

      There may be no secondary market for the certificates. Underwriters may participate in making a secondary market in the certificates, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your certificates.

                CERTAIN LEGAL ASPECTS MAY RESULT IN DELAYS OR
           REDUCTIONS IN OR LOSS OF PAYMENTS TO CERTIFICATEHOLDERS

      There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of receivables could have an interest in such receivables with priority over the trust's interest. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables". Under the Receivables Purchase Agreement, CFC has warranted to the seller and, under the Pooling and Servicing Agreement, the seller has warranted to the trust that the receivables have been or will be transferred free and clear of the lien of any third party. Each of CFC and the seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any receivable or, except as described under "Description of the Certificates -- The Seller's Certificate", the Seller's Certificate (or any interest therein) other than to the trust.

      CFC has warranted to the seller in the Receivables Purchase Agreement that the sale of the receivables by it to the seller is a valid sale of the receivables to the seller. Also, CFC and the seller have and will treat the transactions described herein as a sale of the receivables to the seller. CFC has and will take all actions that are required under Michigan law to perfect the seller's ownership interest in the receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables". Notwithstanding the foregoing, CFC may become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself may take the position that the sale of receivables to the seller should be recharacterized as a pledge of such receivables to secure a borrowing of such debtor. In such case, delays in payments of collections of receivables to the seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of receivables to the seller is recharacterized as a pledge, a tax or government lien on the property of CFC arising before any receivables come into existence may have priority over the seller's interest in such receivables. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy". If the transactions contemplated herein are treated as a sale, except in certain limited circumstances, the receivables would not be part of CFC's bankruptcy estate and would not be available to CFC's creditors.

      Also, CFC may become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself may request a bankruptcy court to order that CFC be substantively consolidated with the seller. In such case, delays in and reductions in the amount of distributions on the certificates could occur.

      The seller has warranted in the Pooling and Servicing Agreement that the transfer of the receivables to the trust is a sale of the receivables to the trust. The seller has and will take all actions that are required under Michigan law to perfect the trust's interest in the receivables. Also, the seller has warranted that the trust will at all times have a first priority perfected ownership interest in the receivables and, with certain exceptions, in the proceeds of the receivables. However, the transfer of the receivables to the trust could be deemed to create a security interest in the receivables. If the transfer of the receivables to the trust were deemed to create a security interest in the receivables under the UCC as in effect in Michigan, a tax or statutory lien on property of CFC or the seller arising before a Receivable is transferred to the trust may have priority over the trust's interest in such receivables. The seller may become a debtor in a bankruptcy case and a bankruptcy trustee or the seller as debtor in possession or a creditor of the seller may take the position that the transfer of the receivables from the seller to the trust should be recharacterized as a pledge of such receivables. In such case, delays in distributions on the certificates or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in such distributions could result.

      In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts", as defined under the UCC, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the receivables are likely to be viewed as "chattel paper", as defined under the UCC, rather than as accounts, the rationale behind the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in an RPA seller bankruptcy, however, even if the transfer of receivables to the seller and the trust were treated as a sale, the receivables would be part of the RPA seller's bankruptcy estate. In such case, the receivables would be subject to claims of certain creditors, and delays and reductions in payments to the seller and certificateholders could result. See "Certain Legal Aspects of the receivables -- Certain Matters Relating to Bankruptcy".

      If certain events relating to the bankruptcy of DaimlerChrysler, CFC or the seller were to occur, then a Reinvestment Event or Early Amortization Event would occur with respect to each Series. In such case, pursuant to the terms of the Pooling and Servicing Agreement, additional receivables would not be transferred to the trust. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and " -- Certain Matters Relating to Bankruptcy".

      Payments may be made in respect of repurchases of receivables by CFC or seller pursuant to the Pooling and Servicing Agreement within one year prior to the filing of a bankruptcy case in respect of CFC or the seller. In such case, such payments may be recoverable by CFC or the seller as debtor in possession or a creditor or a trustee-in-bankruptcy of CFC or the seller as a preferential transfer from CFC or the seller.

      Application of federal and state bankruptcy and debtor relief laws could affect the interests of the certificateholders in the receivables if such laws result in any receivables being written off as uncollectible or result in delays in payments due on such receivables. See "Description of the Certificates -- Defaulted Receivables and Recoveries".

      The seller has represented and warranted in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority perfected security interest in the related vehicle. Generally, under applicable state laws, a security interest in an automobile or light duty truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. CFC takes all actions necessary under applicable state laws to perfect CFC's security interest in the vehicles. However, at the time a vehicle is sold, CFC's security interest in the vehicle will terminate. Therefore, if a Dealer fails to remit to CFC amounts owed with respect to vehicles that have been sold, the related receivables will no longer be secured by vehicles.

           THE TIMING OF PAYMENTS ON THE RECEIVABLES WILL DETERMINE WHETHER PRINCIPAL WILL BE PAID ON THE CERTIFICATES WHEN INTENDED

      Receivables are generally paid by Dealers upon retail sale of the underlying vehicle. The timing of such sales is uncertain. Also, we cannot assure you that there will be additional receivables created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal on the certificates is dependent on Dealer repayments. As a result

         o the certificates of any series or class may not be fully amortized by the Expected Payment Date, if any, with respect to such series or class and

         o the payment to certificateholders or deposit in a principal funding account of principal during the controlled amortization period or accumulation period, if any, with respect to a series or class of certificates may not equal the controlled amortization amount or controlled deposit amount, if any, with respect to such series or class.

                      SOCIAL, ECONOMIC AND OTHER FACTORS

      Payment of the receivables is largely dependent upon the retail sale of the related vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include

         o   interest rates, unemployment levels,

         o   the rate of inflation and

         o   consumer perception of economic conditions generally.

The use of incentive programs (e.g., manufacturers' rebate programs) may affect retail sales. However, we are unable to determine and we have no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.

               TRUST'S RELATIONSHIP TO DAIMLERCHRYSLER AND CFC

      Neither CFC nor DaimlerChrysler is obligated to make any payments in respect of the certificates of any series or the receivables. Nevertheless CFC has an obligation to purchase certain receivables from the trust due to the failure to comply with certain covenants, as described under "Description of the Certificates -- Servicer Covenants". However, the trust is completely dependent upon CFC for the generation of new receivables. The ability of CFC to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by DaimlerChrysler. Therefore, we cannot assure you that CFC will continue to generate receivables at the same rate as receivables were generated in prior years. Also, if CFC were to cease acting as servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the certificateholders.

      In connection with the transfer of receivables by CFC to the seller and the transfer of such receivables by the seller to the trust, each of CFC and the seller makes representations and warranties with respect to the characteristics of such receivables. CFC and the seller are required to determine the accuracy of such representations and warranties and, in certain circumstances, they are required to purchase receivables with respect to which such representations and warranties have been breached. See "Description of the Certificates -- Representations and Warranties" and "Description of the Receivables Purchase Agreement -- Representations and Warranties". In addition, subject to certain limitations, CFC has the ability to change the terms of the Accounts, including the rate and the credit line, as well as change its underwriting procedures.

      Under agreements between DaimlerChrysler and DaimlerChrysler-franchised dealers, DaimlerChrysler is committed to purchase unmiled vehicles from such dealers upon dealership termination. If DaimlerChrysler is not able to repurchase the new vehicles under the repurchase provision of new vehicles in the dealer agreements, losses with respect to the receivables may be adversely affected. See "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler". Also, because a substantial number of the vehicles to be sold by the Dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of DaimlerChrysler-manufactured vehicles owned by the Dealers would decrease. In such case, payment rates and the loss experience with respect to the receivables will be adversely affected. See "The Dealer Floorplan Financing Business".

      The prospectus supplement for any series offered hereby may set forth certain additional information regarding CFC and DaimlerChrysler. Also, DaimlerChrysler [and CFC] are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding DaimlerChrysler [and CFC] you should refer to such reports and other information which are available as described under "Where You Can Find More Information".

                        CREDIT ENHANCEMENT IS LIMITED

      Credit enhancement of each series of certificates offered hereby will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount for such series as described in the related prospectus supplement. The amount of such credit enhancement is limited and will be reduced from time to time as described in the related prospectus supplement. Also, any Enhancement provided with respect to a series or class of certificates is expected to be limited. See "Limited Subordination of Seller's Interest; Enhancements".

                         OTHER CERTIFICATEHOLDERS MAY
                       CONTROL THE ACTIONS OF THE TRUST

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding certificates of all outstanding series will be required to direct certain actions. These actions include amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of receivables. Also, following the occurrence of an insolvency event with respect to the seller, the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of each series or each class of each series (and any holder of a Supplemental Certificate) will be required to direct the trustee not to sell or otherwise liquidate the receivables.

                     THE ISSUANCE OF ADDITIONAL SERIES OF
              CERTIFICATES MAY ADVERSELY AFFECT EXISTING SERIES

      The trust, as a master trust, has previously issued series and is expected to issue additional series (which may be represented by different classes within a series) from time to time. A Series Supplement delivered in connection with the issuance of other series will specify certain principal terms applicable to such series. Such principal terms may include

          o methods for determining applicable allocation percentages and allocating collections,

          o provisions creating different or additional security or other credit enhancement,

          o different classes of certificates (including subordinated classes of certificates) and

          o any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series.

No Series Supplement, however, may change the terms of the certificates of another series or the terms of the Pooling and Servicing Agreement as applied to the certificates of another series. See "Description of the Certificates -- New Issuances". As long as the certificates of any series are outstanding, a condition to the execution of any Series Supplement will be that the Rating Agencies shall have advised the trustee that the issuance of such Additional Series will not result in the reduction or withdrawal of their rating of the certificates of any outstanding series or class of certificates. However, we cannot assure you that the terms of any one series might not have an impact on the timing or amount of payments received by a certificateholder of any other series. The issuance of an additional series does not require the consent of any certificateholders.

                         RATINGS OF THE CERTIFICATES

      Unless otherwise specified in the related prospectus supplement, it will be a condition to the issuance of the certificates of each series offered hereby that they be rated in the highest long-term rating category by at least one nationally recognized rating agency (such rating agency and each other rating agency designated by the seller in the related Series Supplement in respect of any outstanding series or class, a "Rating Agency"). Any rating assigned to the certificates of a series or a class by a Rating Agency

         o will reflect such Rating Agency's assessment of the likelihood that certificateholders of such series or class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and

         o will be based primarily on the value of the receivables in the trust, the level of subordination of the Seller's Interest and the availability of any Enhancement with respect to such series or class.

However, any such rating will not, unless otherwise specified in the related prospectus supplement, address the likelihood that the principal of, or interest on, any certificates of such series or class will be paid on a scheduled date. The rating will not be a recommendation to buy, hold or sell certificates of such series or class, inasmuch as such rating will not comment as to the market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn by a Rating Agency if in its judgment circumstances in the future so warrant.

                    BOOK-ENTRY REGISTRATION MAY LIMIT YOUR
                ABILITY TO RESELL OR PLEDGE YOUR CERTIFICATES

      Unless otherwise specified in the prospectus supplement relating to a series of certificates offered hereby, the certificates of each such series will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in your names or your nominee's name. Accordingly, unless and until Definitive Certificates are issued, you will not be recognized by the trustee as the "certificateholder" (as that term is used in the Pooling and Servicing Agreement). You will only be able to exercise the rights of a certificateholder indirectly through DTC and its participating organizations, and unless the prospectus supplement for a Series offered hereby provides otherwise, through Euroclear or Clearstream Banking and their respective participating organizations. See "Description of the Certificates -- General", " -- Book-Entry Registration" and " -- Definitive Certificates".


            DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC AND THE TRUST

                  DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC

      DCWR is a limited liability company formed under the laws of the State of Delaware on February 4, 2000 as a wholly owned subsidiary of CFC, for the limited purpose of purchasing wholesale, retail and other receivables from CFC and transferring such receivables to third parties or issuing indebtedness secured by receivables to third parties. DCWR is expected to acquire the Seller's Interest from U.S. Auto Receivables Company ("USA") on or about May , 2000. At that time DCWR will assume the obligations of the seller under the Pooling and Servicing Agreement and the obligations of the purchaser under the Receivables Purchase Agreement. On August 8, 1991, USA had acquired the Seller's Interest from Chrysler Auto Receivables Company ("CARCO") and assumed such obligations. At that time, USA will no longer have any obligations under those agreements. USA and CARCO are both wholly-owned subsidiaries of CFC.

      DCWR will be deemed to have made all representations and warranties of the seller in the Pooling and Servicing Agreement and any Series Supplement with respect to any series of certificates outstanding at such time. In addition, DCWR will assume the obligations of USA under the certificates with respect to any outstanding series, the Pooling and Servicing Agreement and the Receivables Purchase Agreement and will agree to hold USA harmless from any liability related to such obligations. Obligations transferred to and assumed by DCWR include USA's obligation with respect to the subordinated notes held by CFC, the proceeds of which note were used to fund a portion of the purchase price of receivables from CCC on the Initial Closing Date and a portion of the purchase prices of the receivables arising in the Additional Accounts added to the trust on Addition Dates subsequent to the Initial Closing Date. CFC may make additional subordinated loans to DCWR in the future.

      The seller has taken steps in structuring the transactions contemplated hereby that are intended to insure that the voluntary or involuntary application for relief by CFC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the seller with those of CFC. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing certain limitations on the nature of the seller's business, as described above and on the seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its officers. However, we cannot assure you that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of CFC in a proceeding under any Insolvency Law. See "Risk Factors -- Certain Legal Aspects May Result in Delays in or Reductions or Loss of Payments to Certificateholders" and "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy".

      Also, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans, of DaimlerChrysler or CFC can be asserted against the seller. To the extent that any such liabilities arise after the transfer of receivables to the trust, the trust's interest in the receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the seller could permit the claimant to subject the seller to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law. See "Risk Factors -- Certain Legal Aspects May Result in Delays in or Reductions or Loss of Payments to Certificateholders" and "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy" and "Risk Factors --Trust's Relationship to DaimlerChrysler and CFC".

      DCWR's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286, and its telephone number is (248) 948-3031.

                                  THE TRUST

      The trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The property of the trust consists of

          o the receivables existing in the Accounts on May 31, 1991 (the "Initial Cut-Off Date").

          o all receivables generated in the Accounts from time to time thereafter during the term of the trust as well as receivables generated in any Accounts added to the trust from time to time (but excluding receivables in any Accounts that are removed from the trust from time to time after the Initial Cut-Off Date),

          o an assignment of all the seller's rights and remedies under the Receivables Purchase Agreement,

          o all funds collected or to be collected in respect of the receivables,

          o all funds on deposit in certain accounts of the trust,

          o any Enhancement issued with respect to any particular series or class of certificates and

          o a security interest in the vehicles and any other collateral security.

See "Description of the Certificates -- Addition of Accounts". See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

      CFC will generally not convey to the trust receivables ("Fleet Receivables") originated in connection with multiple new vehicle orders of at least five vehicles by certain specified Dealers. The terms receivables and Principal Receivables as used herein will not refer to Fleet Receivables.

      The property of the Trust may also include Enhancements for the benefit of certificateholders of a particular series or class. The certificateholders of a particular series or class will not have any interest in any Enhancements provided for the benefit of the certificateholders of another series or class, unless so provided in the related Series Supplement or Series Supplements. Pursuant to the Pooling and Servicing Agreement, the seller will be allowed (subject to certain limitations and conditions), and in some circumstances will be obligated,

         o to designate from time to time Additional Accounts to be included as Accounts and to convey to the trust the receivables of such Additional Accounts, and

         o to designate from time to time certain Accounts to be removed and to require the trustee to convey receivables in such Removed Accounts to the seller.

      The trust was formed for this and like transactions pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the receivables and the other assets of the trust and proceeds therefrom, issuing the certificates and the seller's certificate (and any Supplemental certificates) and making payments thereon and related activities. As a consequence, the trust is not expected to have any need for, or source of, capital resources other than the assets of the trust.


                                USE OF PROCEEDS

      Unless otherwise provided in the related prospectus supplement:

         o the net proceeds from the sale of the certificates of a series offered hereby will be paid to DCWR and used to make the deposit of the Excess Funded Amount, if any, for such series, to the Excess Funding Account for such series;

         o DCWR will use the portion of such proceeds paid to it, together with the subordinated loan from CFC described under "DaimlerChrysler Wholesale Receivables LLC and the Trust -- DaimlerChrysler Wholesale Receivables LLC", to purchase receivables from CFC or to repay certain amounts previously borrowed to purchase receivables; and

         o CFC will use the portion of the proceeds paid to it for general corporate purposes.


                    THE DEALER FLOORPLAN FINANCING BUSINESS

                                   GENERAL

      The receivables transferred to the trust pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances (known generally as "wholesale" or "floorplan" financing) made by DaimlerChrysler, directly or as successor to Chrysler Corporation, and CFC, directly or as a successor to affiliates, to domestic motor vehicle dealers. These funds are used by dealers to purchase new and used vehicles manufactured or distributed by DaimlerChrysler and other manufacturers pending sale to retail buyers. As described herein, receivables transferred to the trust are secured by the vehicles and, in many cases, certain parts inventory, equipment, fixtures and service accounts of the vehicle dealers. In some cases, the receivables are also secured by realty owned by, and/or a personal guarantee of, a vehicle dealer.

      CFC, as successor to Chrysler Financial Corporation ("CFC Corp.") and Chrysler Credit Corporation ("CCC"), is the primary wholesale financing source for DaimlerChrysler-franchised dealers in the United States. DaimlerChrysler vehicles for which CFC provides wholesale financing include vehicles manufactured under the CHRYSLER, PLYMOUTH, DODGE and JEEP trademarks. CFC, directly or as successor to CFC Corp. or CCC, has extended credit lines to DaimlerChrysler-franchised dealers that also operate non-DaimlerChrysler franchises and non-DaimlerChrysler dealers. CFC services the accounts of domestic dealers financed by it (the "U.S. Wholesale Portfolio") through its Southfield Support office located in Southfield, Michigan and through a network of zone offices located throughout the United States.

      Vehicles financed by any dealer under the floor plan program are categorized by CFC, under its policies and procedures, as New Vehicles or Used Vehicles based on whether such vehicles qualify for the new or used wholesale and retail interest rate chargeable to such dealer in connection with the vehicles financed. Currently, "New Vehicles" consist of

          o current and prior model year unmiled vehicles,

          o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and

          o prior model year and two year old miled vehicles. Currently, "Used Vehicles" consist of previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles. Vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler are referred to, collectively, as "Auction Vehicles". New Vehicles and Used Vehicles may be categorized differently in the future based on CFC's practices and policies.

                           CREATION OF RECEIVABLES

      CFC finances 100% of the wholesale invoice price of new vehicles, including destination charges. DaimlerChrysler originates receivables in respect of DaimlerChrysler-manufactured or distributed vehicles concurrently with the shipment of such vehicles to the financed dealer.

      Once a dealer has commenced the floorplanning of a manufacturer's vehicles through CFC, CFC will finance all purchases of vehicles by such dealer from such manufacturer. CFC will cancel this arrangement, however, if a dealer's inventory is considered by CFC to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In such circumstances (known as "finance hold"), the applicable local zone office of CFC assumes control of vehicle releases to the dealer. Special arrangements are made by CFC to finance inter-dealer sales of vehicles.

                         CREDIT UNDERWRITING PROCESS

      CFC extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of new, used and auction vehicles. All DaimlerChrysler- franchised dealers that have a new vehicle line of credit in place are also eligible for a used vehicle and an auction vehicle credit line. A new vehicle credit line relates to New Vehicles (other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler) used vehicle credit line relates to Used Vehicles. An auction vehicle credit line relates to Auction Vehicles.

      A newly franchised dealer requesting the establishment of a new vehicle credit line must submit an application to a CFC zone office. After receipt of such application, the local zone office investigates the prospective dealer. The office reviews the prospective dealer's credit reports and bank references and evaluating the dealer's marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the office reviews the dealer's credit reports, including the experience of the dealer's current financing source, and bank references. Further, the office investigates the dealer's current state of operations and management, including evaluating a factory reference, and marketing capabilities. For credit lines within an office's approval limits, the office either approves or disapproves the dealer's request. For credit lines in excess of an office's approval limits, the office transmits the requisite documentation to the Southfield Support Dealer Credit Department for approval or disapproval. CFC applies the same underwriting standards for dealers franchised by other manufacturers.

      Upon approval, dealers execute a series of financing agreements with CFC and, in the case of DaimlerChrysler-franchised dealers, DaimlerChrysler. These agreements provide CFC a first priority security interest in the vehicles and other collateral and a demand master promissory note in favor of CFC. Pursuant to these agreements, CFC requires all dealers to maintain insurance coverage for each vehicle for which it provided floorplan financing, with CFC designated as loss payee.

      The size of a credit line initially offered to a dealer is based upon the dealer's sales record, or, in the case of a prospective dealer, expected annual sales, and the dealer's effective net worth. The amount of a dealer's credit line for new vehicles is adjusted quarterly by CFC. The adjustment is based upon the dealer's average new vehicle sales during the prior 180 days and is, generally, in an amount sufficient to finance a 75-day supply of vehicles. The amount of a dealer's credit line for used vehicles is also adjusted periodically. This adjustment is based upon the dealer's average used vehicle sales for the prior 180 days and is, generally, in an amount sufficient to finance 50% of a 30 to 45-day supply of vehicles. CFC determines the size of a dealer's auction vehicle credit line on a case by case basis and makes adjustments periodically based on CFC's practices and procedures.

      The aggregate amount advanced for each Used Vehicle is equal to the National Automotive Dealers Association's Official Wholesale Used Car Trade-in Guide wholesale book value for such vehicle. However, the aggregate amount of the credit line for such used vehicles may not exceed 50% of the value of such dealer's total inventory of used vehicles. The amount advanced for New Vehicles and all Auction Vehicles is equal to the amount invoiced with respect to such vehicles and the auction purchase price (including auction fees) of such Auction Vehicles, respectively.

               BILLING, COLLECTION PROCEDURES AND PAYMENT TERMS

      CFC prepares and distributes each month to each dealer a statement setting forth billing and related account information. CFC generates and mails each dealer's bills on the sixth and seventh calendar day of the month. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed. CFC bills interest and handling fees in arrears, but bills insurance costs in advance. Upon the sale of a vehicle for which it has provided floorplan financing, CFC is entitled to receive payment in full of the related advance. Dealers remit payments by check directly to CFC's local zone offices or electronically via an electronic funds transfer system maintained by the Southfield Support office.

                              REVENUE EXPERIENCE

      CFC charges dealers interest at a floating rate based on the rate (the "Prime Rate") designated as the "prime rate" from time to time by certain financial institutions selected by CFC, plus a designated spread ranging from 0.25% to 1.00% on New Vehicles. The Prime Rate is reset by CFC on the first and sixteenth days of every month and is applied to all balances outstanding during the applicable period. The actual spread for each dealer is determined according to the total amount of such dealer's credit lines. CFC generally increases the spreads charged on Used Vehicle balances by an additional 0.75%. Previously owned vehicles, however, purchased at a DaimlerChrysler closed auction are financed at the applicable New Vehicle rate. In the case of a few larger dealers, CFC charges such dealers interest at a floating rate based on LIBOR plus 2.75% up to the Prime Rate plus 0.50%.

                      RELATIONSHIP WITH DAIMLERCHRYSLER

      DaimlerChrysler provides to some DaimlerChrysler-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, DaimlerChrysler provides floorplan assistance to all DaimlerChrysler-franchised dealers through a number of formal and informal programs. On all new vehicle financings, DaimlerChrysler reimburses dealers directly for the finance costs for a specified period from the date of shipment. DaimlerChrysler also has a supplemental floorplan assistance program. In this program, DaimlerChrysler reimburses dealers at the time of retail sale, for a specified amount depending upon the vehicle model.

      Under an agreement between DaimlerChrysler and each DaimlerChrysler-franchised dealer, DaimlerChrysler commits to repurchase unsold new vehicles in inventory upon dealership termination, at such vehicles' wholesale prices less a specified margin. DaimlerChrysler only repurchases current model year vehicles that are new, undamaged and unused. DaimlerChrysler also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the invoice price. If CFC takes possession of a dealer's parts inventory, DaimlerChrysler is only obligated to pay CFC 55% of the invoice price of such inventory. All of such assistance, however, is provided by DaimlerChrysler for the benefit of its dealers, and does not relieve such dealers of any of their obligations to CFC.

      Much of such assistance is provided at the option of DaimlerChrysler, which may terminate any of such optional programs in whole or in part at any time. If DaimlerChrysler is unable to or elects not to provide such assistance, the loss experience of CFC in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer in such business, the rate of sales of DaimlerChrysler-manufactured vehicles would decrease. This would adversely affect payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Payment Terms" for a discussion of an installment payment plan made available to dealers. See also "Risk Factors -- trust's Relationship to DaimlerChrysler and CFC".

                              DEALER MONITORING

      CFC's local zone offices monitor the level of each dealer's wholesale credit line on a periodic basis. Dealers are permitted to exceed such lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer's credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. If at any time CFC learns that a dealer's balance exceeds its approved credit lines, CFC will evaluate such dealer's financial position and may temporarily increase such dealer's credit lines or place such dealer in a disciplinary category known as "finance hold". See "Creation of Receivables".

      Zone office personnel conduct audits of dealer vehicle inventories on a regular basis. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, CFC reconciles each dealer's physical inventory with its records of financed vehicles. Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances. The audit process also aids CFC in determining in those instances whether a dealer received sale proceeds but diverted such proceeds to uses other than the repayment of the obligations to CFC.

              "DEALER TROUBLE" STATUS AND CFC'S WRITE-OFF POLICY

      Under some circumstances, CFC will classify a dealer under "Dealer Trouble" status. Such circumstances include

          o failure to remit any principal or interest payment when due,

          o any notifications of liens, levies or attachments and

          o a general deterioration of its financial condition.

Once a dealer is assigned to Dealer Trouble status, CFC determines any more extension of credit on a case-by-case basis.

      CFC attempts to work with dealers to resolve instances of Dealer Trouble status. If, however, a dealer remains on such status, it can result in one of the following:

          o an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers,

          o a forced liquidation in which the dealer's inventory is repossessed and, in the case of DaimlerChrysler-franchised dealers, the franchise is closed,

          o a voluntary surrender of the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, franchise closure, or

          o a forced sale of the dealership. Generally, CFC works with franchised dealers to find third parties to purchase a troubled dealership.

The proceeds of such sales are used to repay amounts due to CFC. Once liquidation has begun, CFC performs an analysis of its position, writes off any amounts identified at such time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, CFC may recognize additional losses or recoveries.

                            ADDITIONAL INFORMATION

      The prospectus supplement for each Series will set forth additional information with respect to the Dealer Floorplan Financing Business.

                                 THE ACCOUNTS

                                   GENERAL

      The receivables arise in the revolving financing arrangements (the "Accounts") with domestic automobile dealers ("Dealers") franchised by DaimlerChrysler and/or other automobile manufacturers. CFC selected the Accounts from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"). Each Account in the Eligible Portfolio must be an account established by CFC, directly or as successor to CFC Corp. or CCC, in the ordinary course of business and meet other criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations and Warranties". CFC and the seller have represented that each believes that the Accounts will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

      From time to time, Dealers deposit funds with CFC in cash management accounts, limited in amount to the amount of the wholesale accounts. CFC applies funds deposited by a Dealer in its cash management account to reduce the Dealer's outstanding Principal Receivables balance. Under some circumstances, a Dealer may reborrow the funds.

      Pursuant to the Pooling and Servicing Agreement, the seller, and pursuant to the Receivables Purchase Agreement, CFC has the right (subject to limitations and conditions), and in some circumstances is obligated, to choose from time to time additional qualifying wholesale accounts to be included as Accounts and to convey to the trust some of the receivables of such Additional Accounts, including receivables created after the conveyance. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. CFC will convey the receivables then existing, with certain exceptions, or later created under the Additional Accounts to the seller. The seller will then convey them to the trust. See "Description of the Certificates -- Addition of Accounts". In addition, as of any Additional Cut-off Date in respect of Additional Accounts and the date any new receivables are generated, CFC will represent and warrant to the seller, and the seller will represent and warrant to the trust, that the receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Certificates -- Conveyance of Receivables". Under some circumstances specified in the Pooling and Servicing Agreement, the seller has the right to remove Accounts, and the receivables arising from the Accounts, from the trust. See "Description of the Certificates -- Removal of Accounts". During the term of the trust, the Accounts from which the receivables arise will be the same Accounts designated by the seller on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the trust.

      Each prospectus supplement will contain information about the Accounts.


                       CHRYSLER FINANCIAL COMPANY L.L.C.
                      CHRYSLER FINANCIAL CORPORATION AND
                          CHRYSLER CREDIT CORPORATION

      CFC, a Michigan limited liability company and a wholly-owned subsidiary of DaimlerChrysler, is a financial services organization. It is the continuing company resulting from a merger on October 25, 1998, of CFC Corp. into CFC. CFC Corp., a Michigan corporation, was the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler Corporation (as predecessor of DaimlerChrysler) into a newly acquired, previously nonaffiliated finance company incorporated in 1926. CFC is engaged in the following:

         o   automotive retail, wholesale and fleet financing,

         o   servicing commercial leases and loans,

         o   property, casualty and other insurance and

         o   automotive dealership facility development and management.

      CFC's business depends substantially upon DaimlerChrysler's operations. In particular, lower levels of production and sale of DaimlerChrysler's automotive products could reduce the level of CFC's finance and insurance operations. See "Risk Factors -- trust's Relationship to DaimlerChrysler and CFC". CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286 and its telephone number is (248) 948-3060.

      CCC, a wholly owned subsidiary of CFC Corp., provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On December 31, 1995, CCC merged into CFC Corp. CFC Corp., in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, assumed all the rights and obligations of CCC under (a) the Pooling and Servicing (including rights and obligations as servicer) and (b) the Receivables Purchase Agreement (including rights and obligations of the seller). After that merger, CFC Corp. provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On October 25, 1998, CFC Corp. merged into CFC. CFC, in accordance with the terms of the Pooling and Servicing Agreement, assumed all the rights and obligations of CFC Corp. under (a) the Pooling and Servicing Agreement (including rights and obligations of servicer) and (b) the Receivables Purchase Agreement (including rights and obligations of the seller).

      The prospectus supplement for each series will contain additional information about CFC.


                        DESCRIPTION OF THE CERTIFICATES

                                   GENERAL

      The certificates of a series will be issued pursuant to a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"), among DCWR, as seller of the receivables, CFC, as servicer of the receivables, and the trustee. The Pooling and Servicing Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part. The trustee will make available for inspection a copy of the Pooling and Servicing Agreement, without exhibits or schedules, to certificateholders of a Series on written request. The following summary describes terms generally applicable to the certificates of each Series, is not complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the applicable Series Supplement.

      The certificates of each series will evidence undivided beneficial interests in certain assets of the trust allocated to the Interest of the Certificateholders of such series (the "Certificateholders' Interest"). These interests will represent the right to receive from the trust assets funds up to, but not in excess of, the amounts required to make payments of interest on and principal of the certificates of the series pursuant to the Pooling and Servicing Agreement as described in the related prospectus supplement.

      The certificates of each series will initially be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the seller, the "Depository"), except as set forth below. Unless the related prospectus supplement states otherwise, the certificates of each Series will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only. DTC has informed the seller that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the certificates. Unless and until Definitive Certificates are issued, no certificateholder will be entitled to receive a physical certificate representing a certificate. All references in this prospectus to actions by certificateholders shall refer to actions taken by DTC upon instructions from Participants. Also, all references in this prospectus to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, as the case may be. See "Book-Entry Registration" and "Definitive Certificates".

                                   INTEREST

      The certificates of a series or class will accrue interest on their principal balance at the per annum rate set forth in or determined as described in the prospectus supplement. Interest will be payable to the certificateholders of a series or class on the interest payment dates specified in the prospectus supplement. If the prospectus supplement for a series or class of certificates so provides, the interest rate and the interest payment dates for each certificate of that series or class may be adjusted from time to time, including as a result of a decline in the interest rate of the receivables.

      Except as otherwise stated in this prospectus or in the related prospectus supplement, Interest Collections and other amounts allocable to the Certificateholders' Interest of a Series will be used to make interest payments to certificateholders of such Series on each interest payment date with respect to those certificateholders. During any Early Amortization Period, however, with respect to a Series, interest will be distributed to the certificateholders monthly on each Special Payment Date.

      If the interest payment dates for a series or class occur less than monthly, the collections or other amounts (or the portion allocable to the class) will be deposited in one or more trust accounts (each an "Interest Funding Account"). The amounts in the Interest Funding Account will be used to make interest payments to certificateholders of the series or class on the following interest payment date with respect to those certificateholders. If a Series has more than one class of certificates, each class may have a separate Interest Funding Account.

                                  PRINCIPAL

      The certificates of each series and class will have a revolving period (the "Revolving Period"). During the Revolving Period, Principal Collections and other amounts otherwise allocable to the Certificateholders' Interest of such series or class will be

          o paid to the seller,

          o deposited to the Excess Funding Account, if any, for such series or

          o distributed to, or for the benefit of, the certificateholders of other classes or series.

A Revolving Period for a series will begin on the date stated in the related prospectus supplement (the "Series Cut-off Date") and end on the earlier of:

          o the day immediately before the Accumulation Period commencement date or the controlled amortization period commencement date for the series and

          o the day immediately before the day on which an Early Amortization Event or a Reinvestment Event occurs with respect to the series.

If a series has more than one class of certificates, each class may have a different Revolving Period.

     The trust may use any of the following structures for paying principal on a series or class of certificates. We will describe the actual structure for a series or class in the related prospectus supplement.

      A series may have an accumulation period (the "Accumulation Period"). The Accumulation Period will begin at the close of business on the date specified in or determined in the manner specified in the prospectus supplement and end on the earliest of:

          o the beginning of a Reinvestment Period with respect to the series,

          o the beginning of an Early Amortization Period with respect to the series and

          o payment in full of the outstanding principal amount of the series certificates.

      During the Accumulation Period for a series, Principal Collections and other amounts allocable to the Certificateholders' Interest of such series, which may include some Excess Principal Collections, will be deposited on each distribution date in a trust account established for the benefit of the certificateholders of such series (a "Principal Funding Account"). The amounts in the Principal Funding Account, together with any amounts in the Excess Funding Account allocable to the series, will be used to make principal distributions to the certificateholders of the series when due. The amount to be deposited in a Principal Funding Account for any series on any distribution date may, but will not necessarily, be limited to the Controlled Deposit Amount. The "Controlled Deposit Amount" is equal to an amount stated in the related prospectus supplement plus, in the case of some distribution dates, any amounts in the Excess Funding Account allocable to the series. If a series has more than one class of certificates, each class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount. Also, there may be priorities among the classes with respect to deposits of principal into the Principal Funding Accounts.

      A series may have a controlled amortization period (the "Controlled Amortization Period"). The Controlled Amortization Period will begin at the close of business on the date stated in or determined in the manner stated in the related prospectus supplement and will end on the earliest of:

          o the beginning of a Reinvestment Period with respect to the series,

          o the beginning of an Early Amortization Period with respect to the series and

          o payment in full of the outstanding principal amount of the certificates of that series.

      During the Controlled Amortization Period for a series, Principal Collections and other amounts allocable to the Certificateholders' Interest of the series, which may include Excess Principal Collections and amounts in the Excess Funding Account, will be used on each distribution date to make principal distributions to any class of certificateholders of the series then scheduled to receive distributions. The amount to be distributed to those certificateholders may be limited to the Controlled Amortization Amount for the series. If a series has more than one class of certificates, each class may have a different Controlled Amortization Period and a separate Controlled Amortization Amount. In addition, the related prospectus supplement may describe priorities among the classes with respect to the distributions.

      A series may have a reinvestment period (the "Reinvestment Period"). The Reinvestment Period will begin on the day on which a Reinvestment Event has occurred and end on the earliest of:

          o the beginning of an Early Amortization Period with respect to the series,

          o the recommencement of the Revolving Period in accordance with the related Series Supplement and

          o payment in full of the outstanding principal amount of the certificates of that series.

      During the Reinvestment Period for a series, Principal Collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, will be deposited on each distribution date in a Principal Funding Account. The Funds in the Principal Funding Account, together with any amounts in the Excess Funding Account allocable to the series, will be used to make principal distributions to the certificateholders of the series when due. The amount to be deposited in a Principal Funding Account for any series on any distribution date will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. If a series has more than one class of certificates, each class may have a separate Principal Funding Account and there may be priorities among the classes with respect to deposits of principal into the Principal Funding Accounts.

      The "Early Amortization Period" for a series is the period beginning on the day on which an Early Amortization Event has occurred with respect to the series and ending on the earliest of:

          o payment in full of the outstanding principal amount of the certificates of that series,

          o the recommencement of the Revolving Period in accordance with the related Series Supplement and

          o the Termination Date for the series.

      During an Early Amortization Period for a series, its Revolving Period, Reinvestment Period, Controlled Amortization Period or Accumulation Period, as applicable, will end. Further, Principal Collections and some other amounts allocable to the Certificateholders' Interest of that series will no longer be paid to the seller or the holders of any other outstanding series or deposited in a Principal Funding Account. Instead, they will be distributed as principal payments to the applicable certificateholders of that series monthly on each distribution date beginning with the distribution date following the Collection Period in which that Early Amortization Period begins (each such distribution date, a "Special Payment Date"). During an Early Amortization Period for a series, distributions of principal to certificateholders of the series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. In addition, on the first Special Payment Date with respect to any series, to the extent stated in the related Series Supplement, any funds on deposit in the Excess Funding Account, if any, with respect to the series and any funds on deposit in the Principal Funding Account with respect to that series will be paid to the certificateholders of the relevant class or series up to the outstanding principal balance of the certificates of that series or class. See "Reinvestment Events and Early Amortization Events" for a discussion of the events which might lead to the beginning of an Early Amortization Period with respect to a Series.

      The trust may use any combination of the above described structures for a series or class and may use any other principal payment structure set forth in a prospectus supplement.

      Funds on deposit in any Principal Funding Account will be invested in Eligible Investments. The Eligible Investments may be subject to a guarantee or guaranteed investment contract or other mechanism stated. The Eligible Investments in the related prospectus supplement intended to assure a minimum rate of return on the investment of the funds. To make it more likely that the principal amount of a series or class of certificates will be paid in full at the end of its Accumulation Period, the series or class may be subject to a maturity liquidity facility or other similar mechanism stated in the relevant prospectus supplement. A maturity liquidity facility is a financial contract that generally provides that enough principal will be available to retire the certificates at a specified date.

      Certificates of a series or class may also be purchased from time to time, generally at their respective principal amounts, in connection with a remarketing thereof if so stated in the related prospectus supplement. A purchase of certificates of a series or class may cause the outstanding principal amount of series or class to decrease prior to the start of any Controlled Amortization Period or Early Amortization Period. The prospectus supplement for any series subject to purchase will describe the conditions to and procedures for any purchase. The proceeds of any purchase would be paid to the holders of the certificates so purchased.

                           BOOK-ENTRY REGISTRATION

      Unless in the related prospectus supplement states otherwise, certificateholders may hold certificates of a Series through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems.

      Cede, as nominee for DTC, will be the registered holder of the global certificates. Except as described in this prospectus, no certificateholder will be entitled to receive a certificate representing that person's interest in the certificates. Unless and until Definitive Certificates are issued, all references in this prospectus to actions by certificateholders shall refer to actions taken by DTC upon instructions from its Participants. Also, all references in this prospectus to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the certificates, for distribution to the certificateholders in accordance with DTC procedures.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in those capacities, the "Foreign Agency Depositaries").

      Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Foreign Agency Depositary. Such cross-market transactions, however, will require the counterparty in the relevant European international clearing system to deliver instructions to the system in accordance with its rules and procedures and within its European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Foreign Agency Depositary to take action to effect final settlement on its behalf. The Foreign Action Depositary will then deliver or receive securities in DTC, and make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Foreign Agency Depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the certificates, see Annex I. Also, for information with respect to tax documentation procedures relating to the certificates, see Annex I and "Certain Tax Matters -- Certain Federal Income Tax Consequences -- Foreign Investors".

      DTC is

          o a limited-purpose trust company organized under the laws of the State of New York,

          o a member of the Federal Reserve System,

          o a "clearing corporation" within the meaning of the UCC and

          o a "clearing agency" registered pursuant to the provisions of
     Section 17A of the Exchange Act.

      DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, certificates may do so only through Participants and Indirect Participants. In addition, certificateholders will receive all distributions of principal of and interest on the certificates from the trustee through DTC and its Participants. Under a book-entry format, certificateholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or certificateholders. It is anticipated that the only "Certificateholder", as that term is used in the Pooling and Servicing Agreement, will be Cede, as nominee of DTC, and that certificateholders will not be recognized by the trustee as certificateholders under the Pooling and Servicing Agreement. Certificateholders will only be permitted to exercise the rights of certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC must make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and must receive and transmit distributions of principal of and interest on the certificates. Participants and Indirect Participants with which certificateholders have accounts with respect to the certificates also must make book-entry transfers and receive and transmit those payments on behalf of their respective certificateholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a certificateholder to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the certificates, may be limited due to the lack of a physical certificate for the certificates.

      DTC has told the seller that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the certificates are credited.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear Clearance System cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Foreign Agency Depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Tax Matters". Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or the applicable Series Supplement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect those actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and the procedures may be discontinued at any time.

                           DEFINITIVE CERTIFICATES

      Unless the related prospectus supplement states otherwise, the certificates of a series or class will be issued in fully registered, certificated form to certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if

          o the seller advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the certificates of such series or class and the seller is unable to locate a qualified successor,

          o the seller, at its option, chooses to end the book-entry system through DTC with respect to such series or class or

          o after a Service Default occurs, certificateholders representing not less than 50% of the aggregate unpaid principal amount of the certificates of such series or class advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the certificateholders.

      If any of the events described in the immediately preceding paragraph occurs, DTC must notify all Participants of the availability of Definitive Certificates. When DTC surrenders the certificate or certificates representing those certificates and gives instructions for re-registration, the trustee will issue the certificates in the form of Definitive Certificates. After doing so, the trustee will recognize the holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for any series or class of certificates, the Pooling and Servicing Agreement provides that the applicable certificateholders will be notified of such event.

      The trustee will make distributions of principal of, and interest on, the certificates directly to Holders in accordance with the procedures set forth in this prospectus and in the Pooling and Servicing Agreement. On each distribution date the trustee will make distributions to Holders in whose names the Definitive Certificates were registered at the close of business on the related record date. The trustee will make distributions by check mailed to the address of the Holder as it appears on the register maintained by the trustee. The trustee will make the final distribution on any Certificate, whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the certificates, however, only when the certificate is presented and surrendered on the final payment date at the office or agency that is specified in the notice of final distribution to certificateholders. The trustee will provide that notice to registered certificateholders not later than the fifth day of the month of the final distribution.

      Definitive Certificates will be transferable and exchangeable at the offices of the trustee, which shall initially be 101 Barclay Street, New York, New York 10286. The trustee will not impose any service charge for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer exchange.

                           THE SELLER'S CERTIFICATE

      The Pooling and Servicing Agreement provides that the seller may, from time to time, exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person or entity chosen by the seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement, if

         o the seller shall at the time of that exchange and after giving effect to the exchange have an interest in the Pool Balance of not less than 2% of the aggregate amount of the principal balances of the receivables (the "Pool Balance"),

         o the seller shall have delivered to the trustee, the Rating Agencies and any Enhancement provider a Tax Opinion with respect to the exchange and

         o the seller shall have delivered to the trustee written confirmation from the applicable Rating Agencies that such exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates. Any later transfer or assignment of a Supplemental Certificate is also subject to the second and third conditions described in the preceding sentence.

The seller may transfer a Supplemental Certificate to a securitization vehicle that in turn issues asset-backed securities based on that Supplemental Certificate.

                                NEW ISSUANCES

      The Pooling and Servicing Agreement states that pursuant to one or more Series Supplements, the trustee may issue two types of certificates:

          o one or more series of certificates which are transferable and have the characteristics described below and

          o the Seller's Certificate (and any Supplemental Certificate) which will evidence the Seller's Interest and will be transferable only upon the satisfaction of certain conditions described under "The Seller's Certificate"

     The Pooling and Servicing Agreement also provides that, pursuant to one or more Series Supplements, the seller may cause the trustee to issue one or more new series. Under the Pooling and Servicing Agreement, the seller may specify, among other things, with respect to any series:

          o its name or designation,

          o its initial principal amount, or method for calculating such amount,

          o its certificate rate, or the method for determining its certificate rate,

          o a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any,

          o the method for allocating principal and interest to certificateholders of such series,

          o the percentage used to calculate monthly servicing fees,

          o the issuer and terms of any Enhancement or the level of subordination provided by the Seller's Interest,

          o the terms on which the certificates of such series may be exchanged for certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the seller or be remarketed by any remarketing agent,

          o the Series Termination Date and

          o any other terms permitted by the Pooling and Servicing Agreement (all such terms, the "Principal Terms" of the Series).

      The seller may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the seller may specify Principal Terms of a new series such that each series has a Controlled Amortization Period or Accumulation Period which may have a different length and begin on a different date than the Controlled Amortization Period or Accumulation Period for any other series. Further, one or more series may be in their Reinvestment Periods, Early Amortization Periods, Controlled Amortization Periods or Accumulation Periods while other series are not. Thus, certain series may be amortizing or accumulating principal, while other series are not. Moreover, different series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the trustee will hold each form of Enhancement only on behalf of the series, or a particular class within a series, with respect to which it relates, unless the related Series Supplement or Series Supplements state otherwise. The Pooling and Servicing Agreement also states that the seller may specify different certificate rates and Monthly Servicing Fees with respect to each series, or a particular class. In addition, the seller has the option under the Pooling and Servicing Agreement to vary among series, or classes within a series, the terms upon which the seller may repurchase a series, or classes within a series.

      Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a new series may be issued only if specified conditions are satisfied. The seller may cause the issuance of a new series by notifying the trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any series, and classes within a series, if any. The Pooling and Servicing Agreement states that the trustee will issue a new series only when it is delivered the following:

          o a Series Supplement in form satisfactory to the trustee signed by the seller and the servicer and specifying the Principal Terms of the series,

          o the form of any Enhancement and any related agreement,

          o an opinion of counsel to the effect that, for federal income and Michigan income and single business tax purposes, (x) the issuance will not adversely affect the characterization of the certificates of any outstanding series or class as debt of the seller, (y) such issuance will not cause a taxable event to any certificateholders (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to in this prospectus as a "Tax Opinion") and (z) the new series will be characterized as debt of the seller, and

          o written confirmation from the applicable Rating Agencies that the issuance will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

      The issuance is also subject to the conditions that (a) the seller shall have represented and warranted that the issuance shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any outstanding series and (b) after giving effect to such issuance, the seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance. When all of these conditions are satisfied, the trustee will issue the series.

              CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

      CARCO, USA and/or DCWR, as applicable, has sold and assigned or will sell and assign to the trust

          o all of its right, title and interest in and to the receivables and the related Collateral Security as of the Initial Cut-Off Date,

          o all receivables thereafter created in the Accounts,

          o its interests in the related Collateral Security and the Receivables Purchase Agreement and

          o the proceeds of all of the foregoing.

The "Collateral Security" in respect of the receivables is a security interest in certain vehicles and certain parts inventory, equipment, fixtures, service accounts and, in some cases, realty and a personal guarantee.

      DCWR and CFC must indicate in their computer records that the receivables in the Accounts and the related Collateral Security have been conveyed to the trust. In addition, the seller must provide to the trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date and the applicable Additional Cut-Off Date,

          o its account number,

          o the outstanding balance of the receivables in the Account and

          o the outstanding balance of Principal Receivables in the Account.

      CFC will retain and will not deliver to the trustee any other records or agreements relating to the receivables. Except as set forth above, the records and agreements relating to the receivables have not and will not be segregated from those relating to other accounts of CFC, and the physical documentation relating to the receivables has not and will not be stamped or marked to reflect the transfer of the receivables to the trust. The seller will file one or more financing statements in accordance with applicable state law to perfect the trust's interest in the receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

      As contemplated above and as described below under "Addition of Accounts", the seller has the right, subject to certain limitations and conditions, and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from CFC the receivables then existing or thereafter created in such Additional Accounts and to convey such receivables to the trust. Each Additional Account must be an Eligible Account. In respect of any conveyance of receivables in Additional Accounts, the seller will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected (the "Additional Cut-Off Date").

                        REPRESENTATIONS AND WARRANTIES

      The seller will represent and warrant to the trust, among other things, that

         o as of each Series Cut-Off Date, and the date of issuance of any series (a "Series Issuance Date"), or, in the case of the Additional Accounts, as of the Additional Cut-Off Date and the date the related receivables are transferred to the trust (an "Addition Date"), each Account or Additional Account was an Eligible Account,

         o as of the Series Cut-Off Date, or as of the Additional Cut-Off Date, in the case of any Additional Accounts, or as of the date any future receivable is generated (a "Transfer Date"), each receivable is an Eligible Receivable or, if such receivable is not an Eligible Receivable, such receivable is conveyed to the trust as described below under "Ineligible Receivables, the Installment Balance Amount and the Overconcentration Amount",

         o each receivable and all Collateral Security conveyed to the trust on the Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the seller's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the trust free and clear of any liens and

         o all appropriate consents and governmental authorizations required to be obtained by the seller in connection with the conveyance of each such receivable or Collateral Security have been duly obtained.

      If the seller breaches any representation and warranty described in this paragraph and the breach remains uncured for 30 days or a longer period as may be agreed to by the trustee, after the earlier to occur of the discovery of such breach by the seller or the servicer or receipt of written notice of such breach by the seller or the servicer, and such breach has a materially adverse effect on the Certificateholders' Interest in any receivable or Account, the Certificateholders' Interest in such receivable or, in the case of a breach relating to an Account, all receivables in the related Account ("Ineligible Receivables") will be reassigned to the seller on the terms and conditions set forth below and the Account shall no longer be included as an Account.

      Each such receivable shall be reassigned to the seller on or before the end of the Collection Period in which such reassignment obligation arises by the seller directing the servicer to deduct the principal balance of the receivable from the Pool Balance. A deduction may cause the Pool Balance minus the aggregate Invested Amounts for all outstanding series (the "Seller's Participation Amount") to be less than the aggregate Available Subordinated Amounts for all outstanding series (the "Trust Available Subordinated Amount") on the second business day preceding the distribution date (each second business day preceding a Distribution Day, a "Determination Date"), after giving effect to the allocations, distributions, withdrawals and deposits to be made on such distribution date. If this happens, the seller must make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount (that amount, a "Transfer Deposit Amount"). If the Transfer Deposit Amount is not so deposited, the principal balance of the related receivables will be deducted from the Pool Balance only to the extent the Seller's Participation Amount is not reduced below the Trust Available Subordinated Amount. Any principal balance not so deducted will not be reassigned and will remain part of the trust. The reassignment of any receivable to the seller and the payment of any related Transfer Deposit Amount will be the sole remedy for any breach of the representations and warranties described in the preceding paragraph with respect to the receivable available to certificateholders or the trustee on behalf of certificateholders.

      The seller will also represent and warrant to the trust that, among other things, as of each Series Issuance Date

         o it is duly formed as a limited liability company and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the seller, and

         o the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the seller in the receivables and the Collateral Security, whether then existing or thereafter created, the Receivables Purchase Agreement, and the proceeds thereof, including proceeds in any of the accounts established for the benefit of the certificateholders of any series, subject to the rights of the Purchasers with respect to some of the Collateral Security, under the UCC as then in effect in the State of Michigan, which is effective as to each receivable existing on the Initial Closing Date, or as of the Addition Date, if applicable, or, as to each receivable arising thereafter, upon the creation thereof and until termination of the trust.

      In the event that a breach of any of the representations and warranties described in this paragraph has a materially adverse effect on the Certificateholders' Interest in the receivables, either the trustee or the holders of certificates of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to the seller and the servicer, and to the trustee and the issuer or provider of any Enhancement if given by certificateholders, may direct the seller to accept the reassignment of the Certificateholders' Interest of all series within 60 days of the notice, or within a longer period specified in the notice. The seller must accept the reassignment of the Certificateholders' Interest on a distribution date occurring within the 60-day period. However, the reassignment need not be made if at the end of the applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by the breach shall have been cured. The price for the reassignment will generally be equal to the sum of:

         o the aggregate "Invested Amounts", as specified in the related Series Supplements, of all series on the Determination Date preceding the distribution date on which the purchase is scheduled to be made,

         o accrued and unpaid interest on the unpaid principal amount of the certificates at the applicable certificate rate (together with interest on overdue interest) and

         o with respect to any particular series, any other amounts stated in its Series Supplement.

      The payment of the reassignment price for all outstanding series will be considered a payment in full of the Certificateholders' Interest. Those funds will be distributed to the certificateholders entitled thereto upon presentation and surrender of the certificates. If the trustee or the certificateholders give a notice as provided above, the obligation of the seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the trustee on behalf of the certificateholders.

      DCWR will be deemed to have made all the representations and warranties of the seller in the Pooling and Servicing Agreement and in any Series Supplement with respect to any series or class of certificates.

                  ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

      An "Eligible Account" is a wholesale financing line of credit extended by CFC, directly or as successor to CFC Corp. or CCC, to a Dealer, which, as of its date of determination:

          o is established by CFC, directly or as successor to CFC Corp. or CCC, in the ordinary course of business pursuant to a floorplan financing agreement,

          o is in favor of an Eligible Dealer,

          o is in existence and maintained and serviced by CFC, directly or as successor to CFC Corp. or CCC, and

          o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

      An "Eligible Dealer" is a Dealer:

          o which is located in the United States of America, including its territories and possessions,

          o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation,

          o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment and

          o which has not been classified by the servicer as being under Dealer Trouble status.

      An "Eligible Receivable" is a receivable:

          o which was originated or acquired by CFC, directly or as successor to CFC Corp. or CCC, in the ordinary course of business,

          o which has arisen under an Eligible Account and is payable in United States dollars,

          o which is owned by CFC, CFC Corp. or CCC at the time of sale to the seller,

          o which represents the obligation of a Dealer to repay an advance made to the Dealer to finance the acquisition of vehicles,

          o which at the time of creation and at the time of transfer to the trust is secured by a perfected first priority security interest in the related vehicle,

          o which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party thereto,

          o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, CCC, CFC Corp., CFC or the seller in connection with the creation of the receivable or the transfer thereof to the trust or the performance by CCC, CFC Corp. or CFC of the floorplan financing agreement pursuant to which the receivable was created, have been duly obtained,

          o as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement,

          o which has been the subject of a valid transfer and assignment from the seller to the trust of all the seller's interest therein, including any proceeds thereof,

          o which will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

          o which at the time of transfer to the trust is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the Dealer,

          o as to which, at the time of transfer of such Receivable to the trust, DaimlerChrysler, CCC, CFC Corp., CFC and the seller have satisfied all their respective obligations with respect to the Receivable required to be satisfied at that time,

          o as to which, at the time of transfer of such Receivable to the trust, neither DaimlerChrysler, CCC, CFC Corp. or CFC nor the seller has taken or failed to take any action which would impair the rights of the trust or the certificateholders,

          o which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan and

          o which was transferred to the trust with all applicable governmental authorization.

      The trustee did not and it is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the seller or for any other purpose. Also, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and other components of the trust.

            INELIGIBLE RECEIVABLES, THE INSTALLMENT BALANCE AMOUNT
                       AND THE OVERCONCENTRATION AMOUNT

      For the purpose of facilitating the administration and reporting requirements of the servicer under the Pooling and Servicing Agreement, all Ineligible Receivables arising in an Eligible Account shall be transferred to the trust. If, however, the Series Supplement for a series so states, the Incremental Subordinated Amount for the series will be adjusted by the portion of the aggregate principal amount of receivables included in the series allocable to the Certificateholders' Interest of the series. Also, if the Series Supplement for a series so states, the Incremental Subordinated Amount for the series shall be adjusted to reflect, on each distribution date,

         o the aggregate principal amount of receivables in the trust on such distribution date which are Dealer Overconcentrations (the
   "Overconcentration Amount") allocable to the Certificateholders' Interest of the series and

         o the portion of the aggregate amount of Installment Balances in respect of which CFC has not received an offsetting payment from the related Dealer on such distribution date (the "Installment Balance Amount") allocable to the Certificateholders' Interest of the series.

      As used in this prospectus, "Dealer Overconcentrations" on any distribution date means, with respect to any Dealer or group of affiliated Dealers, the excess of (x) the aggregate principal amount of receivables due from the Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such distribution date over (y) 2% of the Pool Balance on the last day of the immediately preceding Collection Period.

                             ADDITION OF ACCOUNTS

      Subject to the conditions described below, the seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). Also, the seller must add the receivables of Additional Accounts if the Pool Balance on the last day of any Collection Period is less than the Required Participation Amount as of the following distribution date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such distribution date. In that case, unless certain insolvency events have occurred with respect to the seller, CFC or DaimlerChrysler, CFC under the Receivables Purchase Agreement must sell to the seller, and the seller under the Pooling and Servicing Agreement must transfer and assign to the trust, within 10 business days after the end of such Collection Period, interests in all receivables arising in such Additional Accounts, whether the receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others:

          o each Additional Account must be an Eligible Account;

          o the seller shall represent and warrant that the addition of the Additional Accounts shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any series;

          o the seller shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement provider;

          o if the addition is not required, the seller shall deliver a Tax Opinion and certain other opinions of counsel with respect to the addition of such Additional Accounts to the trustee, the Rating Agencies and any Enhancement provider; and

          o the applicable Rating Agencies shall have provided written confirmation that the addition will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

      Notwithstanding the foregoing, the seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this paragraph are referred to herein as "Automatic Additional Accounts".) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which the Collection Periods begin and the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of the calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes the Collection Period. On or before January 31, April 30, July 31 and October 31 of each calendar year, the trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to that date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding series or class of certificates. On or before January 31 and July 31 of each calendar year, or on or before the last day of each month in certain circumstances, the seller shall have delivered to the trustee, each Rating Agency and any Enhancement provider an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of that Automatic Additional Accounts. If the Rating Agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts is not so received, the Automatic Additional Accounts will be removed from the trust.

      Each Additional Account, including each Automatic Additional Account, must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of CCC, CFC Corp. or CFC, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by CCC, CFC Corp. or CFC at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by CCC, CFC Corp. or CFC from another wholesale lender that had different credit criteria. In addition, the seller will be permitted to designate as Additional Accounts accounts which contain receivables that have been sold or pledged to third parties. Following, however, the applicable Additional Cut-Off Date, no receivables thereafter arising in any such accounts shall be sold or pledged to any third parties.

          "Required Participation Amount" for any date is an amount equal to the sum of:

          o the sum of the amounts for each series obtained by multiplying the Required Participation Percentage for the series by the Initial Invested Amount for the series at that time. However, each Excluded Series will be excluded from this calculation until the Invested Amount of the related Paired Series is reduced to zero; and

          o the Trust Available Subordinated Amount on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date following such Determination Date.

          "Required Participation Percentage" for a series will be specified in the related Series Supplement.

                             REMOVAL OF ACCOUNTS

      The seller shall have the right at any time to require the removal from the trust of Eligible Accounts. To remove any Eligible Account, the seller, or the servicer on its behalf, shall, among other things,

          o furnish to the trustee, any Enhancement provider and the Rating Agencies a written notice (the "Removal Notice") stating the Determination Date on which removal of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts to be removed from the trust (the "Designated Accounts"),

          o determine on the Removal Commencement Date the aggregate principal balance of receivables in respect of each the Designated Account (the "Designated Balance"),

          o from and after the Removal Commencement Date, cease to transfer to the trust all receivables arising in the Designated Accounts,

          o from and after the Removal Commencement Date, allocate all Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date"),

          o on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate (i) to the trust, to be further allocated pursuant to the Pooling and Servicing Agreement, Interest Collections in respect of each Designated Account with respect to receivables in all Designated Accounts sold to the trust and (ii) to the seller the remainder of the Interest Collections in all of those Designated Accounts,

          o represent and warrant that the removal of any Eligible Account on any Removal Date shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount,

          o represent and warrant that no selection procedures believed by the seller to be adverse to the interests of the certificateholders were utilized in selecting the Designated Accounts,

          o represent and warrant that the removal will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn and

          o on or before the related Removal Date, deliver to the trustee and any Enhancement provider an officers' certificate confirming the items set forth in the sixth, seventh and eighth clauses above and a Tax Opinion with respect to the removal.

      No Designated Accounts shall be removed if such removal will cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

      On any date on which an Account becomes an Ineligible Account, which date will be deemed the Removal Commencement Date for such Account, the seller will start the removal of the Account from the trust by taking each of the actions specified in the first five clauses of the preceding paragraph with respect to the Ineligible Account.

      Upon satisfaction of the above conditions, on the Removal Date with respect to any the Designated Account, the seller will stop allocating collections of receivables to the Designated Account and it shall be deemed removed from the trust for all purposes (a "Removed Account").

      In addition to the removal rights described above, the seller shall have the right at any time to remove Accounts from the trust and, in connection therewith, repurchase the then existing receivables in the Accounts. To remove Accounts and repurchase the then existing receivables in the Accounts, the seller, or the servicer on its behalf, shall, among other things:

         o furnish to the trust, each Enhancement provider and the Rating Agencies a Removal Notice stating the Designated Accounts which are to be removed, and the then existing receivables in the Designated Accounts (the "Designated Receivables") which are to be repurchased from the trust and the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (a "Removal and Repurchase Date"),

         o deliver to the trustee on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts stating for each Account its account number and the aggregate amount of receivables outstanding in the Account,

         o represent and warrant that the removal of any Eligible Account and the repurchase of the receivables then existing in the Account on any Removal and Repurchase Date shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount,

         o represent and warrant that no selection procedures believed by the seller to be adverse to the interests of the certificateholders were used in selecting the Designated Accounts,

         o represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to the second clause above, as of the Removal and Repurchase Date, is true and complete in all material respects,

         o represent and warrant that such removal and repurchase will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn by the applicable Rating Agency,

         o deliver to the trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to the removal and repurchase, and

         o deliver to the trustee and any Enhancement providers an officers' certificate confirming the items set forth in the fourth through seventh clauses above.

      No Designated Accounts shall be removed and no Designated Receivables shall be repurchased unless each Rating Agency shall have notified the seller, the servicer and the trustee in writing that the removal and repurchase will not cause the Rating Agency's rating of any outstanding series or class of certificates to be reduced or withdrawn.

      Upon satisfaction of the above conditions, on the Removal and Repurchase Date with respect to any Designated Account and Designated Receivables, the Designated Account shall be deemed removed, and the Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the trust for all purposes.

      On each distribution date, any amounts on deposit in the Collection Account on the distribution date resulting from payment by the seller of the Repurchased Receivables Purchase Price will be applied first, to fund any unpaid Miscellaneous Payment due on or prior to such distribution date. Second, an amount equal to the product of (i) the amount of any Repurchased Receivables Purchase Price initially deposited by the seller in the Collection Account pursuant to the repurchase and (ii) the Monthly Payment Rate for the immediately preceding Collection Period, shall be treated as Principal Collections collected in the immediately preceding Collection Period. The "Monthly Payment Rate" for a Collection Period is the percentage obtained by dividing Principal Collections for such Collection Period by the daily average Pool Balance for such Collection Period.

      Notwithstanding the provisions described above, the seller shall have the right to require the reassignment to it of all the trust's right, title and interest in, to and under the receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts ("Automatic Removed Accounts") designated by the seller, upon satisfaction of the following conditions:

         o on or before the fifth business day immediately preceding the date upon which the Accounts are to be removed, the seller shall have given the trust, each Enhancement provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date");

         o on or prior to the date that is five business days after the Automatic Removal Date, the seller shall have delivered to the trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts stating for each Account, as of the removal notice date, its account number and the aggregate amount of receivables outstanding in the Account;

         o the seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to the second clause above, as of the Automatic Removal Date, is true and complete in all material respects;

         o the trustee shall have received confirmation from each Rating Agency that such removal will not cause such Ratings Agency's rating of any outstanding series or class of certificates to be reduced or withdrawn;

         o the seller shall have delivered to the trustee, each Rating Agency and any Enhancement providers an officers' certificate, dated the Automatic Removal Date, to the effect that the seller reasonably believes the such removal will not cause an Early Amortization Event or Reinvestment Event to occur with respect to any series; and

         o the seller shall have delivered to the trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Automatic Removal Date, with respect to such removal.

      Notwithstanding the provisions described above, from and after the date on which no series issued prior to March 10, 1999, is outstanding, the conditions specified in the first clause above that relate to Enhancement providers and Rating Agencies and the conditions specified in the fourth, fifth and sixth clauses above will not be required if all of the Accounts to be removed have liquidated and have zero balances.

      Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the trust in and to the receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the trust for all purposes.

                               EXCLUDED SERIES

      A series of certificates may be designated as an excluded series (an "Excluded Series") with respect to a series of certificates previously issued by the trust as to which the Accumulation Period or Controlled Amortization Period has commenced (a "Paired Series").

      Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series and primarily from the proceeds of the offering of the Excluded Series. Any prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of certificates of the Paired Series, an equal amount of funds on deposit in any prefunding account for the Excluded Series will be released and distributed to the seller. Until payment in full of the Paired Series, no Interest Collections, Principal Collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the related Excluded Series. In addition, it is expected that any Excluded Series will be excluded from the calculation of the Required Participation Amount as described under " -- Addition of Accounts".

                              COLLECTION ACCOUNT

      The servicer has established and will maintain an Eligible Deposit Account for the benefit of the certificateholders in the name of the trustee, on behalf of the trust (the "Collection Account"). "Eligible Deposit Account" means either

          o a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution" means

          o the corporate trust department of the trustee or

          o a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or a domestic branch of a foreign bank, which at all times (i) has either
     (x) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") and of AAA or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("Standard & Poor's") or (y) a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in Eligible Investments.

          o "Eligible Investments" are book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the distribution date next succeeding the trustee's acquisition thereof, except as otherwise provided in the related Series Supplement. Eligible Investments are limited to:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          o demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by Federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company, thereof shall have a credit rating from each of the Rating Agencies in its highest investment category;

          o commercial paper having, at the time of the trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in its highest investment category;

          o except during a Reinvestment Period with respect to any series, investments in money market funds having a rating from each of the Rating Agencies in its highest investment category or otherwise approved in writing thereby;

          o bankers' acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

          o certain repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

          o any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that each Rating Agency shall have notified the seller, the servicer and the trustee that the trust's investment therein will not cause its then rating of any outstanding class or series with respect to which it is a Rating Agency to be reduced or withdrawn.

      Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account. The servicer will have the revocable power to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement. The servicer may select an appropriate agent as representative of the servicer for the purpose of choosing such investments.

                            EXCESS FUNDING ACCOUNT

      Except, to the extent provided in the related Series Supplement, during an Early Amortization Period or Reinvestment Period for a series, the Excess Funded Amount, if any, for that series will be maintained in an Eligible Account (the "Excess Funding Account") established with the trustee for the series. The "Excess Funded Amount" for a series will initially equal the excess, if any, of the initial principal balance of the certificates of the series over the Initial Invested Amount thereof. Funds on deposit in the Excess Funding Account for a series will be invested by the trustee at the direction of the servicer generally in Eligible Investments. Such investments must mature on or prior to the next distribution date. The servicer may select an agent for the purpose of designating the investments.

      Funds on deposit in the Excess Funding Account for a series will be withdrawn and paid to the seller or allocated to one or more other series which are in Controlled Amortization, Early Amortization, Reinvestment or Accumulation Periods to the extent of any increases in the Invested Amount of the series in question as a result of the addition of receivables to the trust, a reduction in the Seller's Interest, or a reduction in the Initial Invested Amount of any other series. Additional amounts will be deposited in the Excess Funding Account for a series on a distribution date to the extent that the sum of the Certificateholders' Interest of such series in Principal Receivables and the amount on deposit in the Excess Funding Account, if any, for such series prior to the deposit on such distribution date is less than the outstanding principal balance of the certificates of the series, but only to the extent that funds are available as provided in the related Series Supplement. The allocation of additional receivables to increase the Invested Amount of each series that provides for an Excess Funding Account or similar arrangement involving fluctuating levels of investment in the receivables will generally be based on the proportion that the amount on deposit in the Excess Funding Account for that series bears to the amounts on deposit in the Excess Funding Accounts of all series providing for Excess Funding Accounts or such similar arrangements or to amounts otherwise similarly available. The deposit of amounts in the Excess Funding Accounts for each such series will be based on the proportion that the Adjusted Invested Amount of that series bears to the Adjusted Invested Amounts of all series providing for Excess Funding Accounts or such similar arrangements.

      On each distribution date, all investment income earned on amounts in the Excess Funding Account for any series since the preceding distribution date will be withdrawn from such Excess Funding Account and applied as described herein and in the related prospectus supplement.

      Funds on deposit in the Excess Funding Account for a series on the earliest of

          o the commencement of a Reinvestment Period with respect to the series,

          o the commencement of an Early Amortization Period with respect to the series and

          o the distribution date or distribution dates specified in or determined in the manner provided in the Series Supplement for the series will be distributed to the certificateholders of the series or a class thereof or deposited in the Principal Funding Account for the series or a class thereof, in each case if and to the extent the related Series Supplement so states. Also, except as otherwise provided in the related Series Supplement, no funds will be deposited in the Excess Funding Account for a series during any Early Amortization Period or Reinvestment Period with respect to the series or with respect to any Collection Period following the Collection Period stated in or determined in the manner provided in the Series Supplement for the series.

                            ALLOCATION PERCENTAGES

      Allocations among Series. Pursuant to the Pooling and Servicing Agreement, during each Collection Period the servicer will allocate to each outstanding Series its share of Interest Collections, Principal Collections, Defaulted Receivables and Miscellaneous Payments based on the applicable Series Allocable Interest Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

          "Series Allocable Interest Collections", "Series Allocable Principal Collections", "Series Allocable Defaulted Amount" and "Series Allocable Miscellaneous Payments" are, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Interest Collections and Principal Collections, the Defaulted Amount and Miscellaneous Payments, respectively, with respect to the Collection Period.

          "Miscellaneous Payments" for any Collection Period are the sum of

               o Adjustment Payments and Transfer Deposit Amounts received with respect to the Collection Period and

               o Unallocated Principal Collections on the distribution date available to be treated as Miscellaneous Payments as described below under "Principal Collections for all Series".

          "Series Allocation Percentage" is, with respect to a series for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of the series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of that last day.

      "Adjusted Invested Amount" is, with respect to a series for any date, an amount equal to the sum of

               o the Initial Invested Amount of the series, minus unreimbursed Investor Charge-Offs for the series and

               o the Available Subordinated Amount with respect to the series, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date during the Collection Period in which such date occurs.

          "Trust Adjusted Invested Amount" is, with respect to any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding series.

          "Initial Invested Amount" is, with respect to any series and for any date, the amount stated as such in the related Series Supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as stated in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for the series.

      Allocation Between the Certificateholders and the Seller. The servicer will allocate amounts initially allocated to each series between the Certificateholders' Interest and the Seller's Interest for each Collection Period as stated in the related Series Supplement and described in the related prospectus supplement. If a series consists of more than one class, the amounts allocated to the Certificateholders' Interest of the series will be further allocated between those classes as stated in the related Series Supplement and described in the related prospectus supplement.

      Principal Collections for all Series. Principal Collections allocated to the Certificateholders' Interest of any series, for any Collection Period with respect to any Accumulation Period, Controlled Amortization Period, Reinvestment Period or Early Amortization Period with respect to such series or a class thereof, will first be allocated to make required payments of principal to the Principal Funding Account or to the Certificateholders of such series or class, in each case if and to the extent stated in the Series Supplement for the series. The servicer will determine the amount of available certificateholder principal collections for each series and any Collection Period remaining after such required payments, if any ("Excess Principal Collections"). The servicer will allocate Excess Principal Collections to cover any principal distributions to Certificateholders of any series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such series ("Principal Shortfalls"). Excess Principal Collections will generally not be used to cover Investor Charge-Offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable Series Supplements. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid to the seller if the Seller's Participation Amount, determined after giving effect to any Principal Receivables transferred to the trust on that date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following such Determination Date. Any amount not allocated to the seller because the Seller's Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("Unallocated Principal Collections") until the Seller's Participation Amount exceeds the Trust Available Subordinated Amount, at which time such amount will be allocated to the seller, or until an Early Amortization Period, Accumulation Period, Controlled Amortization Period or Reinvestment Period commences for any series, after which such amount will be treated as a Series Allocable Miscellaneous Payment.

          ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

      On each Determination Date, the servicer will calculate the amounts to be allocated in respect of collections on receivables received with respect to the related Collection Period to the Certificateholders of each outstanding series or class or the seller in accordance with the Series Supplements.

      The servicer, no later than two business days after the processing date, will deposit all collections received with respect to the receivables (excluding, with exceptions, portions allocable to the seller) in each Collection Period into the Collection Account. However, the servicer need not make daily deposits if

               o CFC remains the servicer under the Pooling and Servicing Agreement,

               o no Service Default has occurred and is continuing and

                    o CFC has and maintains a short-term debt rating of at
                      least A-1 by Standard & Poor's and P-1 by Moody's, and

                    o CFC arranges for and maintains a letter of credit or
                      other form of Enhancement in respect of the servicer's obligation to make deposits of collections on the receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or

                    o CFC otherwise obtains the Rating Agency confirmations
                      described below.

In that case, subject to any limitations referred to below, CFC may use for its own benefit all collections until the related distribution date. At that time CFC will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made if deposits were made on a daily basis. However, before ceasing daily deposits as described above, the seller must deliver to the trustee written confirmation from the applicable Rating Agencies that the failure by CFC to make daily deposits will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

      In addition, during any Collection Period the servicer will generally be required to deposit Interest Collections and Principal Collections into the Collection Account only to the extent of

          o  the distributions required to be made to certificateholders,

          o the amounts required to be deposited into any account maintained for the benefit of certificateholders of any series and certain other parties and

          o the amounts required to be paid to any Enhancement provider on the distribution date relating to such Collection Period.

Also, if, at any time prior to that distribution date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the servicer will be permitted to withdraw the excess from the Collection Account.

      On any date on which collections are deposited in the Collection Account, the servicer will distribute directly to the seller the amount of the Interest Collections allocable to each series stated in the related Series Supplement and described in the related prospectus supplement if the Seller's Participation Amount, determined after giving effect to any Principal Receivables transferred to the trust on such date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following the Determination Date. In addition, during the Revolving Period for any series, subject to limitations, the servicer will distribute directly to the seller on each such date of deposit the amount of Principal Collections allocable to each series stated in the related Series Supplement and described in the related prospectus supplement if the Seller's Participation Amount, determined after giving effect to any Principal Receivables transferred to the trust on such date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following the Determination Date).

           LIMITED SUBORDINATION OF SELLER'S INTEREST; ENHANCEMENTS

      Subordination of Seller's Interest. With respect to any series of certificates, the Seller's Interest will be subordinated to the rights of certificateholders of the series to the extent described in the related prospectus supplement. This will provide credit enhancement to the series. The amount of the subordination with respect to any series is the "Available Subordinated Amount" for the series. The Available Subordinated Amount for any series will be decreased and increased from time to time if and to the extent described in the related prospectus supplement. The prospectus supplement for each series will describe the manner in which collections attributable to the Available Subordinated Amount for the series may be drawn upon to make payments to or for the benefit of the holders of certificates of the series. If the related Series Supplements so state, the Available Subordinated Amount for a series may be available to more than one series of certificates.

      Enhancements. In addition to the subordination described above, for any series, enhancements ("Enhancements")may be provided with respect to one or more classes of the series, including one or more of the following:

         o   letter of credit,

         o   surety bond,

         o   cash collateral account,

         o   spread account,

         o   guaranteed rate agreement,

         o swap (including without limitation currency swaps) or other interest protection agreement,

         o   repurchase obligation,

         o   cash deposit or

         o another form of credit enhancement described in the related prospectus supplement.

Enhancements may also be provided to a series or class or classes of a series by subordination provisions which require that distributions of principal and/or interest be made with respect to the certificates of the series or the class or classes before distributions are made to one or more series or one or more classes of the series. If provided in the related prospectus supplement, any form of Enhancement may be available to more than one class or series. The trust may use a currency swap to issue certificates payable in a currency other than United States dollars.

      If Enhancement is provided with respect to a series, the related prospectus supplement will include a description of

          o    the amount payable under the Enhancement,

          o any conditions to payment not otherwise described in this prospectus,

          o the conditions, if any, under which the amount payable under the Enhancement may be reduced and under which the Enhancement may be terminated or replaced and

          o any material provisions of any agreement relating to the Enhancement.

Additionally, in certain cases, the related prospectus supplement may set forth the information with respect to the applicable Enhancement provider, including

               o  a brief description of its principal business activities,

               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

               o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and

               o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date stated in the prospectus supplement.

      Limitations on Subordination and Enhancements. The presence of an Available Subordinated Amount or Enhancement with respect to a series or class is intended to enhance the likelihood of receipt by certificateholders of the series or class of the full amount of principal and interest and to decrease the likelihood that the certificateholders will experience losses. However, unless otherwise stated in the prospectus supplement for a series, neither subordination of the Seller's Interest nor the Enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of the certificates and interest on the certificates. If losses exceed the amount covered by the subordination or Enhancement or are not covered by the subordination or Enhancement, certificateholders will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one class or series, certificateholders of any such class or series will be subject to the risk that the Enhancement will be exhausted by the claims of certificateholders of other classes or series.

                                DISTRIBUTIONS

      Payments to certificateholders of a series or a class will be made from the Collection Account and any accounts established for the benefit of the certificateholders as described in the related prospectus supplement.

                     DEFAULTED RECEIVABLES AND RECOVERIES

      "Defaulted Receivables" on any Determination Date are

          o all receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period and

          o all receivables which were Eligible Receivables when transferred to the trust, which arose in an Account which became an Ineligible Account after the date of transfer of such receivables to the trust and which were not Eligible Receivables for any six consecutive Determination Dates thereafter.

The "Defaulted Amount" for any Collection Period will be an amount, which shall not be less than zero, equal to

         (a) the principal amount of receivables that became Defaulted Receivables during the preceding Collection Period minus

         (b) the sum of (i) the full amount of any Defaulted Receivables subject to reassignment to the seller or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the seller or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables and
(ii) the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this clause (b) for such Determination Date over the amount determined pursuant to clause (a) for such Determination Date.

Receivables will be charged off as uncollectible in accordance with the servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. A portion of the Series Allocable Defaulted Amount for each series and Collection Period will be allocated between the certificateholders of the series and the seller as stated in the related Series Supplement. The portion of the Defaulted Amount allocated to the certificateholders of a series will be the "Investor Default Amount" for such series. The Investor Default Amount for any series that consists of more than one class will be further allocated between those classes as stated in the related Series Supplement.

      If the servicer adjusts the amount of any receivable because of a rebate, billing error or certain other non-cash items to a Dealer, or because the receivable was created in respect of inventory which was refused or returned by a Dealer, the principal amount of each of the Seller's Interest and the Pool Balance will be reduced by the amount of the adjustment or charge-off. Further, to the extent that the reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following such Determination Date, the seller will deposit a cash amount equal to the deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which the adjustment occurs.

                             OPTIONAL REPURCHASE

      If a prospectus supplement relating to a series of certificates so states, on any distribution date occurring after the Invested Amount of the certificates of the series is reduced to the percentage of the initial outstanding principal amount of the certificates of the series stated in the prospectus supplement, the servicer will have the option, subject to conditions, to repurchase the Certificateholders' Interest of the series. The purchase price will generally be equal to the Invested Amount of the series on the Determination Date preceding the distribution date on which the repurchase will be made plus accrued and unpaid interest on the unpaid principal amount of the certificates of the series at the applicable certificate rate, together with interest on overdue interest (to the extent lawful), plus any other amounts stated in the related Series Supplement. The purchase price will be deposited in the Collection Account in immediately available funds on the distribution date on which CFC exercises that option. Following any purchase, the certificateholders of the series will have no further rights with respect to the Certificateholders' Interest of the series, other than the right to receive the final distribution on the certificates of that series. If CFC fails for any reason to deposit the purchase price, payments will continue to be made to the certificateholders of the series as described in the related prospectus supplement.

              REINVESTMENT EVENTS AND EARLY AMORTIZATION EVENTS

      Beginning on the first distribution date following the Collection Period in which a Reinvestment Event has occurred with respect to any series,

         o Principal Collections allocable to the Certificateholders' Interest of the series will no longer be paid to DCWR or allocated to any other series but instead will be deposited to the Principal Funding Account for the series monthly on each distribution date, and

         o the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal in respect of the certificates of the series,

in each case except as described below or stated in the related Series Supplement. A "Reinvestment Event" is, for any series, any of the events so defined in the related Series Supplement and described in the related prospectus supplement.

      If any event so defined occurs, a Reinvestment Event will be deemed to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. The Reinvestment Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which the Reinvestment Event is deemed to have occurred. Monthly deposits of principal to the Principal Funding Account for such series will, except as described below or stated in the related Series Supplement, begin on the first distribution date following the Collection Period in which a Reinvestment Period has begun with respect to such series.

      Beginning on the first distribution date following the Collection Period in which an Early Amortization Event has occurred with respect to any series,

         o Principal Collections allocable to the Certificateholders' Interest of such series will no longer be paid to DCWR, allocated to any other series or retained in the Principal Funding Account for such series but instead will be distributed to certificateholders of the series monthly on each distribution date and

         o the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal on the certificates of such series,

in each case except as described below or stated in the related Series Supplement. An "Early Amortization Event" is, for any series, any of the events so defined in the related Series Supplement and, described in the related prospectus supplement, as well as each of the following events:

          o the occurrence of certain events of bankruptcy, insolvency or receivership relating to the trust or the seller; and

          o the trust or DCWR becomes an investment company within the meaning of the Investment Company Act of 1940.

      If any event described above or in the prospectus supplement for a series occurs, an Early Amortization Event will be deemed to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. The Early Amortization Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the certificateholders of the series will begin on the first distribution date following the Collection Period in which an Early Amortization Period has begun with respect to such series, except as described below. The failure of the trust to pay the outstanding principal amount of the certificates of any series or class by their Expected Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to such series or class. All references herein to Early Amortization Events shall be deemed to include such a failure.

      Even if a Reinvestment Period or an Early Amortization Period begins with respect to a series, such period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the beginning of the Reinvestment Period or Early Amortization Period no longer exists, whether as a result of the distribution of principal to certificateholders of the series or otherwise, in each case if and to the extent stated in the Series Supplement for such series.

      In addition, if an insolvency event occurs with respect to DCWR, or DCWR violates its covenant not to create any lien on any receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of the insolvency event or violation, as applicable, DCWR will, subject to the actions of the certificateholders, immediately cease to transfer receivables to the trust and promptly give notice to the trustee of the insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the trustee will publish a notice of the insolvency event or violation stating that the trustee intends to sell, liquidate or otherwise dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a stated period of time holders of certificates of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the certificates of each such series (or, with respect to any series with two or more classes, the certificates of each such class) and each person holding a Supplemental Certificate, instruct the trustee not to sell, dispose of or otherwise liquidate the receivables and to continue transferring receivables as before the insolvency event or violation, as applicable. If the portion of the proceeds allocated to the Certificateholders' Interest and the proceeds of any collections on the receivables in the Collection Account allocable to the Certificateholders' Interest are not enough to pay the aggregate unpaid principal balance of the certificates in full plus accrued and unpaid interest thereon, certificateholders will incur a loss.

                      TERMINATION; FULLY REINVESTED DATE

      Termination.  The trust will terminate on the earliest to occur of

          o the day following the distribution date on which the aggregate Invested Amounts for all series is zero,

          o May 31, 2012 and

          o the date on which proceeds from the sale, disposal or other liquidation of the receivables are distributed to the certificateholders following an insolvency event with respect to DCWR or any violation by DCWR of its covenant not to create any lien on any receivable, in each case as stated in the Pooling and Servicing Agreement and as described above under "Reinvestment Events and Early Amortization Events".

When the trust is terminated, all right, title and interest in the receivables and other funds of the trust, other than amounts in the trust's accounts for the final distribution of principal and interest to certificateholders, will be transferred to DCWR.

      In any event, the last payment of principal and interest on any series of certificates will be due and payable no later than the date stated in the related prospectus supplement (the "Series Termination Date").

      Fully Reinvested Date. The "Fully Reinvested Date" is the date on which the amount on deposit in the Principal Funding Account with respect to a series equals the outstanding principal amount of the certificates of the series. After the Fully Reinvested Date occurs with respect to any series, certificateholders of that series will no longer have any interest in the receivables. Further, all the representations and covenants of the seller and the servicer relating to the receivables, as well as certain other provisions of the Pooling and Servicing Agreement and all remedies for breaches thereof, will no longer accrue to the benefit of the certificateholders of that series, in each case unless the Revolving Period with respect to the series recommences as stated in the related Series Supplement. Those representations, covenants and other provisions include

          o the conditions to the exchange of the Seller's Certificate described under "The Seller's Certificate",

          o the conditions to the issuance of a new Series described under "New Issuances",

          o the representations described under "Representations and Warranties" to the extent they relate to the receivables and the Collateral Security,

          o the limitations on additions and removals of Accounts described under "Addition of Accounts" and "Removal of Accounts", respectively, and

          o the obligations of the servicer with respect to servicing the receivables described under "Collection and Other Servicing Procedures" and "Servicer Covenants".

Also, if the Fully Reinvested Date occurs with respect to any series, no Interest Collections, Principal Collections, Defaulted receivables or Miscellaneous Payments will be allocated to that series, unless the series' Revolving Period begins again as described above. Notwithstanding the foregoing, when the final distribution has been made with respect to each series of certificates or the series' Fully Reinvested Date has occurred, all right, title and interest in the receivables will be conveyed and transferred to DCWR.

                               INDEMNIFICATION

      The Pooling and Servicing Agreement states that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the trust, the trustee or the servicer pursuant to the Pooling and Servicing Agreement. The trust or the trustee, however, will not be so indemnified if the acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the trustee. However, the servicer will not indemnify the trust, the trustee or the certificateholders for any act taken by the trustee at the request of the certificateholders or for any tax required to be paid by the trust or the certificateholders.

      The Pooling and Servicing Agreement states that, except as described above and with other exceptions, neither the seller, the servicer nor any of their directors, officers, employees or agents will be under any liability to the trust, the trustee, the certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the seller, the servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Pooling and Servicing Agreement.

      Also, the Pooling and Servicing Agreement states that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

                  COLLECTION AND OTHER SERVICING PROCEDURES

      Pursuant to the Pooling and Servicing Agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables. The servicer must do so in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the trust.

      CFC covenants that it may only change the terms relating to the Accounts if

          o in the servicer's reasonable judgment, the charge will not cause any Early Amortization Event or Reinvestment Event to occur with respect to any series and

          o the change is applied to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by CFC and not only to the Accounts.

      When acting as a servicer, the servicer will, among other things

          o collect and record payments,

          o communicate with dealers,

          o investigate payment delinquencies,

          o evaluate the increase of credit limits, and

          o maintain internal records with respect to each Account.

      Managerial and custodial services performed by the servicer on behalf of the trust include

          o providing assistance in any inspections of the documents and records relating to the Accounts and receivables by the trustee pursuant to the Pooling and Servicing Agreement,

          o maintaining the agreements, documents and files relating to the Accounts and receivables as custodian for the trust and

          o providing related data processing and reporting services for certificateholders and on behalf of the trustee.

                              SERVICER COVENANTS

      In the Pooling and Servicing Agreement the servicer covenants that:

          o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the Accounts, will maintain in effect all qualifications required in order to service the receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the certificateholders of any outstanding series;

          o it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other government authority;

          o it will do nothing to impair the rights of the certificateholders in the receivables or the Accounts; and

          o it will not reschedule, revise or defer payments due on any receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

      Under the terms of the Pooling and Servicing Agreement, if the seller or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter, or such longer period as the trustee may agree to, and has a materially adverse effect on the interests of all certificateholders in any receivable or Account, CFC, as servicer, will purchase the receivable or all receivables in such Account, as applicable. If CFC is the servicer, CFC will purchase the receivable or receivables on the Determination Date following the expiration of the 30-day cure period and the servicer will be obligated to deposit into the Collection Account an amount equal to the amount of the Receivable or receivables plus accrued and unpaid interest thereon. The amount of the deposit shall be deemed a Transfer Deposit Amount. The purchase by the servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the servicer is not satisfied and the trust's interest in any such purchased receivables shall be automatically assigned to the servicer.

                SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless the related Series Supplement or prospectus supplement states otherwise, the servicer's compensation with respect to the certificates of a series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee"). The Servicing Fee is an amount payable in arrears on each distribution date on or before the Series Termination Date of the series and the Fully Reinvested Date, if any, of the series, and thereafter during the Revolving Period with respect to the series, if the Revolving Period begins again, generally equal to one-twelfth of the product of

          o the "Servicing Fee Rate" set forth in the Series Supplement,

          o the Pool Balance as of the last day of the second preceding Collection Period and

          o the Series Allocation Percentage for the Series for the immediately preceding Collection Period.

Unless a related Series Supplement or prospectus supplement states otherwise, the share of the Servicing Fee allocable to certificateholders of any series with respect to any distribution date (the "Monthly Servicing Fee") shall generally be equal to one-twelfth of the product of

          o the Servicing Fee Rate and

          o the Invested Amount of the series as of the last day of the second preceding Collection Period.

The seller shall pay the remainder of the Servicing Fee with respect to any series. The servicer shall pay the Monthly Servicing Fee with respect to any series solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

      The servicer may waive its right to receive the Servicing Fee with respect to any series on any distribution date, so long as it believes that enough Interest Collections will be available on a future distribution date to pay the Monthly Servicing Fee relating to the waived Servicing Fee. If that happens, the Servicing Fee and the Monthly Servicing Fee for the series and the distribution date shall be deemed to be zero.

      The servicer will pay from its servicing compensation expenses it incurs when servicing the Accounts and the receivables including, without limitation, payment of fees and disbursements of the trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

                    CERTAIN MATTERS REGARDING THE SERVICER

      The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that those duties are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Pooling and Servicing Agreement (CFC or any successor servicer, the "servicer"). The servicer may delegate any of its duties as servicer to any of its affiliates, but any delegation will not relieve the servicer of its obligation under the Pooling and Servicing Agreement.

      Any person into which, in accordance with the Pooling and Servicing Agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.

                               SERVICE DEFAULT

      In the event of any Service Default, the trustee, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the receivables and the proceeds thereof and appoint a new servicer (a "Service Transfer"). The rights and interest of the seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The trustee shall as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement shall pass to and be vested in the trustee. Before any Service Transfer, the trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor servicer for servicing compensation not in excess of the Servicing Fee, plus certain excess amounts payable to the seller.

      A "Service Default" refers to any of the following events:

          o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

          o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the Pooling and Servicing Agreement which failure has a materially adverse effect on the certificateholders of any outstanding series and which continues unremedied for a period of 30 days after the date written notice of the failure shall have been given to the servicer by the trustee,

          o the servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice thereof shall have been given to the servicer by the trustee; or

          o certain events of bankruptcy, insolvency or receivership occur with respect to the servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under the first clause for a period of ten business days or referred to under the second, third or fourth clauses for a period of 60 business days, shall not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence. If any such event occurs, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the servicer shall provide the trustee, any Enhancement provider, the seller and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer shall immediately notify the trustee in writing of any Service Default.

                                   REPORTS

      On each distribution date, including each distribution date that corresponds to an interest payment date or any Special Payment Date, the trustee will forward to each certificateholder of record of any series a statement (the "Distribution Date Statement") prepared by the servicer. The Distribution Date Statement will set forth information with respect to the trust and the certificates of the series, as stated in the related Series Supplement and described in the related prospectus supplement.

      With respect to each interest payment date or Special Payment Date, the Distribution Date Statement with respect to any Series will include the following information with respect to the certificates of the series:

          o the total amount distributed on the certificates of the series;

          o the amount of the distribution allocable to principal on the certificates of the series; and

          o the amount of the distribution allocable to interest on the certificates of the series.

      On or before January 31 of each calendar year, the trustee will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for the preceding calendar year or the applicable portion thereof during which the person was a certificateholder, together with other customary information which the Code requires issuers of indebtedness to provide and other customary information which certificateholders need to prepare their tax returns. See "Certain Tax Matters".

                          EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement states that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants, who will also render other services to the servicer or the seller, to furnish a report regarding matters in connection with the servicing of CFC's portfolio of wholesale receivables.

      The Pooling and Servicing Agreement states that on or before March 31 of each calendar year, the servicer will deliver to the trustee a statement, signed by an officer of the servicer. The statement will state that the servicer has fully performed, or caused to be fully performed, its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, will state the nature and status of the default.

      Copies of all statements, certificates and reports furnished to the trustee may be obtained by delivering a written request to the trustee.

                                  AMENDMENTS

      The seller, the servicer and the trustee may amend the Pooling and Servicing Agreement and any Series Supplement, without certificateholder consent, so long as any amendment shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

      The seller, the servicer and the trustee may amend the Pooling and Servicing Agreement and any Series Supplement with the consent of the holders of certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of certificateholders. No such amendment, however, may

          o reduce in any manner the amount of or delay the timing of distributions required to be made to certificateholders or deposits of amounts to be so distributed without the consent of each affected certificateholder,

          o change the definition or the manner of calculating any Certificateholders' Interest without the consent of each affected certificateholder,

          o reduce the amount available under any Enhancement without the consent of each affected certificateholder,

          o adversely affect the rating of any series or class by each Rating Agency without the consent of the holders of certificates of such series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of such series or class or

          o reduce that percentage of the unpaid principal amount of certificates the holders of which are required to consent to any such amendment without the consent of each certificateholder.

Promptly following the execution of any amendment to the Pooling and Servicing Agreement, other than an amendment described in the preceding paragraph, the trustee will notify each certificateholder in writing of the substance of such amendment.

      The foregoing notwithstanding, each holder of a certificate offered hereby, by its acceptance thereof, will be deemed to have consented to an amendment to the Pooling and Servicing Agreement that

          o provides that funds in the Collection Account may be invested in any Eligible Investments,

          o provides that the seller need not make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any Designated Receivables repurchased from the trust,

          o otherwise changes the procedures for removing receivables from the trust as described under "Removal of Accounts",

          o provides that, subject to the limitations described herein, CFC need not deposit collections with respect to any Collection Period in the Collection Account until the related distribution date or

          o permits the designation of Automatic Additional Accounts as described herein.

      The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement provider without its prior consent.

                          LIST OF CERTIFICATEHOLDERS

      Upon written request of any three or more certificateholders of record, the trustee will give those certificateholders access during business hours to the current list of certificateholders of a series or all outstanding series, as applicable, for purposes of communicating with other certificateholders of the series or all outstanding series, as applicable, with respect to their rights under the Pooling and Servicing Agreement. See "Book-Entry Registration" and "Definitive Certificates".

      The Pooling and Servicing Agreement will not provide for any annual or other meetings of certificateholders.

                                 THE TRUSTEE

      The Bank of New York, a New York banking corporation, will act as trustee under the Pooling and Servicing Agreement. On August 23, 1996, The Bank of New York, a New York banking corporation, succeeded Manufacturers and Traders trust Company, as trustee, in accordance with the terms of the Pooling and Servicing Agreement and pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996 between DCWR, CFC, as successor to CFC Corp., Manufacturers and Traders trust Company, as resigning trustee, and The Bank of New York, as successor trustee. The Corporate trust Office of the Bank of New York is located at 101 Barclay Street, New York, New York 10286. The seller, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee may hold certificates in its own name with the same rights it would have if it were not the trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee may resign at any time, in which event the seller must appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the Pooling and Servicing Agreement or if the trustee becomes insolvent. If that happens, the servicer may appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee.


               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

      The parties to the Receivables Purchase are CFC, as seller (together with its predecessors as appropriate, the "RPA seller"), and DCWR, as purchaser. CFC became the RPA seller as successor by merger. DCWR became the purchaser as assignee of USA, which was in turn an assignee of CARCO. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

                       SALE OR TRANSFER OF RECEIVABLES

      Pursuant to the Receivables Purchase Agreement, the RPA seller sold or transferred to the seller all of its right, title and interest in and to all of the receivables and the Collateral Security as of the Initial Cut-Off Date and all of the receivables thereafter created. In addition, the RPA seller has previously designated Additional Accounts, and has previously conveyed to the seller the Principal Receivables in such Additional Accounts, together with the related Collateral Security, as of the applicable Additional Cut-Off Date and all receivables, and related Collateral Security, created thereafter. As described in this prospectus, pursuant to the Pooling and Servicing Agreement, the seller has transferred to the trust all of its right, title and interest in and to the Receivables Purchase Agreement.

      In connection with the sale or transfer of the receivables to the seller, the RPA seller must indicate in its computer files that the receivables have been sold or transferred to the seller, and that the receivables have been transferred by the seller to the trust. In addition, the RPA seller must provide to the seller a computer file or microfiche or written list containing a true and complete list of all the receivables. The records and agreements relating to the Accounts and receivables have not and will not be segregated by the RPA seller from other documents and agreements relating to other accounts and receivables and are not and will not be stamped or marked to reflect the sale or transfer of the receivables to the seller. The computer records, however, of the RPA seller have been and will be marked to evidence such sale or transfer. The RPA seller has filed UCC financing statements with respect to the receivables meeting the requirements of Michigan state law. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the receivables -- Transfer of receivables".

                        REPRESENTATIONS AND WARRANTIES

      The RPA seller has or will make certain representations and warranties to the seller that, among other things, as of the Initial Closing Date and each Series Issuance Date, it was duly formed and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

      The RPA seller has or will also make representations and warranties to the seller relating to the receivables to the effect, among other things, that

          o as of the Initial Closing Date and each Series Issuance Date, each of the Accounts is an Eligible Account and

          o as of the date any new receivable is created, the receivable is an Eligible Receivable.

If any representation and warranty set forth in this paragraph is breached and the breach results in an Ineligible Receivable and the requirement that the seller accept retransfer of the Ineligible Receivable pursuant to the Pooling and Servicing Agreement, the RPA seller shall repurchase the Ineligible Receivable from the seller on the date of the retransfer. The purchase price for the Ineligible Receivable shall be the face amount thereof, of which at least the amount of any cash deposit required to be made by the seller under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash.

      The RPA seller has or will also make representations and warranties to the seller to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date

          o the Receivables Purchase Agreement is a legal, valid and binding obligation of the RPA seller and

          o the Receivables Purchase Agreement is a valid sale or transfer to the seller of all right, title and interest of the RPA seller in and to the receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof.

If any of the representations and warranties described in this paragraph are breached and the breach results in the obligation of the seller under the Pooling and Servicing Agreement to accept retransfer of the receivables, the RPA seller will repurchase the receivables retransferred to the RPA seller for an amount of cash equal to the amount of cash the seller is required to deposit under the Pooling and Servicing Agreement in connection with the retransfer.

      The RPA seller has agreed to indemnify the seller and to hold the seller harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by the seller if the foregoing representations and warranties are materially false.

                              CERTAIN COVENANTS

      In the Receivables Purchase Agreement, the RPA seller has covenanted that it will perform its obligations under the agreements relating to the receivables and the Accounts in conformity with its current policies and procedures relating to the receivables and the Accounts.

      The RPA seller has covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, the RPA seller will not sell, pledge, assign or transfer any interest in the receivables to any other person. The RPA seller also has covenanted to defend and indemnify the seller for any loss, liability or expense incurred by the seller in connection with a breach by the RPA seller of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

      In addition, the RPA seller has expressly acknowledged and consented to the seller's assignment of its rights relating to the receivables under the Receivables Purchase Agreement to the trustee.

                                 TERMINATION

      The Receivables Purchase Agreement will terminate immediately after the trust terminates. Also, if pursuant to certain provisions of federal law the RPA seller becomes party to any bankruptcy or similar proceeding, other than as a claimant, and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, the RPA seller will immediately cease to sell or transfer receivables to the seller and will promptly give notice of that event to the seller and to the trustee.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

                           TRANSFER OF RECEIVABLES

      On the Initial Closing Date, the RPA seller sold and assigned the receivables to the seller, and the receivables were immediately transferred to the trust. The seller has represented and warranted and will represent and warranty on the Series Issuance Date with respect to each Series that

          o the transfer to the trust constituted a valid transfer to the trust of all right, title and interest of the seller in and to the receivables and

          o under the UCC, as in effect in Michigan, there exists a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables, in existence at the time of the formation of the trust or at the date of addition of any Additional Accounts, in favor of the trust and a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables created thereafter in favor of the trust on and after their creation.

However, the transfer of receivables by the seller to the trust could be deemed to create a security interest under the UCC. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates -- Representations and Warranties".

      Each of the RPA seller and the seller has represented that the receivables are "chattel paper" for purposes of the UCC as in effect in Michigan. If the receivables are deemed to be chattel paper and the transfer thereof by either the RPA seller to the seller or by the seller to the trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. Both the seller and the trust have filed financing statements covering the receivables under the UCC as in effect in Michigan to perfect their respective interests in the receivables and continuation statements will be filed as required to continue the perfection of those interests. The receivables have not and will not be stamped to indicate the interest of the seller or the trustee.

      There are circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the trust's interest. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables, i.e., the chattel paper, in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the trust in the receivables. A tax or other government lien on property of the RPA seller or the seller arising prior to the time a Receivable is conveyed to the trust may also have priority over the interest of the trust in the Receivable. Under the Receivables Purchase Agreement, the RPA seller will warrant to the seller, and under the Pooling and Servicing Agreement, the seller has warranted to the trust, that the receivables have been transferred free and clear of the lien of any third party. Each of the RPA seller and the seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the certificates -- The Seller's Certificate", the Seller's Certificate, or any interest therein, other than to the trust. Also, while CFC is the servicer, cash collections on the receivables may, under certain circumstances, be commingled with the funds of CFC prior to each distribution date and, in the event of the bankruptcy of CFC, the trust may not have a perfected interest in those collections.

                    CERTAIN MATTERS RELATING TO BANKRUPTCY

      The RPA seller has warranted to the seller in the Receivables Purchase Agreement that the sale of the receivables by it to the seller is a valid sale of the receivables to the seller. Also, the RPA seller and the seller have agreed to treat the transactions described in this prospectus as a sale of the receivables to the seller, and the RPA seller has or will take all actions that are required under Michigan law to perfect the seller's ownership interest in the receivables. Notwithstanding the foregoing, if the RPA seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that the sale of receivables from the debtor to the seller should be recharacterized as a pledge of such receivables to secure a borrowing from the debtor, then delays in payments of collections of receivables to the seller could occur. If the court should the court rule in favor of any such trustee, debtor in possession or creditor, reductions in the amount of such payments could result. See "Special Considerations -- Certain Legal Aspects".

      In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts", as defined under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a CFC bankruptcy, however, even if the transfer of receivables to the seller and the trust were treated as a sale, the receivables would be part of CFC's bankruptcy estate and would be subject to claims of certain creditors, which could cause delays and reductions in payments to the seller and certificateholders.

      In addition, if the RPA seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to request a court to order that the RPA seller should be substantively consolidated with the seller, delays in payments on the certificates could result. A bankruptcy court ruling in favor of any such creditor, trustee-in-bankruptcy or such debtor could reduce those payments.

      The seller has warranted to the trust that the transfer of the receivables to the trust is a sale of the receivables to the trust. The seller has or will take all actions that are required under Michigan law to perfect the trust's ownership interest in the receivables and the seller has warranted to the trust that the trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, in proceeds thereof. Nevertheless, a tax or government lien on property of CFC or the seller arising prior to the time a receivable is conveyed to the trust may have priority over the interest of the trust in the receivable. DCWR's limited liability agreement provides that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of the two independent directors of its member. Pursuant to the Pooling and Servicing Agreement, the trustee, all certificateholders and any Enhancement provider will covenant that they will not at any time institute against the seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the seller's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the seller or the seller as debtor in possession or a creditor of the seller were to take the position that the transfer of the receivables from the seller to the trust should be recharacterized as a pledge of such receivables, then delays in payments on the certificates or, should the court rule in favor of any such trustee, debtor in possession or creditor, reductions in the amount of such payments could result.

      The seller does not intend to file, and CFC has agreed that it will not cause the seller to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the seller so long as the seller is solvent and does not foresee becoming insolvent.

      If the RPA seller or the seller were to become a debtor in a bankruptcy case, causing a Reinvestment Event or an Early Amortization Event to occur with respect to the certificates of each Series, then, pursuant to the Receivables Purchase Agreement, new receivables would no longer be transferred to the seller and, pursuant to the Pooling and Servicing Agreement, only collections on receivables already sold to the seller and transferred to the trust would be available to be applied to pay interest accruing on the certificates and to pay the principal amount of the certificates. If that happens, the servicer must allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter such allocation method, the rate of payment on the certificates might be adversely affected. In addition, distributions in respect of principal on each certificate would not be subject to any applicable Controlled Distribution Amount.

      The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Service Default. The Service Default, in turn, may result in a Reinvestment Event or an Early Amortization Event with respect to a series. If no other Service Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the certificateholders from appointing a successor servicer.

      Payments made in respect of repurchases of receivables by CFC or the seller pursuant to the Pooling and Servicing Agreement may be recoverable by CFC or the seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of CFC or the seller as a preferential transfer from CFC or the seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of CFC.

      Neither USA nor CARCO intends to file, and CFC has agreed that it will not cause USA or CARCO to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to USA or CARCO so long as USA and CARCO is solvent and does not foresee becoming insolvent.


                              CERTAIN TAX MATTERS

                       FEDERAL INCOME TAX CONSEQUENCES

      A discussion of federal income tax consequences to holders of the certificates is set forth below. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws, for example, banks, life insurance companies and tax-exempt organizations. Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of the certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986 (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the IRS.

      The discussion assumes that a certificate is issued in registered form, has all payments denominated in U.S. dollars, has a term that exceeds one year, and does not bear "contingent interest" as defined in Section 871(h)(4) of the Code. Moreover, except as provided below, the discussion assumes that the interest on the certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the certificate, i.e., any excess of the principal amount of the certificate over its issue price, does not exceed a de minimis amount, i.e., is less than 1/4% of its principal amount multiplied by the number of full years until its maturity date, all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable prospectus supplement.

      Treatment of the Certificates as Indebtedness of the Seller. The seller and the holders of certificates offered hereby will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes and Michigan single business tax purposes, the certificates will be indebtedness of the seller secured by the receivables and any other trust assets allocable to the certificates. DCWR, by the acceptance of the assignment of the Pooling and Servicing Agreement will agree, and each Certificateholder, by the acceptance of a certificate, will agree to treat the certificates as indebtedness of the seller for federal, state and local income and franchise tax purposes and Michigan single business tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of the receivables as a "sale" for non-tax purposes, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the seller will treat the Pooling and Servicing Agreement, for certain non-tax purposes, as effecting a transfer of an ownership interest in the receivables and not as creating a debt obligation of the seller.

      A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

      The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished, and the transferee has obtained, substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Brown & Wood LLP, special tax counsel to the seller and the trust ("Tax Counsel"), is of the opinion that for federal income tax purposes the seller will properly be treated as the owner of the receivables and any other trust assets allocable to the certificates and, accordingly, the certificates will properly be characterized as indebtedness of the seller that is secured by the receivables and such other assets.

      Interest Income to Certificateholders. Assuming the certificates are debt obligations for federal income tax purposes, they will not be considered issued with OID, except as discussed below or in the applicable prospectus supplement. Interest on the certificates will be taxable as ordinary interest income when received by certificateholders utilizing the cash-basis method of accounting and when accrued by certificateholders utilizing the accrual method of accounting. Under the OID regulations, a holder of a certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. A certificateholder who buys a certificate for less than its principal amount will be subject to the "market discount" rules of the Code, and a certificateholder who buys a certificate for more than its principal amount will be subject to the premium amortization rules of the Code.

      However, if any interest due on a series or class of certificates is not paid in full on its scheduled payment date, or if the amount of interest payable currently on a series or class is reduced because of a limitation based on the average interest rate currently payable on the receivables, certificates of that series or class will thereafter be considered to be issued with OID. Moreover, even before such an event, the certificates of a series or class would be considered to have OID from their date of issuance unless, at the time of issuance, the likelihood of a late payment or nonpayment of interest, or reduction in the amount of interest payable based on the interest rate currently payable on the receivables, on the series or class was considered a "remote contingency" under applicable Treasury regulations.

      The seller intends to take the position, based on the exception for remote contingencies, that OID does not arise on a series or class of certificates unless and until an event described in the first sentence of the preceding paragraph occurs. However, if the Investor certificates of a series or class were considered to have OID, either initially or subsequently, all holders of certificates of that series or class would thereafter be required to accrue OID into income at a rate equal to the full interest rate payable on the certificates, probably determined without regard to any limitation based upon the interest payable on the receivables, whether or not all or part of the interest on the certificates was paid currently. Moreover, the holders would be required to accrue any de minimis discount into income over the life of the certificates rather than when principal is paid. As a result, holders might be required to report taxable income prior to the receipt of cash attributable to such income.

      The trustee will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid on the certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents. Accordingly, each nonexempt certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt certificateholder fail to provide the required certification, the trustee, or the Participants or Indirect Participants, will be required to withhold, or cause to be withheld, 31% of the interest, and principal, otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

      Possible Classification of the Trust as a Partnership or Association. As described above, it is the opinion of Tax Counsel that the certificates will properly be characterized as debt of the seller for federal income tax purposes. However, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail.

      For example, if the IRS were to contend successfully that the certificates were not debt of the seller for federal income tax purposes, the trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation. If the certificates are treated as interests in such a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation, because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the receivables by the partnership would be passed through to the partners in the partnership, including the certificateholders, according to their respective interests in the partnership.

      The income reportable by the certificateholders as partners in such a partnership could differ from the income reportable by the certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the certificateholders were treated as partners, a cash basis certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the certificateholder. Moreover, if the certificates are interests in a partnership, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual's adjusted gross income, and are subject to certain other limitations, meaning that the individual might be taxed on a greater amount of income than the stated interest on the certificates. Finally, if any certificates are treated as equity interests in a partnership in which other certificates are debt, all or part of a tax-exempt investor's share of income from the certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

      If, alternatively, the trust were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of distributions to certificateholders would probably be treated as dividend income to the certificateholders. Such an entity-level tax could result in reduced distributions to certificateholders and the certificateholders could be liable for a share of such a tax.

      Because the seller will treat the certificates as indebtedness for federal income tax purposes, the trustee, and Participants and Indirect Participants, will not comply with the tax reporting requirements that would apply under these alternative characterizations of the certificates.

      Foreign Investors. Tax Counsel has given its opinion that the certificates will properly be classified as debt of the seller for federal income tax purposes. If the certificates are so treated:

          o interest paid or accrued to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes , including backup withholding taxes. However, the holder must comply with applicable identification requirements and must not actually or constructively own 10% or more of the voting stock of the seller and must not be a controlled foreign corporation with respect to the seller. Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization, or bank or other financial institution that holds the certificates on behalf of the customer in the ordinary course of its trade or business

               o IRS Form W-8 or W-8BEN signed under penalties of perjury by the beneficial owner of the certificates stating that the holder is not a U.S. person and providing the holder's name and address,

               o IRS Form 1001 or W-8BEN signed by the beneficial owner of the certificates or the owner's agent claiming exemption from withholding under an applicable tax treaty, or

               o IRS Form 4224 or W-8ECI signed by the beneficial owner of the certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States.

          Form W-8, Form 10001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

          However, in any such case (x) the applicable form must be delivered pursuant to applicable procedures and must be properly transmitted to the United States entity otherwise required to withhold tax and
          (y) none of the entities receiving the form may have actual knowledge that the holder is a U.S. person or that any certification on the form is false. Treasury Regulations published in the Federal Register on October 14, 1997 (the "New Withholding Regulations") modify these procedures for claiming exemption from withholding taxes, effective for payments made after December 31, 2000;

          o a holder of a certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the certificate. However, (i) the gain must not be effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder must not be present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the first clause must be satisfied; and

          o a certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of the individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the seller and (ii) the holding of the certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

      If the IRS were to contend successfully that the certificates are interests in a partnership, not taxable as a corporation, a certificateholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax, and would be subject to withholding tax on its share of partnership income. If the certificates are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of those dividends, and subject to withholding, at a rate of 30% unless the rate were reduced by an applicable treaty.

      Backup Withholding. Certain certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the certificates if the certificateholder, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

      The trustee will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the certificates, and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are, generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "certificateholder" of record is Cede & Co., as nominee for DTC, certificateholders and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports. Each non-exempt certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificateholder fail to provide the required certification, the participants or indirect participants, or the paying agent, will be required to withhold 31% of the interest, and principal, otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective non-U.S. persons who own certificates are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                       STATE AND LOCAL TAX CONSEQUENCES

      The servicer will service and collect the receivables in Michigan. The State of Michigan imposes a state individual income tax and a single business tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

      If the certificates are treated as debt of the seller for federal income tax purposes, in the opinion of Christopher A. Taravella, Esq., Vice President and General Counsel of the seller, Michigan tax counsel to the seller and the trust ("Michigan Tax Counsel"), this treatment will also apply for Michigan tax purposes. Pursuant to this treatment, the trust will not be subject to the Michigan single business tax and certificateholders not otherwise subject to Michigan tax would not become subject to the tax solely because of their ownership of the certificates. Certificateholders already subject to taxation in Michigan, however, could be required to pay tax on the income generated from ownership of these certificates.

      In the alternative, if the trust is treated as a partnership, not taxable as a corporation, for federal income tax purposes, in the opinion of Michigan Tax Counsel, the same treatment should also apply for Michigan tax purposes. In that case, the resulting constructive partnership should not be treated as doing business in Michigan but rather should be treated as a passive holder of investments and, as a result, should not be subject to the Michigan single business tax, which, if applicable, could result in reduced distributions to certificateholders. Certificateholders also should not be subject to Michigan single business tax on the income received through the partnership.

      Under current law, certificateholders that are nonresidents of Michigan and that are not otherwise subject to Michigan income tax should not be subject to Michigan income tax on the income from the constructive partnership. Under current law corporate certificateholders are not subject to Michigan income tax. In any event, classification of the arrangement as a "partnership" would not cause a certificateholder not otherwise subject to taxation in Michigan to pay Michigan tax on income beyond that derived from the certificates.

      If the certificates are instead treated as ownership interests in an association or "publicly traded partnership", the hypothetical entity should not be subject to the Michigan single business tax, which, if applicable, could result in reduced distributions to certificateholders. A certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

      Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.
Certificateholders are urged to consult their own tax advisors with respect to state income and franchise taxes.


                             ERISA CONSIDERATIONS

                                   GENERAL

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, a prohibited transaction would arise, unless an exemption were available, if the certificates of a series or class were viewed as debt of the seller and the seller were a disqualified person or party in interest with respect to a plan that acquired certificates of that series or class.

      Moreover, additional prohibited transactions could arise if the assets of the trust were deemed to constitute assets of any plan that owned certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase certificates, the trust could be deemed to hold plan assets of such Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the trust.

      The Plan Assets Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that the certificates of a series or class are equity interests, the Plan Assets Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is

          o freely transferable,

          o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and

          o either is (A) part of a class of securities registered under
     Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days, or such later time as may be allowed by the Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      The certificates of each series and class must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the certificates. Such certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and may or may not be timely registered under the Exchange Act. Based on information provided by the underwriter or placement agent for certificates of any series or class that will be registered under the Exchange Act, the seller will notify the trustee as to whether or not certificates of the series or, if the series consists of more than one class, each such class will be held by at least 100 separately named persons at the conclusion of the offering, unless the related prospectus supplement states otherwise. The seller will not determine whether the 100-investor requirement of the exception for publicly offered securities is satisfied as to the certificates of any series or class. Prospective purchasers may obtain a copy of the notification described in the third preceding sentence from the trustee at 101 Barclay Street, New York, New York 10286.

      If the certificates of any series or class fail to meet the criteria of publicly-offered securities and the trust's assets are deemed to include assets of Benefit Plans that are holders of the certificates, transactions involving the trust and "parties in interest" or "disqualified persons" with respect to the plans might be prohibited under Section 406 of ERISA and
Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the receivables, under DOL interpretations the purchase of the certificates by the plan could constitute a prohibited transaction. There are a number of class exemptions issued by the DOL that may apply in such event. However, even if all of the conditions specified in the exemptions are satisfied, they would probably not apply to all transactions involving the trust's assets.

      In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of certificates of any series or class should consult their own counsel as to whether the assets of the trust which are represented by the certificates would be considered plan assets, and the consequences that would apply if the trust's assets were considered plan assets.

      In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes. Under such reasoning a purchase of certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, Prohibited Transaction Exemption 95-60, and Labor Department Regulation Section 2550.401c-1.

      Unless the applicable prospectus supplement states otherwise, if the certificates will not be timely registered under the Exchange Act, or if the seller does not notify the trustee, as described above, that the certificates of any particular series or class will be expected to be held by at least 100 persons, the certificates of the series or class, as the case may be, may not be acquired by any Benefit Plan or by any entity investing assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling and Servicing Agreement, the Series Supplement and each such certificate will provide that each holder of such certificate shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing the certificate on behalf of a Benefit Plan or with assets that are treated as assets of a Benefit Plan.


                                    EXPERTS

       The financial statements of the trust as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report by KPMG LLP, independent certified public accountants, incorporated herein by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             PLAN OF DISTRIBUTION

      The seller may sell certificates offered hereby in any of three ways:

         o   through underwriters or dealers;

         o   directly to one or more purchasers; or

         o   through agents.

      The related prospectus supplement will set forth the terms of the offering of any series certificates, including, without limitation

         o   the names of any underwriters,

         o the purchase price of the certificates and the proceeds to the seller from the sale,

         o any underwriting discounts and other items constituting underwriter's compensation,

         o   any initial public offering price and

         o any discounts or concessions allowed or reallowed or paid to dealers.

      If the seller uses underwriters in a sale of any certificates of a series, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates of a series may also be offered and sold, if the related prospectus supplement so states, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the seller. The related prospectus supplement will identify any remarketing firm and describe the terms of its agreement, if any, with the seller and its compensation. Remarketing firms may be deemed to be underwriters in connection with the certificates they remarket.

      Certificates may also be sold directly by the seller or through agents designated by the seller from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the seller to the agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

      Each underwriting agreement and placement agreement will provide that DCWR and CFC will indemnify the underwriters and agents, respectively, against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters and agents, as applicable, may be required to make in respect thereof.

      The trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters, agents or the seller.

      The place and time of delivery for a series of certificates will be set forth in the prospectus supplement.

      Until the distribution of the certificates of a series is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase those certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of those certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

      The underwriters may create a short position in the certificates being offered by selling more offered certificates than are set forth on the cover page of the related prospectus supplement. The underwriters may reduce that short position by purchasing those offered certificates in the open market.

      In general, purchases of a certificate for the purpose of stabilization or to reduce a short position could cause the price of the certificate to be higher than it might be in the absence of such purchases.

      Neither CFC, DCWR nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates of any series. In addition, neither CFC, DCWR nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      If any certificates of a series are offered in the United Kingdom, each underwriter and placement agent will represent and agree that

         o it has not offered or sold, and will not offer or sell, any of those certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

         o it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom and

         o it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of those securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

      If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.


                                 LEGAL MATTERS

      Certain legal matters relating to the certificates will be passed upon for DCWR by Brown & Wood LLP, New York, New York, and for any underwriters, agents or dealers by the counsel named in the applicable prospectus supplement, which may be Brown & Wood LLP. Certain federal income tax and ERISA matters will be passed upon for DCWR and the trust by the counsel named in the applicable prospectus supplement, which may also be Brown & Wood LLP. Brown & Wood LLP from time to time represents Chrysler Financial Company L.L.C. and its affiliates on other matters.

                           INDEX OF PRINCIPAL TERMS

Term                                     Page

A

Accounts...........................................24
Accumulation Period................................27
Addition Date......................................38
Additional Accounts................................43
Additional Cut-Off Date............................38
Adjusted Invested Amount...........................52
Adjustment Payment.................................57
Auction Vehicles...................................19
Automatic Additional Accounts......................44
Automatic Removal Date.............................47
Automatic Removed Accounts.........................47
Available Subordinated Amount......................55

B

Bankruptcy Code....................................73
Benefit Plans......................................80

C

CARCO..............................................16
CCC................................................18
Certificateholder..................................15
Certificateholders' Interest.......................26
certificates........................................6
CFC.................................................6
CFC Corp...........................................18
Citibank...........................................30
Clearstream........................................30
Code...............................................74
Collateral Security................................37
Collection Account.................................49
Commission..........................................2
Controlled Amortization Period.....................28
Controlled Deposit Amount..........................28
Cooperative........................................33

D

DaimlerChrysler.....................................6
DCWR................................................6
Dealer Overconcentrations..........................43
Dealer Trouble.....................................22
Dealers............................................24
Defaulted Amount...................................57
Defaulted Receivables..............................56
Definitive Certificates............................34
Depository.........................................26
Designated Accounts................................45
Designated Balance.................................45
Designated receivables.............................46
Determination Date.................................39
Distribution Date Statement........................65
DOL................................................79

E

Early Amortization Event...........................59
Early Amortization Period..........................29
Eligible Account...................................40
Eligible Dealer....................................41
Eligible Deposit Account...........................49
Eligible Institution...............................49
Eligible Investments...............................49
Eligible Portfolio.................................24
Eligible Receivable................................41
Enhancements.......................................55
Euroclear..........................................33
Euroclear Operator.................................33
Euroclear Participants.............................32
Excess Funded Amount...............................50
Excess Funding Account.............................50
Excess Principal Collections.......................53
Excluded Series....................................48

F

finance hold.......................................19
Fleet Receivables..................................17
Foreign Agency Depositaries........................30
Fully Reinvested Date..............................60

H

Holders............................................34

I

Indirect Participants..............................31
Ineligible Receivables.............................39
Initial Cut-Off Date............................6, 17
Initial Invested Amount............................52
Insolvency Laws....................................16
Installment Balance Amount.........................43
Interest Funding Account...........................27
Investor Default Amount............................57
IRA................................................80

M

Michigan Tax Counsel...............................78
Miscellaneous Payments.............................52
Monthly Payment Rate...............................47
Monthly Servicing Fee..............................63
Moody's............................................49
Morgan.............................................30

N

New Issuances......................................60
New Vehicles.......................................19

O

OID................................................74
OID regulations....................................74
Overconcentration Amount...........................43

P

Paired Series......................................48
Participants.......................................31
Plan Assets Regulation.............................79
Pool Balance.......................................35
Pooling and Servicing Agreement....................26
Prime Rate.........................................21
Principal Funding Account..........................28
Principal Shortfalls...............................53
Principal Terms....................................36

R

Rating Agency......................................15
Registration Statement..............................2
Reinvestment Event.................................58
Reinvestment Period................................28
Remarketing firms..................................82
Removal and Repurchase Date........................46
Removal Commencement Date..........................45
Removal Date.......................................45
Removal Notice.....................................45
Removed Account....................................46
Repurchased receivables............................47
Required Participation Amount......................44
Required Participation Percentage..................45
RPA seller.........................................68

S

Securities Act......................................2
Seller's Certificate...............................35
Seller's Participation Amount......................39
Series Allocable Defaulted Amount..................51
Series Allocable Interest Collections..............51
Series Allocable Miscellaneous Payments............51
Series Allocable Principal Collections.............51
Series Allocation Percentage.......................52
Series Cut-off Date................................27
Series Issuance Date...............................38
Series Termination Date............................60
Service Default....................................64
Service Transfer...................................64
servicer...........................................64
Servicing Fee......................................63
Servicing Fee Rate.................................63
Special Payment Date...............................29
Standard & Poor's..................................49
Supplemental Certificate...........................35

T

Tax Counsel........................................75
Tax Opinion........................................37
Terms and Conditions...............................33
Transfer Date......................................38
Transfer Deposit Amount............................39
Trust Adjusted Invested Amount.....................52
trust Available Subordinated Amount................39

U

U.S. Wholesale Portfolio...........................19
Unallocated Principal Collections..................53
USA................................................15
Used Vehicles......................................19

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                   ANNEX I


                         GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES


      Except in certain limited circumstances, the globally offered certificates (the "Global Securities") will be available only in book-entry form. Unless a prospectus supplement for a Series states otherwise, investors in the Global Securities may hold Global Securities through any of DTC Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty trust Company of New York ("Morgan") as the respective depositaries of Clearstream and Euroclear and as participants in DTC.

      Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the trust. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the trust in same-day funds.

      Trading between Clearstream and/or participants. Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

               o Exemption for non-U.S. persons (Form W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

               o Exemption for non-U.S. persons with effectively connected income (Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               o Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

               o Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

               o U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.


============================================================         ============================================================

                                                                           DAIMLERCHRYSLER
     No dealer, salesman or other person has been
authorized to give any information or to make any
representations, other than those contained in the
CARCO prospectus or prospectus supplement. Any such                            CARCO
information Auto Loan or any such representatives are                         Auto Loan
not authorized by the Master trust seller or by the                          Master trust
underwriters. Do not rely on any such information or any
such representations.
                                                                              $[       ]
     We only intend the prospectus supplement to be an                  [Floating Rate][  %] Auto Loan
offer to sell or a solicitation of any offer to buy the                 Asset Backed certificates,
offered securities if:                                                   [Series 200_-_],
                                                                       due [            ]
         o   used in jurisdictions in which such offer
   or solicitation is authorized,

         o   the person making such offer or solicitation            DAIMLERCHRYSLER WHOLESALE
   is qualified to do so, and                                             RECEIVABLES LLC
                                                                                Seller
         o   such offer or solicitation is made to anyone
   to whom it is lawful to make such offer or                        CHRYSLER FINANCIAL COMPANY L.L.C.
   solicitation.                                                                Servicer

      The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

      All dealers effecting transactions in the offered
securities within 90 days after the date of this                      -------------------------
prospectus supplement may be required to deliver the
prospectus and prospectus supplement, regardless of their
participation in this distribution This is in addition to               PROSPECTUS SUPPLEMENT
the obligation of dealers to deliver the prospectus
supplement when acting as underwriters or when selling
their unsold allotments or subscriptions.                             -------------------------







                                                                           [underwriters]
============================================================       ============================================================





                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Certificates.

                 SEC Filing Fee................................................          $278
                 Trustee's Fees and Expenses (including counsel fees)..........       $11,000
                 Accounting Fees and Expenses..................................       $10,000
                 Legal Fees and Expenses.......................................       $10,000
                 Printing and Engraving Expenses...............................       $15,000
                 Rating Agency Fees............................................       $94,000
                 Miscellaneous.................................................        $6,000
                      Total....................................................      $147,000

Item 15. Indemnification of Directors and Officers.

         DaimlerChrysler Corporation (parent of Chrysler Financial Company L.L.C. and therefore the indirect parent of the Registrant) and U.S. Auto Receivables Company, the sole member of the Registrant, are incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Section B of Article VIII of the Certificate of Incorporation of DaimlerChrysler Corporation, the indirect parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, DaimlerChrysler Corporation will indemnify the officers and directors of DaimlerChrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, DaimlerChrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of DaimlerChrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

         Chrysler Financial Company L.L.C. is formed under Michigan law.
Section 408 of the Michigan Limited Liability Company Act provides, in effect, that a Michigan limited liability company may indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or contract, except that the company may not indemnify any person for liability caused by the receipt of a financial benefit by a manager to which the manager is not entitled, a manager or member voting or assenting to a distribution in violation of an operating agreement or Section 404 of the Michigan Limited Liability Company Act without complying with certain requirements, or a person committing a knowing violation of law.

         Article VII of the By-Laws of U.S. Auto Receivables Company provides, in effect, that, subject to certain exceptions, such Registrant will indemnify its officers and directors to the extent that they acted in good faith and in a manner reasonably believed to be in the best interests of the Registrant.

         The Registrant itself does not have officers or directors at this time. Section 8.2 of the Registrant's Limited Liability Company Agreement indemnifies each member, employee or agent of the Registrant against expenses, judgments and amounts paid in settlement actually and reasonably incurred by such person in connection with actions, suits or proceedings by reason of such person being a member, employee or agent of the Registrant.

Item 16. Exhibits:

1.1 -- Form of Underwriting Agreement with respect to the Certificates is incorporated by reference from Exhibit 1.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

3.1 -- Certificate of Formation of the Registrant.

3.2 -- Limited Liability Company Agreement of the Registrant.

4.1 -- Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee is incorporated by reference from Exhibit
       4.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-41177).

4.2 -- First Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (File No. 33-52990).

4.3 -- Second Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.3 of the Registrant's Registration Statement on Form S-1 (File No. 33-70144).

4.4 -- Third Amendment to the Pooling and Servicing Agreement.

4.5 -- Form of Series Supplement to the Pooling and Servicing Agreement, including the form of the Certificates and the Form of Servicing Report, is incorporated by reference from Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

4.6 -- Form of Remarketing Agreement, including the Form of Remarketing and Settlement Procedures, is incorporated by reference from Exhibit
       4.5 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

5.1 -- Opinion of Brown & Wood LLP with respect to certain matters involving the Certificates.

8.1 -- Opinion of Brown & Wood LLP with respect to federal tax matters.

8.2 -- Opinion of Christopher A. Taravella, Esq. with respect to tax matters under Michigan law and the Certificates.

23.1-- Consent of Christopher A. Taravella, Esq. (included in opinion filed as
       Exhibit 8.2).

23.2-- Consent of Brown & Wood LLP (included in opinions filed as Exhibits 5.1 and 8.1).

23.3-- Consent of KPMG LLP.

24.1-- Power of Attorney.

Item 17. Undertakings.

         (a)      As to Rule 415: The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i)   to include  any  prospectus  required  by
                  Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (c) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) As to information omitted in reliance on Rule 430A: The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 25th day of May, 2000.

                            DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC,
                            By U.S. AUTO RECEIVABLES COMPANY, its sole member


                            By    /s/          DARRELL L. DAVIS
                                 -------------------------------------
                                               Darrell L. Davis
                                                  President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal executive officer of U.S. Auto Receivables
Company:

/s/                  DARRELL L. DAVIS        President         May 25, 2000
-------------------------------------------
                      Darrell L. Davis



Principal financial officer of U.S. Auto Receivables
Company:

/s/                 MICHAEL MUEHLBAYER       Vice President     May 25, 2000
-------------------------------------------
                     Michael Muehlbayer



Principal accounting officer of U.S. Auto
Receivables Company:

/s/                     D.H. OLSEN           Vice President     May 25, 2000
-------------------------------------------  and Controller
                        D.H. Olsen

Board of Directors of U.S. Auto Receivables Company:


/s/                D.H. Olsen*               Director            May 25, 2000
-------------------------------------------
                   D.H. Olsen


/s/                     D.L. DAVIS*          Director            May 25, 2000
-------------------------------------------
                        D.L. Davis


/s/                    M.A. KICKHAM*         Director            May 25, 2000
-------------------------------------------
                       M.A. Kickham


/s/                   J.A. SELLGREN*         Director            May 25, 2000
-------------------------------------------
                      J.A. Sellgren


*By /s/                B.C. BABBISH
    ---------------------------------------
                       B.C. Babbish
                     Attorney-in-Fact
                       May 25, 2000

                                 EXHIBIT INDEX

Exhibit
Number                                                   Description

1.1 -- Form of Underwriting Agreement with respect to the Certificates is incorporated by reference from Exhibit 1.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

3.1 --   Certificate of Formation of the Registrant.

3.2 --   Limited Liability Company Agreement of the Registrant.

4.1 -- Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee is incorporated by reference from Exhibit
         4.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-41177).

4.2 -- First Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (File No. 33-52990).

4.3 -- Second Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.3 of the Registrant's Registration Statement on Form S-1 (File No. 33-70144).

4.4 --   Third Amendment to the Pooling and Servicing Agreement.

4.5 -- Form of Series Supplement to the Pooling and Servicing Agreement, including the form of the Certificates and the Form of Servicing Report, is incorporated by reference from Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

4.6 -- Form of Remarketing Agreement, including the Form of Remarketing and Settlement Procedures, is incorporated by reference from Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

5.1 -- Opinion of Brown & Wood LLP with respect to certain matters involving the Certificates.

8.1 --   Opinion of Brown & Wood LLP with respect to federal tax matters.

8.2 -- Opinion of Christopher A. Taravella, Esq. with respect to tax matters under Michigan law and the Certificates.

23.1-- Consent of Christopher A. Taravella, Esq. (included in opinion filed as Exhibit 8.2).

23.2--   Consent of Brown & Wood LLP (included in opinions filed as Exhibits
         5.1 and 8.1).

23.3--   Consent of KPMG LLP.

24.1--   Power of Attorney.


                                                                   Exhibit 3.1


                           CERTIFICATE OF FORMATION

                                      OF

                  DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC

                 This Certificate of Formation of DaimlerChrysler Wholesale Receivables LLC (the "LLC"), dated as of February 24, 2000, is being duly executed and filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).
------                 -- ---

                 FIRST. The name of the limited liability company formed hereby is DaimlerChrysler Wholesale Receivables LLC.

                 SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                 THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                               /s/ James G. Leyden, Jr.
                                             ------------------------------
                                             Name: James G. Leyden, Jr.
                                             Authorized Person


                                                                   Exhibit 3.2

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      of

                 DaimlerChrysler Wholesale Receivables L.L.C.


     The undersigned, U.S. Auto Receivables Company, a Delaware corporation (the "Member"), hereby adopts this Limited Liability Company Agreement (the "Agreement") as of the 29th day of February, 2000, in connection with the formation of DaimlerChrysler Wholesale Receivables L.L.C., a limited liability company (the "Company"). Definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Each Independent Director joins in the execution of the Agreement and agrees to be bound by its terms.

     WHEREAS, the Member has caused the Company to be formed by the filing of the Certificate of Formation with the State of Delaware on January , 2000 and desires to provide certain terms for the governance of the Company and the conduct of its business.

     NOW, THEREFORE, the Member declares as follows:

     1.   Organization of Company.

     1.1 Formation. The Member hereby forms a limited liability company pursuant to the provisions of the Act and this Agreement.

     1.2 Name and Office. The name of the Company shall be DaimlerChrysler Wholesale Receivables L.L.C., and its office shall be located at 27777 Franklin Road, Southfield, Michigan 48034 or such other place as the Member may determine from time to time.

     1.3 Duration. The Company shall continue in existence perpetually, unless the Company shall be sooner dissolved and its affairs wound up in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation in accordance with the Act.

     1.4 Registered Office and Resident Agent. The Company's initial registered office shall be at the office of its resident agent at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, and the name of its initial resident agent at such address shall be The Corporation Trust Company. The registered office and resident agent may be changed from time to time in accordance with the Act. If the resident agent shall ever resign, the Company shall promptly appoint a successor.

     1.5 Authorization. The Company by or through the Member on behalf of the Company may enter into and perform any and all business and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other person, notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member to enter into other agreements on behalf of the Company.

     2. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     The "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

     "Adjusted Deficit Capital Account Balance" means, with respect to any Member, the deficit balance, if any, in such Member's capital account as of the end of the relevant Company Fiscal Year, (1) increased by any amounts which such Member is obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c), plus an amount equal to such Member's share of Company Minimum Gain and such Member's share of Member Nonrecourse Debt Minimum Gain and (2) decreased by the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     "Affiliate" means any person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Member.

     "Agreement" means this Limited Liability Company Agreement of the Company and any amendments adopted in accordance with this Agreement and the Act.

     The "Articles" means the Certificate of Formation of the Company, including any restatements or amendments, which are filed with the Secretary of State of the State of Delaware.

     "Bankruptcy" means, with respect to any person, if such person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, reciever or liquidator of the person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any stature, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such person's consent or acquiescence of a trustee, receiver or liquidator of such person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a Member, the foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Section 18-101(1) and 18-304 of the Act.

     "Book Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) the initial Book Value of any asset contributed (or deemed contributed) to the Company shall be such asset's gross fair market value at the time of such contribution;

     (b) the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulations under Code Section 704(b) if the Company so elects; and

     (c)  if the Book Value of an asset has been determined pursuant to clause
          (a) or (b), such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     "Capital Accounts" shall have the meaning set forth in Section 7.1 of this Agreement.

     "Capital Contributions" means the amount of all cash or the agreed upon value of other property of services contributed to the Company.

     The "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company Minimum Gain" means an amount determined in accordance with Treasury Regulation Section 1.704-2(d) for partnership minimum gain by computing, with respect to each nonrecourse liability of the Company (as defined in Treasury Regulation Section 1.752-1(a)(2)), the amount of gain (of whatever character), if any, that would be realized by the Company if (in a taxable transaction) it disposed of property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

     "Depreciation" means for each Fiscal Year of the Company or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable under the Code with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Majority Interest.

     The "Fiscal Year" of the Company, and its taxable year for Federal income tax purposes, shall be the calendar year.

     "Independent Director" means an individual who (i) either is not the beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director of more than 100 shares in the aggregate of all classes of common stock of DaimlerChrysler AG Corporation ("DCAG"), its subsidiaries and Affiliates , and (ii) is not at such time, and shall not have been at any time during the preceding five years, a director, officer, employee or Affiliate of DCAG or of any of its subsidiaries or Affiliates or of a Major Creditor of DCAG; provided; however, that for purposes of this definition, an individual shall not be deemed to be not independent solely because such person acts as an Independent Director of DCAG or any of its subsidiaries or Affiliates in accordance with the provisions of DCAG's or such subsidiary's or Affiliate's certificate of incorporation, charter, by-laws or other agreement requiring DCAG or such subsidiary or Affiliate to maintain one or more Independent Directors. The term "Major Creditor" shall mean a financial institution to which DCAG has outstanding indebtedness for borrowed money in a sufficiently large amount as would reasonably be expected to influence adversely the judgment of the proposed Independent Director with respect to the interests of the Company when the Company's interests are adverse to those of DCAG.

     "Independent Member" means a member of the Company that is a special purpose corporation formed pursuant to a charter or certificate of incorporation that (i) limits its business purposes and activities and (ii) requires the consent of two or more Independent Directors before such corporation may (A) institute proceedings to have itself or the Company adjudicated a bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it or the Company; file a petition seeking, or consent to, such corporation's or the Company's reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such corporation or the Company or a substantial part of either's property; make any assignment for the benefit of its or the Company's creditors, admit in writing its inability to pay its or the Company's debts generally as they become due, or take any corporate action in furtherance of any such action or (B) institute, or join in any institution, against any entity in which such corporation holds an ownership interest any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any United States federal or state bankruptcy or similar law.

     "Majority Interest" or "Majority of the Members" means those Members holding more than 50% of the Membership Percentages.

     "Majority of the Remaining Members" means those Members holding more than 50% of the Membership Percentages and more than 50% of the Capital Account balances of the Members.

     "Managers" are the persons that may be designated from time to time by the Members to perform such functions for the Company as may be determined from time to time by the Members or by the Articles.

     "Member Nonrecourse Debt" shall have the meaning, and be determined in the same manner as, partner nonrecourse debt pursuant to Treasury Regulation
Section 1.704-2(b)(4).

     "Member Nonrecourse Debt Minimum Gain" means the amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the Company, determined in the same manner as partner nonrecourse debt minimum gain in accordance with Treasury Regulation Section 1.704-2(I)(3).

     "Member Nonrecourse Deductions" shall have the meaning, and be determined in the same manner as, partner nonrecourse deductions pursuant to Treasury Regulation Section 1.704-2(I)(2).

     "Members" means U. S. Auto Receivables Company and any other person designated as such in Exhibit A, each in its capacity as a "member" of the Company within the meaning of the Act; provided, however, the term "Member" shall not include Special Member. Any reference to a Member shall, unless the context clearly requires otherwise, include a reference to its predecessor and successor (other than a mere assignee not made a substitute Member) in interest.

     "Membership Percentages" means the Members' respective limited liability company interests in the Company as set forth in Exhibit A.

     "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulation Section 1.704-2(c).

     "person" shall have the meaning assigned to such term in the Act.

     "Profits and Losses" means the Company's taxable income or loss for each Fiscal Year (or other period) determined in accordance with the accounting methods followed by the Company for federal income tax purposes (for this purpose all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) as determined by the independent certified public accountants employed by the Company, with the following adjustments:

          (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

          (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code
Section 704(b) and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss;

          (c) in the event the Book Value of any Company asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (d) any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

          (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

          (f) notwithstanding the foregoing, any items which are specially allocated pursuant to Section 7.4 shall not be taken into account in computing Profits and Losses.

     "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 9.4, a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

     All references to statutory provisions shall be deemed to include reference to corresponding provisions of subsequent law.

     3. Purposes. The purposes for which the Company is formed are:

     (a) to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time (motor vehicle wholesale inventory loans or sales contracts secured by, among other things, new or used motor vehicles (the "Contracts");

     (b) to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with collateral securing the Contracts, related insurance policies, related agreements with affiliates, agreements with motor vehicle dealers and other originators or servicers of Contracts and any proceeds or further rights associated therewith;

     (c) to sell, assign, pledge or otherwise transfer Contracts, rights and properties referred to in paragraph (2) above, Certificates and notes to trusts originated by the Company or one of its affiliates (each a "Trust") or to affiliates of the Company;

     (d) to authorize, sell and deliver or participate in the issuance of one or more series or classes of participation certificates or other evidences of interest ("Certificates") or one or more series or classes of bonds, notes or other evidences of indebtedness ("Notes"), in either case issued by Trusts;

     (e) to acquire Certificates or Notes or other property of a Trust, including remainder interests in collateral or reserve accounts;

     (f) to issue, authorize, sell and deliver Notes secured or collateralized by Contracts, Certificates or Notes;

     (g) to hold, and to enjoy all of the rights and privileges as a holder of, any Certificates or Notes;

     (h) to negotiate, authorize, execute, deliver or assume or perform the obligations under any agreement, instrument or document relating to the activities set forth in clauses (a) through (g) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

     (i) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

     The Company shall have the authority to do all things necessary or convenient to accomplish its purposes and to operate its business, including all powers granted by the Act. The Company's business shall be limited to the purposes set forth in this Agreement. No Member need afford the Company or any Member the opportunity of investing or otherwise participating in any other enterprise, regardless of whether such enterprises, but for this sentence, would be deemed an opportunity of the Company. Moreover, nothing in this Agreement shall prohibit any Member from engaging in any other business activity, whether or not competitive with, similar to, or within the scope of the activities conducted by or on behalf of the Company.

     4. Capital Contributions; Borrowings.

     4.1 Initial Contributions of Members. The Member shall make the Capital Contributions set forth next to their name in Exhibit A upon the formation of the Company. No interest shall accrue on any Capital Contribution made to the Company.

     4.2 Additional Capital Contributions. The Member shall not be obligated to make additional capital contributions except upon the consent of all the Members.

     4.3 Resignation. No Member shall be entitled to be repaid any portion of its Capital Account or resign from the Company without the consent of all of the Members or as otherwise provided in this Agreement.

     4.4 Borrowings. The Company may borrow sums to be used for any of the business purposes described in this Agreement; provided, however, that any such borrowing shall require the prior approval of a Majority Interest of the Members , shall not be prohibited by the Articles, any applicable law, regulation or agreement, shall be subordinated in interest to all CARCO Auto Loan Master Trust Series Certificateholders, and any unpaid borrowing shall not represent a claim against the Company or CARCO Auto Loan Master Trust. Any Member may advance such sums to the Company as approved in writing by a Majority Interest. Any amounts borrowed from a Member shall not constitute a contribution to the capital of the Company but shall constitute a debt of the Company which shall be repaid before any distributions to the Members.

     4.5 Additional Members. No additional Members shall be admitted to the Company without the unanimous consent of the existing Members.

     5. Management.

     5.1 Powers of the Members.

          (a) The Company shall be managed by its Members. Subject to the other provisions of this Section 5 and Section 6, each Member shall have the authority, on behalf of the Company, to do all things appropriate to the accomplishment of the purposes of the Company, including (but not limited to):
(1) acquiring and selling, assigning and transferring installment obligations, leases, retail installment sales contracts, inventory loans, promissory notes, security agreements and receivables, (2) disbursing Company funds for Company purposes; (3) investing and reinvesting Company funds; (4) executing contracts, notes, mortgages and other writings; (5) employing attorneys, accountants, managers or other agents, which may include Affiliates of the Company; (6) paying all Company obligations; (7) performing all ministerial acts and duties relating to the payment of all indebtedness, taxes and assessments due or to become due with regard to any property of the Company;
(8) purchasing and maintaining insurance on behalf of the Company against any liability or expense asserted against or incurred by the Company; (9) transacting the Company's business under an assumed name or name other than its name as set forth in the Certificate of Formation and filing a certificate of assumed name in any applicable jurisdiction; (10) appointing any Member or other person as agent for service of process on the Company as required by the law of any state in which the Company transacts business; (11) commencing, prosecuting or defending any proceeding in the Company's name; and (12) doing such other acts as may facilitate the Company's exercise of its powers, provided, however, that all such acts shall fall within the business purposes of the Company as set forth in this Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, the Company shall at all times have at least one Independent Member, which may be the sole Member, and no action of the type described in Section 6 shall occur without the consent of each such Independent Member.

          (c) The Members, acting by Majority Interest and by a written instrument, may from time to time delegate all or any of their powers or duties hereunder (except as provided in Section 6) to one or more Members. Any Member may by written instrument delegate any of its powers and duties (except as provided in Section 6) to any other Member, in which event any exercise or performance of such powers or duties by such Member shall be treated as the action of the delegating Member as well as the acting Member.

          (d) Each Member irrevocably appoints the other Members as its attorney-in-fact on its behalf and in its stead to execute, swear to and file the Certificate of Formation and any amendment or revocation of the Certificate of Formation and to execute, sign any Member's name to, swear to and file any writing, and to give any notice which may be required by any rule or law and which may be appropriate in order to effect any action by or on behalf of the Company or the Members taken as provided in this Agreement or which may be necessary or appropriate to correct any errors or omissions. This power of attorney is coupled with an interest and shall not be revoked by the act of any Member. This power of attorney shall survive (i) the subsequent dissolution or incapacity of the appointing Member and (ii) an assignment by any Member of its interest in the Company; provided, however, that where a Member's entire interest is assigned to an assignee who becomes a substitute Member in its stead this power shall survive for the sole purpose of enabling such Member to effect such substitution. Each Member shall provide 7-days? prior written notice of actions to be taken as attorney-in-fact on behalf of another Member and the acting Member shall be authorized to take such actions unless the other Member objects in writing within the 7-day notice period.

          (e) James G. Leyden, Jr. is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Michigan and in any other jurisdiction in which the Company may wish to conduct business. A copy of the Certificate of Formation or amendments will be provided to each Member upon his written request to the Company.

          (f) Subject to the other provisions of this Section 5 and Section 6, the Members shall have full power to act for and to bind the Company to the extent provided by Delaware law and this Agreement. Every contract, note, mortgage, lease, deed or other instrument executed by any Member shall be conclusive evidence that at the time of execution, this Company was then in existence, that this Agreement had not theretofore been terminated or amended in any manner and that the execution and delivery of such instrument was duly authorized by the Members.

          (g) U. S. Auto Receivables Company and any successor member shall act as "tax matters partner" of the Company, as defined in Code Section 6231(a)(7).

     5.2 Limitations on Powers. Notwithstanding the foregoing and any other provision contained in this Agreement to the contrary, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by any Member on behalf of the Company without prior written notice to all Members outlining the proposed action followed by the written consent of a Majority Interest of the Members with respect to: (a) any mortgage, grant of security interest, pledge or encumbrance of any asset of the Company; (b) any merger of the Company with another entity; (c) a transaction involving an actual or potential conflict of interest between a Member and the Company; (d) any change in the character of the business and affairs of the Company; (e) the commission of any act which would make it impossible for the Company to carry on its ordinary business and affairs; or (f) any act that would contravene any provision of the Certificate of Formation or this Agreement or the Act.

     5.3 Self Dealing. Any Member and any Affiliate of a Member may deal with the Company, directly or indirectly, as vendor, purchaser, employee, agent or otherwise. No contract or other act of the Company shall be voidable or affected in any manner by the fact that a Member or his Affiliate is directly or indirectly interested in such contract or other act apart from his interest as a Member, nor shall any Member or his Affiliate be accountable to the Company or the other Members in respect of any profits directly or indirectly realized by him by reason of such contract or other act, and such interested Member shall be eligible to vote or take any other action as a Member in respect of such contract or other act as it would be entitled were he or his Affiliate not interested therein. Notwithstanding the foregoing provisions of this Section 5.3, (a) any direct or indirect interest of a Member or Affiliate of a Member in any contract or other act, other than his interest as a Member, shall be disclosed to all other Members, (b) such contract or other act shall be approved by a Majority Interest of the Members unless the same is specifically authorized herein, and (c) the Members shall not receive or hold any property of the Company as collateral security in respect of any claim against the Company.

     5.4 Standard of Care; Liability. Each Member shall discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Company. A Member shall not be liable for monetary damages to the Company for any breach of any such duties except for receipt of a financial benefit to which the Member is not entitled, voting for or assenting to a distribution to Members in violation of this Agreement or the Act, or a knowing violation of the law.

     5.5 Compensation. The Company shall reimburse a Member for any reasonable out-of-pocket expenses incurred by the Member on behalf of the Company, provided, however, the Member shall not have any recourse against the Company for such expenses until all CARCO Auto Loan Master Trust Series Certificateholders are paid in full and, in addition, any unpaid expense shall not represent a claim against the Company or CARCO Auto Loan Master Trust. In addition, any Member may receive reasonable compensation for any specific services rendered to the Company as approved by the Majority Interest.

     5.6 Meetings of Members. All Members shall be entitled to vote on any matter submitted to a vote of the Members. Unless a greater vote is required by the Act or this Agreement, the affirmative vote of a Majority Interest of all the Members entitled to vote on such matter shall be required. Meetings of Members for the transaction of such business as may properly come before the Members may be held at such place, on such date and at such time as the Majority Interest shall determine. Special meetings of Members for any proper purpose or purposes may be called at any time by the holders of at least twenty-five percent (25%) of the Membership Percentages of all Members. The Company shall deliver or mail written notice stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     5.7 Consent. Any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting and without prior notice, if 100% of the Members unanimously consent, in writing, to take the proposed action. Every written consent shall bear the date of consent in lieu of meeting and the signature of each Member who signs the consent.

     6. Power to Institute Bankruptcy or Insolvency Proceedings.

     6.1 Unanimous Vote Required. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, and no Member or other person on behalf of the Company shall, without the prior vote or written consent of 100% of the Members of the Company, including each Independent Member and with respect to each Independent Member, two or more of its Independent Directors, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

     6.2 Voting on Bankruptcy or Insolvency. All Members, including each Independent Member, shall be entitled to vote on any proposal of the type described in Section 6.1. The affirmative vote of 100% of all the Members, including each Independent Member, entitled to vote on such a proposal shall be required for such a proposal to be adopted.

     7. Capital Accounts; Profits and Losses; Distributions.

     7.1 Capital Accounts. A capital account shall be maintained for each Member, to which contributions, Profits and any items of income and gain under
Section 7.4 shall be credited and against which distributions and Losses and any items of deduction and loss under Section 7.4 shall be charged. Capital accounts shall be maintained in accordance with the accounting principles of Code Section 704 and the regulations thereunder.

     7.2 Allocation of Profits and Losses.

          (a) The Profits and Losses of the Company shall be determined as of the end of each Fiscal Year of the Company and, except as provided in Section 7.4, shall be allocated among the Members in proportion to their respective Membership Percentages.

          (b) If there is an addition, withdrawal or substitution of, or any other change in the interest of, any Member during the period covered by an allocation, then subject to any agreement between the persons affected, the Profits and Losses for the period shall be allocated among the varying interests consistent with the provisions of Code Section 706(d) and any regulations promulgated thereunder. If Code Section 706(d) or any regulation thereunder allows alternative methods of allocation, the Majority Interest shall determine which alternative methods to use in allocating Profits and Losses among the varying interests.

     7.3 Distributions.

          (a) The Company shall distribute to the Members from time to time such sums as the Majority Interest determines to be available for distribution and not required to provide for current or anticipated Company needs. Except as provided in Section 10, all distributions shall be made to the Members in proportion to their respective Membership Percentages on the date of the distribution.

          (b) No distributions shall be declared and paid unless the distribution is made in accordance with the Act and, after the distribution is made, the Company would be able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of: (I) the Company's liabilities, plus (ii) the amount that would be needed to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of the Members receiving the distribution. No Member shall have the status of a creditor of the Company with respect to any distribution.

     7.4 Other Allocations. Notwithstanding the foregoing provisions of this
Section 7 or any other provision of this Agreement, the following provisions shall apply:

          (a) Compliance With Treasury Regulations. It is anticipated that the Company may eventually be treated as a partnership for federal income tax purposes and, accordingly, the partnership tax provisions of the Code shall apply to the Company and its Members. It is the intent of the Members that each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this
Section 7 to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Section 7, the Majority Interest is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Section 7 to the extent that allocation of income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this Section 7 would cause the determinations and allocations of each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by
Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 7.4 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Section 7 and no amendment of this Agreement or approval of any Member shall be required. The terms used in this Section 7 shall have the same meaning as in such Treasury Regulations.

          (b) Only Required Modifications. In making any allocation (the "new allocation") under Section 7.4, the Majority Interest is authorized to act only after having been advised by the Company's accountants that, under
Section 704(b) of the Code and the Treasury Regulations thereunder (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise provided for in this Section 7 necessary in order to assure that, either in the then current year or in any preceding year, each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Section 7 to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

          (c) Minimum Gain Chargeback Attributable to Decrease in Company Minimum Gain. If there is a net decrease in Company Minimum Gain during a Company Fiscal Year so that an allocation is required by Treasury Regulation
Section 1.704-2(f), then each Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Member's share of the net decrease in Company Minimum Gain as determined by Treasury Regulation Section 1.704-2(g)(2). Such special allocation shall satisfy the requirements of Treasury Regulation Section 1.704-2(f), or the corresponding provisions of subsequently adopted Treasury Regulations, in order that the allocations provided for in this Section 7 will be recognized for federal income tax purposes.

          (d) Minimum Gain Chargeback Attributable to Decrease in Member Nonrecourse Debt Minimum Gain. If there is a net decrease in the Member Nonrecourse Debt Minimum Gain during any Fiscal Year, any Member who has a share of such Member Nonrecourse Debt Minimum Gain (as determined in the same manner as partner nonrecourse debt minimum gain under Treasury Regulation
Section 1.704-2(i)(5)) shall be specially allocated items of income or gain for such year (and, if necessary, subsequent Fiscal Years) equal to such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain in the manner and to the extent required by Treasury Regulation Section 1.704-2(i)(4).

          (e) Qualified Income Offset. If a Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), any of which causes or increases an Adjusted Deficit Capital Account Balance in such Member's capital account, then he will be specially allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance created or increased by such adjustment, allocation, or distribution as quickly as possible.

          (f) Gross Income Allocation. If a Member has an Adjusted Deficit Capital Account Balance at the end of a Company taxable year, such Member shall be allocated items of income and gain in the amount of such Adjusted Deficit Capital Account Balance as quickly as possible in order to eliminate it.

          (g) Allocation of Nonrecourse Deductions. Nonrecourse Deductions shall be allocated among the Members in proportion to their respective Membership Percentages.

          (h) Allocation of Member Nonrecourse Deductions. Any Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation
Section 1.704-2(i)(1).

          (i) Curative Allocations. If the Company is required by Section 7.4(a),(c),(d),(e),(f),(g), or (h) to make any new allocation in a manner other than as provided for in this Section 7 without regard thereto, then the Majority Interest is authorized and directed, insofar as it is permitted to do so by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in the current Fiscal Year (or subsequent Fiscal Years, if necessary) in such manner so as to bring the proportions of income, gain, loss, deduction, or credit (or item thereof) allocated to the Members as nearly as possible to the proportion otherwise contemplated by this
Section 7 without regard thereto; provided, however, that Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Company Minimum Gain and Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Member Minimum Gain; and provided, further that such Nonrecourse Deductions and Member Nonrecourse Deductions shall not in any event be taken into account to the extent that the Majority Interest reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 7.4(c) or (d).

          (j) Advice of Accountants. Allocations made by the Majority Interest under this Section 7.4 in reliance upon the advice of the Company's accountants shall be deemed to be made pursuant to any fiduciary obligation to the Company and the Members.

          (k) Section 754 Election. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be taken into account pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Regulations.

          (l) Imputed Interest. If any Member makes a loan to the Company, or the Company makes a loan to any Member, and interest in excess of the amount actually payable is imputed under Code Sections 7872, 483, or 1271 through 1288 or corresponding provisions of subsequent Federal income tax law, then any item of income or expense attributable to any such imputed interest shall be allocated solely to the Member who made or received the loan and shall be credited or charged to his capital account, as appropriate.

          (m) Contributed Property. Income, gain, loss or deduction with respect to any property contributed by a Member shall, solely for tax purposes, be allocated among the Members, to the extent required by Code
Section 704(c) and the regulations thereunder, to take account of the variation between the adjusted tax basis of such property and its Book Value at the time of contribution to the Company. If the Book Value of any Company property is adjusted as provided in Treasury Regulation Section 1.704-1(b)(2)(iv), subsequent allocations of income, gain, loss and deduction and the Book Value of such property shall be adjusted as provided in Code
Section 704(c) and the regulations thereunder. If Code Section 704(c) and the regulations thereunder allow alternative methods of making such acquired allocations, the Majority Interest shall determine which alternative method to use.

     7.5 Share of Excess Nonrecourse Liabilities. For purposes of calculating the Members' share of "excess nonrecourse liabilities" of the Company (within the meaning of Treasury Regulation Section 1.752-3(a)(3)), the Members intend that they be considered as sharing profits of the Company in proportion to their respective Membership Percentages.

     8. Exculpation of Liability; Indemnification.

     8.1 Limitation of Liability. Except as provided by the Act or expressly assumed, a person who is a Member shall not be liable for the acts, debts or liabilities of the Company solely by reason of being a member of the Company.

     8.2 Indemnification. To the fullest extent permitted by law, the Company hereby indemnifies each Member, employee or agent of the Company, who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Member, employee or agent of the Company against expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, provided, however, that such indemnification of the expenses is subordinated to the amounts owing CARCO Auto Loan Master Trust Series Certificateholders and will not represent a claim against the Company or CARCO Auto Loan Master Trust and will only be made out of the assets of the Company and no Member shall be liable for such indemnification.

     9. Term of Company.

     9.1 Commencement. The term of the Company shall commence upon the filing of the Certificate of Formation with the Delaware Secretary of State.

     9.2 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

          (a)  By the written consent of all of the Members; or

          (b)  Upon entry of a decree of judicial dissolution; or

          (c) The termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued memberhsip of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designeee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

          9.3 Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          9.4 Special Members. Upon the occurrence of any event that causes there to be no members of the Company, each person acting as an Independent Director shall, without any action of any Person and simultaneously with the last Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Director: provided , however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitations, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Independent Member shall cause each person acting as an Independent Director to execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director shall not be a member of the Company.

     10. Distribution of Assets. Upon dissolution of the Company, the Company shall cease carrying on its business and affairs and shall commence winding up of the Company's business and affairs and complete the winding up as soon as practicable. The Company's affairs shall be concluded by a Member or Members selected in writing by the Majority Interest. The assets of the Company may be liquidated or distributed in kind, as determined by the Majority Interest, and the same shall first be applied to the payment of, or to a reserve for the payment of, the Company's liabilities (including such provision for contingent conditional or unmatured liabilities known to the Company) and then to the Members in accordance with their respective positive Capital Accounts after allocations pursuant to Sections 7.2 and 7.4 for the current Fiscal Year. If the assets of the Company shall not be sufficient to pay all of the liabilities of the Company, to the fullest extent permitted by law, no assets of the Company may be sold or disposed of without the written consent of all of the holders of outstanding securities issued by CARCO Auto Loan Master Trust and any trust formed in the future in respect of a transaction to which the Company is a party. If Company assets are distributed in kind, the assets so distributed shall be valued at their current fair market values and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Members' Capital Accounts in the manner described in Sections
7.2 and 7.4 as if such assets had been sold, and such assets shall then be distributed to the Members in accordance with their respective positive capital accounts as so adjusted. To the extent that Company assets cannot either be sold without undue loss or readily divided for distribution in kind to the Members, then the Company may, as determined by the Majority Interest, convey those assets to a trust or other suitable holding entity established for the benefit of the Members in order to permit the assets to be sold without undue loss and the proceeds thereof distributed to the Members at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary, and the terms of its governing instrument shall be determined by the Majority Interest.

     11. Restriction on Transfers of Interests.

     11.1 No Transfers Permitted. No Independent Member may assign, pledge or otherwise transfer his interest in the Company in whole or part except to another Independent Member, and upon approval by all the other Members. Any attempt by an Independent Member to transfer his interest to anyone but another Independent Member shall be null and void. There are no transfer restrictions with respect to Members other than Independent Members. If a Member transfers its limited liability company interest in the Company pursuant to this Section 11.1, the transferee shall be admitted to the Company as a member of the Company upon (I) its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement, and (ii) its designation as a Member in Exhibit A. If a Member transfers all of its limited liability company interest in the Company pursuant to this Section 11.1, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

     12. Investment Representation. The Members represent to each other and to the Company that they are acquiring their respective limited liability company interests in the Company for their own accounts, and without a view to selling or pledging them.

     13. Amendments.

     This Agreement may be amended only by written agreement of all the Members. The Company shall not, without the prior written consent of each Trustee under any Agreement and of each nationally recognized rating agency that has rated any Certificates or Notes issued and outstanding pursuant to an Agreement, amend, alter, change or repeal the definition of Independent Member, the definition of Special Member, or Section 3, Article 6 or this
Section 13. Subject to the foregoing limitation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Agreement or the Articles in the manner now or hereafter prescribed by statute, and all rights conferred upon Members herein are granted subject to this reservation.

     14. Miscellaneous Provisions.

     14.1 Institution of Bankruptcy Proceedings. The Company shall not without the consent of all its Members, including each Independent Member, institute against, or join in any institution against, any entity in which the Company holds an ownership interest, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any United States, federal or state bankruptcy or similar law. When acting on matters subject to a vote of the Members under this Agreement, the Members shall to the fullest extent permitted by law, including Section 18-1101(c) of the Act, take into account the interests of the creditors of the Company as well as that of the Members.

     The Company shall not, without the prior written consent of each nationally recognized rating agency which has an outstanding rating in effect with respect to Notes or Certificates that are issued and outstanding pursuant to an Agreement, amend, alter, change or repeal this Section 14.1.


     14.2 Books of Account; Reports. (a) The Company shall keep true and complete books of account and records of all Company transactions. The books of account and records shall be kept at the principal office of the Company. The Company shall maintain at such office (i) a list of names and addresses of all Members; (ii) a copy of the Articles together with executed copies of all powers of attorney, if any, pursuant to which the Articles have been executed;
(iii) copies of the Company's federal, state and local income tax returns and reports for the three most recent years; (iv) copies of the Company's current Agreement; and (v) copies of the financial statements of the Company for the three most recent years. Such Company records shall be available to any Member or his designated representative during ordinary business hours at the reasonable request and expense of such Member.

          (b) The Company will use its best efforts to furnish, or cause to be furnished, to Members the following items on the date indicated:

               (1) an annual report consisting of an income statement for the prior year and a balance sheet as of the year ended.

               (2) such other information concerning the Company and the property of the Company as may be appropriate in order to make full and fair disclosure to the members of the current financial and operating conditions of the Company - as required.

               (3) member information tax returns.

     14.3 Bank Accounts and Investment of Funds. All funds of the Company shall be deposited in its name in such checking accounts, savings accounts, time deposits, or certificates of deposit or shall be invested in such other manner, as shall be designated by the Majority Interest from time to time. Withdrawals shall be made upon such signature or signatures as the Majority Interest may designate.

     14.4 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Majority Interest in accordance with generally accepted accounting principles consistently applied. Such decisions shall be acceptable to the accountants retained by the Company, and the Majority Interest may rely upon the advice of the accountants as to whether such decisions are in accordance with generally accepted accounting principles.

     14.5 Federal Income Tax Elections. The Company shall, to the extent permitted by applicable law and regulations and upon obtaining any necessary approval of the Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other Federal income tax elections in such manner, as the Majority Interest determines to be most favorable to the Members. The Majority Interest may rely upon the advice of the accountants retained by the Company as to the availability and effect of all such elections.

     14.6 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and may be modified only as provided herein. No representations or oral or implied agreements have been made by any party hereto or his agent, and no party to this Agreement relies upon any representation or agreement not set forth herein. This Agreement supersedes any and all other agreements, either oral or written, by and among the Company and its Members.

     14.7 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, telephonically transmitted by telecopier or other similar means, one (1) day after having been delivered to a delivery courier for next day delivery, with proof of delivery to the recipient received by the courier in the form of a signature of recipient, or three (3) days after having been deposited in the United States mail, as certified mail with return receipt requested and with postage prepaid, addressed to the Members at the addresses listed in Exhibit A. The addresses and other information so indicated for any Member may be changed by written notice.

     14.8 Further Execution. Upon request of the Company from time to time, the Members shall execute and swear to or acknowledge any amended Articles and any other writing which may be required by any rule or law or which may be appropriate to the effecting of any action by or on behalf of the Company or the Members which has been taken in accordance with the provisions of this Agreement.

     14.9 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Company or the Members or any other person not a party to this Agreement.

     14.10 Severability. The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect.

     14.11 Captions. All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.

     14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Company shall have custody of the counterparts executed in the aggregate by all Members.

     14.13 Delaware Law to Control. The validity and interpretation of, and the sufficiency of performance under, this Agreement shall be governed by Delaware law, without regard to principal of conflict of laws.

     14.14 Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of the Agreement.

     14.15 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of February 29, 2000.

     The parties have executed this Agreement effective as of the date first above written.

                 DaimlerChrysler Wholesale Receivables L.L.C.

                                   EXHIBIT A




Members                             Capital              Membership
Name and Address                  Contributions         Percentages


U.S. Auto Receivables Company
27777 Franklin Road
Southfield, Michigan 48034           $50,000                100%
                                     -------                ----

Total                                $50,000                100%
                                     =======                ====

                 DaimlerChrysler Wholesale Receivables L.L.C.


                             Member Signature Page



                                          U.S. AUTO RECEIVABLES COMPANY



                                     By:  /s/ Byron C. Babbish
                                          ---------------------------
                                          Name:  Byron C. Babbish
                                          Title: Assistant Secretary


STATE OF MICHIGAN  )
                   ) SS.
COUNTY OF OAKLAND  )


     The foregoing instrument was subscribed and sworn to before me on February 29, 2000 by:




                                                    /s/ Cynthia A. Orchard
                                                    ----------------------




                    INDEPENDENT DIRECTORS/SPECIAL MEMBERS:



                                                   /s/ M.A. Kickham
                                                   -----------------------



                                                   /s/ J.A. Sellgren
                                                   -----------------------



                                                                   Exhibit 4.4

              AMENDMENT NO. 3 TO POOLING AND SERVICING AGREEMENT

         This Amendment No. 3, dated as of November 1, 1999 (the "Amendment") among U.S. Auto Receivables Company, as Seller, Chrysler Financial Company L.L.C., as Servicer, and The Bank of New York, as Trustee.

         WHEREAS, the parties hereto are parties to the Pooling and Servicing Agreement dated as of May 31, 1991, Chrysler Auto Receivables Company, as Seller, Chrysler Credit Corporation, as Servicer, and Manufacturers and Traders Company, as Trustee, as amended by the First Amendment dated August 8, 1991 and the Second Amendment dated as of September 21, 1993 (as amended, the "Pooling and Servicing Agreement");

         WHEREAS, the Pooling and Servicing Agreement was assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company pursuant to an Assignment and Assumption Agreement dated as of August 8, 1991;

         WHEREAS, Manufacturers and Traders Company was replaced by The Bank of New York as Trustee pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996;

         WHEREAS, Chrysler Credit Corporation has been succeeded by Chrysler Financial Corporation, which has been succeeded by Chrysler Financial Company L.L.C.;

         WHEREAS, the parties hereto desire to amend the Pooling and Servicing Agreement pursuant to Section 13.01 (a) and have received the opinion of counsel required by Section 13.01(a) of the Pooling and Servicing Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Amendment of Section 4.03(b). Section 4.03(b) of the Pooling and Servicing Agreement is hereby amended by deleting the phrase "not later than 12:00 noon , New York City time, on the Business Day immediately preceding the Distribution Date," in Section 4.03(b) and inserting in lieu thereof the phrase "not later than 11:00 A.M., New York City time, on the Distribution Date".

         Section 2. Effect of Amendment. The effective date of this Amendment shall be November 1, 1999. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all terms, provisions and conditions thereof shall be and remain in full force and effect. On and after the effective date hereof, all references in the Pooling and Servicing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import refer to the Pooling and Servicing Agreement as amended by this Amendment.

         Section 3. Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Indenture Trustee and the related Certificateholders.

         Section 4. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions thereof.

         Section 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         Section 6. Section Headings. The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                                     U.S. AUTO RECEIVABLES COMPANY,
                                     Seller


                                     By:     /s/ Byron C. Babbish
                                             ------------------------------
                                     Name:   Byron C. Babbish
                                             ------------------------------
                                     Title:  Assistant Secretary
                                             ------------------------------


                                     CHRYSLER FINANCIAL COMPANY L.L.C.,
                                     Servicer


                                     By:     /s/ Byron C. Babbish
                                             ------------------------------
                                     Name:   Byron C. Babbish
                                             ------------------------------
                                     Title:  Assistant Secretary
                                             ------------------------------


                                     THE BANK OF NEW YORK,
                                     Trustee


                                     By:     /s/ Kelly A. Sheahan
                                             ------------------------------
                                     Name:   Kelly A. Sheahan
                                             ------------------------------
                                     Title:  Vice President
                                             ------------------------------


                                                                  Exhibit 5.1

                       [Letterhead of Brown & Wood LLP]

                                                     May 25, 2000

DaimlerChrysler Wholesale Receivables LLC
27777 Franklin Road
Southfield, Michigan 48034


Re:      DaimlerChrysler Wholesale Receivables LLC
         Registration Statement on Form S-3
         ------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $501,000,000 aggregate principal amount of asset backed certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued from time to time in one or more series with one or more classes by CARCO Auto Loan Master Trust (the "Trust"), which was formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Registrant, as assignee, Chrysler Financial Company L.L.C. (as a successor by merger), as servicer, and The Bank of New York, as successor trustee.

         We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Certificates.

         Based on the foregoing, we are of the opinion that:

         1. When a supplement to the Pooling and Servicing Agreement providing for the issuance of a series of Certificates has been duly authorized by all necessary action and has been duly executed and delivered, the Pooling and Servicing Agreement and such supplement will constitute valid and binding obligations of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

         2. When such Certificates have been duly executed and delivered and sold and paid for as described in the Registration Statement, such Certificates will be validly issued and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

         In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each supplement to the Pooling and Servicing Agreement and the related Certificates, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Certificates will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,


                                                     /s/ Brown & Wood LLP


                                                                 Exhibit 8.1


                       [Letterhead of Brown & Wood LLP]

                                                             May 25, 2000



DaimlerChrysler Wholesale Receivables LLC
27777 Franklin Road
Southfield, Michigan 48034

Re:      DaimlerChrysler Wholesale Receivables LLC
         Registration Statement on Form S-3
         -----------------------------------------

Ladies and Gentlemen:

         We have acted as special federal tax counsel in respect of the CARCO Auto Loan Master Trust (the "Trust") in connection with the filing by DaimlerChrysler Wholesale Receivables LLC, a Delaware limited liability company (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed certificates (the "Certificates") in an aggregate principal amount of up to $501,000,000. As described in the Registration Statement, the Certificates will be issued from time to time in one or more series with one or more classes, with each series being issued by the Trust, which was formed by the Registrant pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Registrant, as assignee, Chrysler Financial Company L.L.C. (as a successor by merger), as servicer, and The Bank of New York, as successor trustee.

         We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary--Tax Status" and "Certain Tax Matters--Federal Income Tax Consequences" in the Prospectus and "Summary of Series Terms--Tax Status" in the Prospectus Supplement, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to DaimlerChrysler Wholesale Receivables LLC and the Trust) under the heading "Certain Tax Matters--Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                  Very truly yours,

                                                  /s/ Brown & Wood LLP



                                                                   Exhibit 8.2


                                                            May 24, 2000

Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

U.S. Auto Receivables Company
27777 Franklin Road
Southfield, Michigan 48034


Ladies and Gentlemen:

          Re:  Registration Statement on Form S-3
               to register Asset Backed Certificates
               to be issued by CARCO Auto Loan Master Trust
               (the "Registration Statement")
               --------------------------------------------


         I am Vice President and General Counsel of Chrysler Financial Company L.L.C., a Michigan limited liability company, as servicer (the "Servicer") and of U. S. Auto Receivables Company, a Delaware corporation, the member of DaimlerChrysler Wholesale Receivables LLC, a Delaware limited liability company, as seller (the "Seller"), in connection with the above-captioned Registration Statement, filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Certificates (the "Certificates") representing interests in CARCO Auto Loan Master Trust (the "Trust") in an aggregate principal amount of $501,000,000. As described in the Registration Statement, the Certificates will be issued from time to time by the Trust in series ("Series"). With respect to each Series, the Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement and the Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and various underwriters named therein.

         I, or members of my staff upon whom I am relying, have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Pooling and Servicing Agreement and supplements thereto, including the forms of Certificates, and the form of Underwriting Agreement (collectively, the "Operative Documents"). In addition, I, or members of my staff upon whom I am relying, have examined and considered executed originals or counterparts, or certified or other copies identified to my satisfaction as being true copies of such certificates, instruments, documents, and other corporate records of the Seller, and matters of fact and law as we deem necessary for the purposes of this opinion. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

         In my examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller and others.

         I hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption "Certain Tax Matters - State and Local Tax Consequences" accurately describe the material Michigan tax consequences to holders of the Certificates.

         I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the State of Michigan and the federal law of the United States. I do not purport to be an expert on, or to express any opinion herein concerning, the laws of any other jurisdiction or the effect under the law of the State of Michigan or the federal law of the United States of the law of any other jurisdiction.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus included in the Registration Statement without implying or admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement. This opinion is given as of the date hereof and I undertake no obligation to notify you of any changes in law or fact occurring after the date hereof. This opinion is for the sole benefit of the addressees and is not to be used, circulated, quoted, relied upon, or otherwise referred to for any other purpose without my express permission. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                          Very truly yours,

                                          /s/ Christopher A. Taravella

                                          Christopher A. Taravella
                                          Vice President and
                                          General Counsel


                                                                  Exhibit 23.3



The Board of Directors
Chrysler Financial Company L.L.C.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Detroit, Michigan
May 25, 2000


                                                                  Exhibit 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of U.S. Auto Receivables Company, the Member of DaimlerChrysler Wholesale Receivables LLC, hereby severally constitutes and appoints CHRISTOPHER A. TARAVELLA, BYRON C. BABBISH and SILVIA M. KLEER, or any one or more of them, to be his agents, proxies and attorneys-in-fact, to sign and execute in his name, place and stead and on his behalf as a director of U.S. Auto Receivables Company and as the Member of DaimlerChrysler Wholesale Receivables LLC, and to file with the Securities and Exchange Commission, the Registration Statement of CARCO Auto Loan Master Trust on Form S-3, registering under the Securities Act of 1933, as amended, auto loan asset backed securities and any and all further amendments (including any pre- and post-effective amendments) to such Registration Statement, and to file all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing required to be done that may be necessary or desirable, hereby approving, ratifying and confirming all that the aforesaid agents, proxies and attorneys-in-fact do, or that any one of them does or causes to be done, on his behalf pursuant to this Power of Attorney.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 25th day of May, 2000.





   /s/ D. H. Olsen                              /s/ D. L. Davis
--------------------------                      ----------------
      D. H. Olsen                                   D. L. Davis



  /s/ M. A. Kickham                            /s/ J. A. Sellgren
-------------------------                      ------------------
      M. A. Kickham                                J. A. Sellgren